                                           Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-41205


                                                                DECEMBER 5, 1997

LOGO

     180 Kimball Way             Tel 415.829.1000
     South San Francisco, CA     Fax 415.829.1212
       94080

DEAR STOCKHOLDER:

     As you may be aware, Arris Pharmaceutical Corporation, a Delaware corporation ("Arris"), and Sequana Therapeutics, Inc., a California corporation ("Sequana"), have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") providing for the acquisition of Sequana by Arris. Pursuant to the Reorganization Agreement, a special meeting of the stockholders of Arris (the "Arris Special Meeting") will be held at 180 Kimball Way, South San Francisco, California on January 7, 1998 at 9:00 a.m., local time.

     At the Arris Special Meeting you will be asked to consider and vote upon the issuance of shares of Arris common stock pursuant to the Reorganization Agreement and a related Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Arris to increase the total number of shares of capital stock authorized for issuance to 60,000,000 and the number of shares of common stock authorized for issuance to 50,000,000 and to change the name of the corporation to AxyS Pharmaceuticals, Inc. Pursuant to the Reorganization Agreement, a wholly owned subsidiary of Arris will be merged with and into Sequana (the "Merger") and Sequana will become a wholly owned subsidiary of Arris. In the Merger, each outstanding share of Sequana common stock will be converted into the right to receive 1.35 shares of Arris common stock. The Merger is described more fully in the accompanying Joint Proxy Statement/Prospectus.

     After careful consideration, the Board of Directors of Arris (the "Arris Board of Directors") has unanimously approved the Reorganization Agreement and the Merger, and has concluded they are fair to, and in the best interests of, Arris and its stockholders. The Arris Board of Directors unanimously recommends that you vote in favor of the issuance of shares of Arris common stock in connection with the Merger and in favor of the approval of the Certificate of Amendment.

     The Merger will approximately double both the number of outstanding shares and the number of employees of the combined company. In order to provide appropriate incentives for the new company's employees, at the Arris Special Meeting, you will also be asked to consider and vote upon proposals (i) to approve a new Arris 1997 Equity Incentive Plan, covering 2,500,000 shares of Arris Common Stock, subject to consummation of the Merger, (ii) to approve the Arris 1994 Non-Employee Directors' Stock Option Plan, as amended to increase the number of shares of Arris common stock issuable pursuant to options granted under such plan by 350,000 shares, and (iii) to approve the Arris Employee Stock Purchase Plan, as amended to increase the number of shares of Arris Common Stock issuable under such plan by 400,000 shares.

     In the materials accompanying this letter you will find a Notice of Special Meeting of Stockholders to the Arris stockholders, a Joint Proxy
Statement/Prospectus relating to the proposal to be voted upon at the Arris Special Meeting and a Proxy Card. The Joint Proxy Statement/Prospectus more fully describes the Merger and the proposals before the stockholders.

     All stockholders are cordially invited to attend the Arris Special Meeting in person. If you attend the Arris Special Meeting, you may vote in person if you wish even though you have previously returned your completed proxy. WHETHER OR NOT YOU PLAN TO ATTEND THE ARRIS SPECIAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED, REGARDLESS OF HOW MANY SHARES YOU HOLD. APPROVAL OF SOME OF THE PROPOSALS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF ARRIS COMMON STOCK. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

     On behalf of the Arris Board of Directors, we thank you for your support and ask you to vote in favor of the issuance of shares, approval of the Certificate of Amendment and the other proposals before the stockholders.

                                          Sincerely,

                                      /S/ John P. Walker
                                          John P. Walker
                                          Chief Executive Officer
          YOUR VOTE IS IMPORTANT -- PLEASE RETURN YOUR PROXY PROMPTLY

                                                                DECEMBER 5, 1997

                                      LOGO

                    11099 NORTH TORREY PINES ROAD, SUITE 160
                           LA JOLLA, CALIFORNIA 92037

DEAR SHAREHOLDER:

     As you may be aware, Sequana Therapeutics, Inc., a California corporation ("Sequana"), and Arris Pharmaceutical Corporation, a Delaware corporation ("Arris"), have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") providing for the acquisition of Sequana by Arris. The combined company is expected to be named AxyS Pharmaceuticals, Inc. Pursuant to the Reorganization Agreement, a special meeting of the shareholders of Sequana (the "Sequana Special Meeting") will be held at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California on January 7, 1998 at 9:00 a.m., local time.

     At the Sequana Special Meeting you will be asked to consider and vote upon a proposal to adopt and approve the Reorganization Agreement which provides for the merger of a wholly owned subsidiary of Arris with and into Sequana (the "Merger"). Upon consummation of the Merger, Sequana will become a wholly owned subsidiary of Arris. As a result of the Merger, each outstanding share of common stock of Sequana will be converted into the right to receive 1.35 shares of common stock of Arris. The Merger is described more fully in the accompanying Joint Proxy Statement/Prospectus.

     After careful consideration, the Board of Directors of Sequana (the "Sequana Board of Directors") has unanimously approved the Reorganization Agreement and the Merger, and has concluded they are fair to, and in the best interests of, Sequana and its shareholders. The Sequana Board of Directors unanimously recommends a vote in favor of the adoption and approval of the Reorganization Agreement and approval of the Merger.

     In the materials accompanying this letter you will find a Notice of Special Meeting of Shareholders to the Sequana shareholders, a Joint Proxy Statement/Prospectus relating to the proposal to be voted upon at the Special Meeting and a Proxy Card. The Joint Proxy Statement/Prospectus more fully describes the proposed transaction.

     All shareholders are cordially invited to attend the Sequana Special Meeting in person. If you attend the Sequana Special Meeting, you may vote in person if you wish even though you have previously returned your completed proxy. WHETHER OR NOT YOU PLAN TO ATTEND THE SEQUANA SPECIAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. APPROVAL OF THE MERGER REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF SEQUANA COMMON STOCK. THEREFORE, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. PLEASE DO NOT SEND THE STOCK CERTIFICATE(S) REPRESENTING YOUR SEQUANA COMMON STOCK AT THIS TIME.

     On behalf of the Sequana Board of Directors, we thank you for your support and ask you to vote in favor of the Merger.

                                          Sincerely,

                                      /S/ Kevin J. Kinsella
                                          Kevin J. Kinsella
                                          President, Chief Executive Officer

          YOUR VOTE IS IMPORTANT -- PLEASE RETURN YOUR PROXY PROMPTLY

                        ARRIS PHARMACEUTICAL CORPORATION
                                180 KIMBALL WAY
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 7, 1998
                            ------------------------

TO THE STOCKHOLDERS OF ARRIS PHARMACEUTICAL CORPORATION:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of ARRIS PHARMACEUTICAL CORPORATION, a Delaware corporation ("Arris"), will be held on Wednesday, January 7, 1998 at 9:00 a.m. local time at 180 Kimball Way, South San Francisco, California to consider and vote upon the following proposals:

     1. To approve the issuance of shares of Arris common stock, $0.001 par value per share ("Arris Common Stock"), pursuant to the Agreement and Plan of Merger and Reorganization, dated as of November 2, 1997, by and among Arris, Sequana Therapeutics, Inc., a California corporation ("Sequana"), and Beagle Acquisition Sub, Inc., a California corporation and wholly owned subsidiary of Arris ("Merger Sub") (the "Reorganization Agreement"). Pursuant to the Reorganization Agreement, Merger Sub will be merged with and into Sequana and Sequana will become a wholly owned subsidiary of Arris (the "Merger"). A copy of the Reorganization Agreement is attached as Appendix A to the Joint Proxy Statement/Prospectus accompanying this Notice.

     2. To approve the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Arris, which provides for (a) a change in the corporate name of Arris to AxyS Pharmaceuticals, Inc. and (b) an increase by 20,000,000 shares of the total number of shares of capital stock authorized for issuance and the number of shares of common stock authorized for issuance to 60,000,000 shares and to 50,000,000 shares, respectively. Approval of this amendment is a closing condition to the Merger.

     3. To approve the Arris 1997 Stock Option Plan, covering 2,500,000 shares of Arris common stock shares. This Plan will become effective only if the Merger is consummated.

     4. To approve the Arris 1994 Non-Employee Directors' Stock Option Plan, as amended to increase the number of shares of Arris common stock issuable pursuant to options granted under such plan by 350,000 shares, to 475,000 shares.

     5. To approve the Arris Employee Stock Purchase Plan, as amended to increase the number of shares of common stock issuable under such plan by 400,000 shares to 650,000 shares.

     6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The proposed Merger and other related matters are more fully described in the attached Joint Proxy Statement/Prospectus.

     Stockholders of record at the close of business on November 24, 1997 are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the Arris Special Meeting in person. Whether you expect to attend, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                          By Order of the Arris Board of
                                          Directors

                                      /S/ Alan C. Mendelson
                                          Alan C. Mendelson
                                          Secretary
South San Francisco, California
December 5, 1997

                           SEQUANA THERAPEUTICS, INC.
                    11099 NORTH TORREY PINES ROAD, SUITE 160
                           LA JOLLA, CALIFORNIA 92037
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 7, 1998
                            ------------------------

TO THE SHAREHOLDERS OF SEQUANA THERAPEUTICS, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Sequana Special Meeting") of Sequana Therapeutics, Inc., a California corporation ("Sequana"), will be held on January 7, 1998 at 9:00 a.m., local time, at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California to consider and vote upon the following proposal:

     1. To (i) adopt and approve the Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), dated as of November 2, 1997, among Sequana, Arris Pharmaceutical Corporation, a Delaware corporation ("Arris"), and Beagle Acquisition Sub, Inc., a California corporation and wholly owned subsidiary of Arris ("Merger Sub"), and
        (ii) approve the merger of Merger Sub with and into Sequana pursuant to which Sequana will become a wholly owned subsidiary of Arris. A copy of the Reorganization Agreement is attached as Appendix A to the Joint Proxy Statement/Prospectus accompanying this Notice.

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The proposed Merger and other related matters are more fully described in the attached Joint Proxy Statement/Prospectus.

     Shareholders of record at the close of business on November 24, 1997 are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

     All shareholders are cordially invited to attend the Sequana Special Meeting in person. Whether you expect to attend, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                      By Order of the Sequana Board of Directors

                                  /S/ Michael J. O'Donnell
                                      Michael J. O'Donnell
                                      Secretary

La Jolla, California
December 5, 1997

                                           Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-41205


                        ARRIS PHARMACEUTICAL CORPORATION
                                      AND
                           SEQUANA THERAPEUTICS, INC.
                            ------------------------
                             JOINT PROXY STATEMENT

               FOR SPECIAL MEETINGS TO BE HELD ON JANUARY 7, 1998
                            ------------------------
                        ARRIS PHARMACEUTICAL CORPORATION

                                   PROSPECTUS

     This Joint Proxy Statement/Prospectus is being furnished to holders of common stock, $0.001 par value per share ("Arris Common Stock"), of Arris Pharmaceutical Corporation, a Delaware corporation ("Arris"), in connection with the solicitation of proxies by the Board of Directors of Arris (the "Arris Board of Directors") for use at the Special Meeting of Stockholders of Arris or any adjournment or postponement thereof (the "Arris Special Meeting"). This Joint Proxy Statement/Prospectus is also being furnished to holders of common stock, $0.001 par value per share ("Sequana Common Stock"), of Sequana Therapeutics, Inc., a California corporation ("Sequana"), in connection with the solicitation of proxies by the Board of Directors of Sequana (the "Sequana Board of Directors") for use at the Special Meeting of Shareholders of Sequana or any adjournment or postponement thereof (the "Sequana Special Meeting"). The Arris Special Meeting is being called to consider and vote upon a proposal to approve the increase in the number of shares of Arris Common Stock authorized for issuance and approve the issuance of shares of Arris Common Stock to the shareholders of Sequana pursuant to the Agreement and Plan of Merger and Reorganization, dated as of November 2, 1997, among Arris, Beagle Acquisition Sub, Inc., a California corporation and a wholly owned subsidiary of Arris ("Merger Sub"), and Sequana (the "Reorganization Agreement"). The Sequana Special Meeting is being called to consider and vote upon a proposal to adopt and approve the Reorganization Agreement and approve the merger of Merger Sub with and into Sequana (the "Merger"). The stockholders of Arris also will consider and vote upon certain other proposals at the Arris Special Meeting. Such proposals are discussed more fully in the Joint Proxy Statement/Prospectus.

     Upon consummation of the proposed Merger, Sequana will become a wholly owned subsidiary of Arris and each outstanding share of Sequana Common Stock will be converted into the right to receive one and thirty-five one-hundredths (1.35) shares of Arris Common Stock. The multiple of the number of shares of Arris Common Stock into which each share of Sequana Common Stock will be converted pursuant to the Reorganization Agreement is referred to as the "Exchange Ratio."

     The obligations of Arris and Sequana to effect the Merger and otherwise consummate the transactions contemplated by the Reorganization Agreement are subject to the satisfaction or waiver of various conditions, including the approval of an increase in the number of shares of Arris Common Stock authorized for issuance by holders of a majority of the outstanding shares of Arris Common Stock and the approval of the issuance of Arris Common Stock in connection with the Merger by holders of a majority of the outstanding shares of Arris Common Stock present in person or represented by proxy at the Arris Special Meeting and entitled to vote thereat, and the adoption and approval of the Reorganization Agreement and of the Merger by holders of a majority of the outstanding shares of Sequana Common Stock. The Merger is expected to be consummated shortly after such approvals are obtained and the other conditions to the consummation of the Merger are satisfied or waived. It is currently anticipated that the Merger will be consummated in January 1998.

     All information contained or incorporated by reference herein concerning Arris has been furnished by Arris, and all information contained or incorporated by reference herein concerning Sequana has been furnished by Sequana.

     This Joint Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of Arris and shareholders of Sequana on or about December 5, 1997.
                            ------------------------

     THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS JOINT PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS OF SEQUANA AND STOCKHOLDERS OF ARRIS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS JOINT PROXY
STATEMENT/PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING AT PAGE 21.
                            ------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

     The date of this Joint Proxy Statement/Prospectus is December 3, 1997.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................     1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................     1
SUMMARY...............................................................................     3
  The Companies.......................................................................     3
     Arris Pharmaceutical Corporation.................................................     3
     Sequana Therapeutics, Inc........................................................     3
     Beagle Acquisition Sub, Inc......................................................     3
  The Arris Special Meeting...........................................................     3
     Time, Date, Place and Purpose....................................................     3
     Record Date and Vote Required....................................................     4
  The Sequana Special Meeting.........................................................     4
     Time, Date, Place and Purpose....................................................     4
     Record Date and Vote Required....................................................     4
  The Merger..........................................................................     5
     General..........................................................................     5
     Effective Time of the Merger; Closing Date.......................................     5
     Stock Ownership Following the Merger.............................................     6
     Exchange of Sequana Stock Certificates...........................................     6
     Sequana's Reasons for the Merger.................................................     6
     Recommendation of the Sequana Board of Directors.................................     6
     Opinion of Financial Advisor to Sequana..........................................     6
     Arris' Reasons for the Merger....................................................     7
     Recommendation of the Arris Board of Directors...................................     7
     Opinion of Financial Advisor to Arris............................................     7
     Non-Solicitation.................................................................     7
     Conduct of Business..............................................................     8
     The Composition of the Arris Board of Directors..................................     8
     Conditions to the Merger.........................................................     8
     Termination......................................................................     9
     Expenses and Termination Fees....................................................    10
     Interests of Certain Persons in the Merger.......................................    10
     Voting Agreements................................................................    10
     Affiliate Agreements.............................................................    11
     Registration Rights..............................................................    11
     Certain Federal Income Tax Consequences..........................................    11
     Anticipated Accounting Treatment.................................................    11
     Rights of Dissenting Shareholders................................................    11
  Risk Factors........................................................................    12
  Markets and Market Prices...........................................................    12
  Selected Historical Financial Information of Arris..................................    13
  Selected Historical Financial Information of Sequana................................    14
  Selected Unaudited Pro Forma Combined Condensed Financial Data......................    15
  Unaudited Pro Forma Combined Condensed Financial Data...............................    16
  Comparative Per Share Data..........................................................    20

                                                                                        PAGE
                                                                                        ----
RISK FACTORS..........................................................................    21
  Risks Relating to the Merger........................................................    21
  Risks Relating to the Businesses of Arris and Sequana...............................    22
THE ARRIS SPECIAL MEETING.............................................................    30
  Purpose of the Arris Special Meeting................................................    30
  Proxies.............................................................................    30
  Date, Time and Place of Meeting.....................................................    30
  Voting Rights and Outstanding Shares................................................    30
  Solicitation........................................................................    30
  Vote Required.......................................................................    30
  Revocability of Proxies.............................................................    31
THE SEQUANA SPECIAL MEETING...........................................................    32
  Purpose of the Sequana Special Meeting..............................................    32
  Proxies.............................................................................    32
  Date, Time and Place of Meeting.....................................................    32
  Voting Rights and Outstanding Shares................................................    32
  Solicitation........................................................................    32
  Vote Required.......................................................................    32
  Revocability of Proxies.............................................................    33
COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND POLICY...........................    34
APPROVAL OF THE MERGER AND RELATED TRANSACTIONS.......................................    35
  Background of the Merger............................................................    35
  Sequana's Reasons for the Merger....................................................    37
  Arris' Reasons for the Merger.......................................................    38
  Opinion of Financial Advisor to Sequana.............................................    39
  Opinion of Financial Advisor to Arris...............................................    42
  Interests of Certain Persons in the Merger..........................................    46
  Voting Agreements...................................................................    47
  Affiliate Agreements................................................................    47
  Certain Federal Income Tax Consequences.............................................    47
  Anticipated Accounting Treatment....................................................    49
  Regulatory Matters..................................................................    49
  Rights of Dissenting Shareholders...................................................    50
  No Arris Appraisal Rights...........................................................    52
  Resale of Arris Common Stock........................................................    52
THE REORGANIZATION AGREEMENT..........................................................    53
  General.............................................................................    53
  Merger Consideration................................................................    53
  Stock Options; Employee Stock Purchase Plan; Warrants...............................    53
  Stock Ownership Following the Merger................................................    54
  Conversion of Shares; Procedures for Exchange of Certificates.......................    54
  Effect on Certificates..............................................................    54
  Corporate Matters...................................................................    55
  The Composition of the Arris Board of Directors.....................................    55
  Conditions to the Merger............................................................    55
  Representations and Warranties......................................................    58
  Covenants...........................................................................    58

                                                                                        PAGE
                                                                                        ----
  Termination.........................................................................    65
  Expenses and Termination Fees.......................................................    66
AMENDMENT OF THE ARRIS CERTIFICATE OF INCORPORATION...................................    68
ARRIS PRINCIPAL STOCKHOLDERS..........................................................    69
SEQUANA PRINCIPAL SHAREHOLDERS........................................................    71
COMPARISON OF SHAREHOLDERS' RIGHTS....................................................    73
  Size of the Board of Directors......................................................    73
  Classified Board Of Directors.......................................................    73
  Cumulative Voting...................................................................    73
  Removal of Directors................................................................    74
  Indemnification of Directors and Officers...........................................    74
  Amendments to the Certificate of Incorporation and Articles of Incorporation........    74
  Amendment of Bylaws.................................................................    74
  Power to Call Special Shareholders' Meeting; Action By Consent......................    75
  Inspection of Shareholders' List....................................................    75
  Dividends and Repurchases of Shares.................................................    75
  Approval of Certain Corporate Transactions..........................................    76
  Business Combination Following a Change of Control..................................    76
  Appraisal Rights....................................................................    76
  Dissolution.........................................................................    77
APPROVAL OF THE 1997 EQUITY INCENTIVE PLAN............................................    78
  General.............................................................................    78
  Purpose.............................................................................    78
  Administration......................................................................    78
  Eligibility.........................................................................    79
  Stock Subject to the Equity Incentive Plan..........................................    79
  Terms of Options....................................................................    79
  Terms of Restricted Stock Purchase Rights...........................................    80
  Adjustment Provisions...............................................................    80
  Effect of Certain Corporate Events..................................................    80
  Duration, Amendment and Termination.................................................    81
  Restrictions on Transfer............................................................    81
  Federal Income Tax Information......................................................    81
  Nonstatutory Stock Options..........................................................    81
  Restricted Stock....................................................................    82
  Potential Limitations on Company Deductions.........................................    82
APPROVAL OF THE 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AS AMENDED............    83
  General.............................................................................    83
  Administration......................................................................    83
  Eligibility.........................................................................    83
  Terms of Options....................................................................    84
  Adjustment Provisions...............................................................    84
  Effect of Certain Corporate Events..................................................    84
  Duration, Amendment and Termination.................................................    84
  Federal Income Tax Information......................................................    84
  New Plan Benefits...................................................................    85

                                                                                        PAGE
                                                                                        ----
APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED..................................    86
  General.............................................................................    86
  Administration......................................................................    86
  Offerings...........................................................................    86
  Eligibility.........................................................................    87
  Participation in the Plan...........................................................    87
  Purchase Price......................................................................    87
  Accumulation of Purchase Price; Payroll Deductions..................................    87
  Purchase of Stock...................................................................    88
  Withdrawal..........................................................................    88
  Termination of Employment...........................................................    88
  Restrictions on Transfer............................................................    88
  Duration, Amendment and Termination.................................................    88
  Effect of Certain Corporate Events..................................................    88
  Stock Subject to Purchase Plan......................................................    89
  Federal Income Tax Information......................................................    89
ADDITIONAL INFORMATION................................................................    89
EXPERTS...............................................................................    90
LEGAL MATTERS.........................................................................    90
REPRESENTATIVES OF INDEPENDENT ACCOUNTANTS............................................    91
APPENDICES
  APPENDIX A   - Agreement and Plan of Merger and Reorganization......................   A-1
  APPENDIX B   - Form of Certificate of Amendment.....................................   B-1
  APPENDIX C-1 - Fairness Opinion of Morgan Stanley & Co. Incorporated................   C-1
  APPENDIX C-2 - Fairness Opinion of Lehman Brothers Inc..............................   C-2
  APPENDIX D   - California Statutes Regarding Appraisal Rights.......................   D-1
  APPENDIX E   - Form of 1997 Equity Incentive Plan...................................   E-1

                             AVAILABLE INFORMATION

     Arris and Sequana are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith each files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Arris and Sequana with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Sequana Common Stock and the Arris Common Stock are each quoted on the Nasdaq National Market and reports and other information concerning Arris and Sequana may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     Arris has filed with the Commission a Registration Statement on Form S-4 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Arris Common Stock to be issued in the Merger. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made. For further information with respect to Arris, Sequana, the Merger, the securities offered hereby and related matters, reference is made to the Registration Statement. The Registration Statement and the exhibits thereto may be inspected, without charge, at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Commission at prescribed rates.

     The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by Arris (Commission File Number 000-22788) pursuant to the Exchange Act are incorporated by reference into this Proxy Statement/Prospectus:

     1. Arris' Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     2. Arris' Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997;

     3. Arris' Current Reports on Form 8-K filed with the Commission on January 2, 1997 and November 12, 1997; and

     4. The description of the Arris Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on November 4, 1993.

     The following documents previously filed with the Commission by Sequana (Commission File Number 000-26244) pursuant to the Exchange Act are incorporated by reference into this Proxy Statement/Prospectus:

     1. Sequana's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     2. Sequana's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997;

     3. Sequana's Current Report on Form 8-K filed with the Commission on November 12, 1997; and

     4. The description of the Sequana Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 14, 1995.

     The information relating to Arris and Sequana contained in this Joint Proxy Statement/Prospectus does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference herein.

     All documents filed by Arris and Sequana pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the date of the Arris Special Meeting and the Sequana Special Meeting shall be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus and to be a part hereof from the dates of filing such documents or reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or is deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.
                            ------------------------

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY
REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO ARRIS PHARMACEUTICAL CORPORATION, 180 KIMBALL WAY, SOUTH SAN FRANCISCO, CALIFORNIA 94080, ATTENTION: INVESTOR RELATIONS, TELEPHONE (650) 829-1000, WITH RESPECT TO DOCUMENTS RELATING TO ARRIS, OR TO SEQUANA THERAPEUTICS, INC., 11099 NORTH TORREY PINES ROAD, SUITE 160, LA JOLLA, CALIFORNIA 9237, ATTENTION: INVESTOR RELATIONS, TELEPHONE (619) 452-6550, WITH RESPECT TO DOCUMENTS RELATING TO SEQUANA. IN ORDER TO ENSURE DELIVERY PRIOR TO THE SPECIAL MEETINGS, REQUESTS SHOULD BE RECEIVED BY JANUARY 2, 1998.
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     This Joint Proxy Statement/Prospectus is being furnished to Arris' stockholders in connection with the solicitation of proxies by the Arris Board of Directors for use at the Arris Special Meeting and to Sequana's shareholders in connection with the solicitation of proxies by the Sequana Board of Directors for use at the Sequana Special Meeting. Each copy of this Joint Proxy Statement/Prospectus mailed to the Arris stockholders is accompanied by a form of proxy for use at the Arris Special Meeting and each copy of this Joint Proxy Statement/Prospectus mailed to the Sequana shareholders is accompanied by a form of proxy for use at the Sequana Special Meeting. This Joint Proxy Statement/Prospectus is also being furnished by Arris to holders of Sequana Common Stock as a prospectus in connection with the shares of the Arris Common Stock to be issued upon consummation of the Merger.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFERING AND THE SOLICITATION MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ARRIS, MERGER SUB OR SEQUANA. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY INFERENCE THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF EITHER ARRIS OR SEQUANA SINCE THE DATE HEREOF.
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     This Joint Proxy Statement/Prospectus contains trademarks of Arris and Sequana as well as trademarks of other companies.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not, and is not intended to be, complete by itself. This Joint Proxy Statement/Prospectus contains forward-looking statements that involve risks and uncertainties. Arris' and Sequana's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Joint Proxy Statement/Prospectus, and in the documents incorporated herein by reference. This summary is qualified in its entirety by reference to the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, the appendices attached hereto and the documents referred to or incorporated by reference herein. Stockholders of Arris and shareholders of Sequana are urged to review carefully all of the information contained in this Joint Proxy Statement/Prospectus, the Reorganization Agreement attached as Appendix A and the other appendices attached hereto.

                                 THE COMPANIES

ARRIS PHARMACEUTICAL CORPORATION

     Arris uses an integrated drug discovery approach combining structure-based drug design, combinatorial chemistry and its proprietary Delta Technology to discover and develop small molecule therapeutics for existing markets where available therapies have significant limitations. Arris' product development programs include protease discovery programs targeting the inhibition of enzymes implicated in asthma, inflammatory disease, osteoporosis, cancer and auto-immune disease.

     Arris was incorporated in Delaware in April 1989. The principal executive offices of Arris are located at 180 Kimball Way, South San Francisco, California 94080 (the "Arris Principal Offices"). Arris' telephone number is (650) 829-1000.

SEQUANA THERAPEUTICS, INC.

     Sequana is a leading genomics company that uses industrial-scale gene discovery and functional genomics technologies to facilitate the development and commercialization of prognostic, diagnostic and therapeutic products. Sequana has ongoing discovery programs in asthma, diabetes, obesity, osteoporosis, schizophrenia and manic depression, among other important disease areas, and has scientific collaborations with several major pharmaceutical companies worldwide.

     Sequana was incorporated in California in February 1993. The principal executive offices of Sequana are located at 11099 North Torrey Pines Road, Suite 160, La Jolla, California 92037 (the "Sequana Principal Offices"). Sequana's telephone number is (619) 452-6550.

BEAGLE ACQUISITION SUB, INC.

     Merger Sub is a corporation recently organized as a wholly owned subsidiary of Arris for the purpose of effecting the Merger. Merger Sub has no material assets and has not engaged in any activities except in connection with the Merger.

     The principal executive offices of Merger Sub are located at 180 Kimball Way, South San Francisco, California 94080. Merger Sub's telephone number is
(650) 829-1000.

                           THE ARRIS SPECIAL MEETING

TIME, DATE, PLACE AND PURPOSE

     The Arris Special Meeting will be held at the Arris Principal Offices on Wednesday, January 7, 1998 at 9:00 a.m. local time. The purpose of the Arris Special Meeting is to vote upon proposals to: (i) approve the issuance of Arris Common Stock in connection with the Merger pursuant to the Reorganization Agreement (the "Share Issuance Proposal") (ii) to approve the Certificate of Amendment (the "Arris Certificate of Amendment") of the Amended and Restated Certificate of Incorporation of Arris (collectively with the Arris

Certificate of Amendment, the "Arris Certificate of Incorporation"), the form of which is attached hereto as Appendix B, that provides for (a) a change in Arris' corporate name to AxyS Pharmaceuticals, Inc. and (b) an increase by 20,000,000 shares in the number of shares of capital stock authorized and in the number of shares of Arris Common Stock authorized for issuance to 60,000,000 shares and 50,000,00 shares, respectively (the "Certificate Proposal"); (iii) to approve a new 1997 Equity Incentive Plan (the "Equity Incentive Plan") covering 2,500,000 shares of Arris Common Stock (the "Equity Incentive Plan Proposal"); (iv) to approve the Arris 1994 Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Plan") to increase the number of shares of Arris Common Stock issuable pursuant to options granted under such plan by 350,000 shares, to 475,000 shares (the "Directors' Option Plan Proposal"); and (v) to approve the Arris Employee Stock Purchase Plan, as amended (the "Purchase Plan") to increase the number of shares of Arris Common Stock issuable pursuant to rights granted under such plan by 400,000 shares, to 650,000 shares (the "Purchase Plan Proposal" and, together with the Equity Incentive Plan Proposal and the Directors' Option Plan Proposal, the "Plan Proposals"). The Certificate Proposal and the Equity Incentive Plan Proposal will be implemented only if the Merger is consummated. Either Arris or Sequana may terminate the Reorganization Agreement if the Certificate Proposal or the Share Issuance Proposal are not approved. Holders of Arris Common Stock may also consider and vote upon such other matters as may be properly brought before the Arris Special Meeting or any postponements or adjournments thereof.

RECORD DATE AND VOTE REQUIRED

     Only Arris stockholders of record at the close of business on November 24, 1997 (the "Arris Record Date") are entitled to vote at the Arris Special Meeting. Approval of the Share Issuance Proposal and the Plan Proposals will require approval by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote. Approval of the Certificate Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Arris Common Stock entitled to vote.

     This Joint Proxy Statement/Prospectus and accompanying Notice of Special Meeting of Stockholders were mailed to all Arris' stockholders of record as of the Arris Record Date and constitute notice of the Arris Special Meeting in conformity with the requirements of the Delaware General Corporation Law (the "DGCL").

                          THE SEQUANA SPECIAL MEETING

TIME, DATE, PLACE AND PURPOSE

     The Sequana Special Meeting will be held at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California on Wednesday, January 7, 1998 at 9:00 a.m. local time. The purpose of the Sequana Special Meeting is to vote upon a proposal to adopt and approve the Merger, the Reorganization Agreement and any action required in furtherance thereof (the "Merger Proposal").

RECORD DATE AND VOTE REQUIRED

     Only Sequana shareholders of record at the close of business on November 24, 1997 (the "Sequana Record Date") are entitled to vote at the Sequana Special Meeting. The Merger Proposal will require approval by the affirmative vote of the holders of a majority of the outstanding shares of Sequana Common Stock.

     Certain directors, officers and other affiliates of Sequana, who together hold approximately 19.3% of the Sequana Common Stock outstanding as of the Sequana Record Date, have entered into voting agreements with Arris (the "Voting Agreements") pursuant to which such directors, officers and other affiliates of Sequana have agreed to vote in favor of the Merger Proposal and have granted Arris an irrevocable proxy to vote their shares of Sequana Common Stock in favor of the Merger Proposal. See "Approval of the Merger and Related Transactions--Voting Agreements."

     This Joint Proxy Statement/Prospectus and accompanying Notice of Special Meeting of Shareholders were mailed to all Sequana shareholders of record as of the Sequana Record Date and constitute notice of the Sequana Special Meeting in conformity with the requirements of the California General Corporation Law ("CGCL").

                                   THE MERGER

GENERAL

     At the Effective Time (as defined below), Merger Sub will merge with and into Sequana, the separate existence of Merger Sub will cease and Sequana will become a wholly owned subsidiary of Arris. It is currently anticipated that the Effective Time will occur during January 1998. In addition, the Reorganization Agreement provides that, subject to the terms and conditions thereof, at the Effective Time, the following will occur:

     Conversion of Sequana Common Stock. Subject to the provisions contained in the Reorganization Agreement relating to the payment of cash in lieu of fractional shares and Dissenter's Rights, each share of Sequana Common Stock then outstanding will be converted into the right to receive one and thirty-five one-hundredths (1.35) shares of Arris Common Stock (the "Exchange Ratio").

     Sequana Stock Options. Contingent upon the closing of the Merger, all rights with respect to outstanding options to purchase Sequana Common Stock under the Sequana 1994 Incentive Stock Plan and the Sequana 1995 Director Option Plan shall be fully exercisable during a period of fifteen days and thirty days, respectively, prior to the Sequana Special Meeting and shall terminate on the date of the Sequana Special Meeting. Options initially granted pursuant to an option plan of NemaPharm, Inc., a wholly owned subsidiary of Sequana ("NemaPharm"), will be similarly treated. Arris has agreed to grant options to purchase Arris Common Stock to Sequana employees effective upon the first meeting of the Arris Board of Directors following the Effective Time, commensurate with option grants to newly hired employees at similar grade levels. See "The Reorganization Agreement--Stock Options; Employee Stock Purchase Plan; Warrants."

     Sequana Employee Stock Purchase Plan. The Sequana Board of Directors will shorten the offering periods in progress under Sequana's 1995 Employee Stock Purchase Plan of Sequana (the "Sequana Purchase Plan") by providing that the date of the Sequana Special Meeting will be treated as the last day of such offering periods. The Sequana Board of Directors will not thereafter commence any offering period under the Sequana Purchase Plan. Subject to the terms of Arris' Purchase Plan and applicable law, Arris will take all reasonable actions to allow Sequana employees to participate in Arris' Purchase Plan from the Effective Time. See "The Reorganization Agreement--Stock Options; Employee Stock Purchase Plan; Warrants."

     Sequana Warrants. Unless otherwise provided by the terms of each outstanding warrant to purchase securities of Sequana (the "Sequana Warrants"), all rights with respect to Sequana Common Stock under the Sequana Warrants will be converted into and become rights with respect to Arris Common Stock, and Arris will assume each such Sequana Warrant in accordance with its terms (subject to appropriate adjustments to the exercise price and number of shares subject thereto based upon the Exchange Ratio). See "The Reorganization Agreement--Stock Options; Employee Stock Purchase Plan; Warrants."

EFFECTIVE TIME OF THE MERGER; CLOSING DATE

     The Merger will become effective upon the filing of an Agreement of Merger with the Secretary of State of the State of California or at such later time as may be specified in the Agreement of Merger (the "Effective Time"). The consummation of the transactions contemplated by the Reorganization Agreement will take place on a date to be agreed by Arris and Sequana (the "Closing Date"), which will be no later than the tenth business day after the satisfaction or waiver of all of the conditions to closing set forth in the Reorganization Agreement. Assuming that all of the conditions to the Merger are satisfied or waived, it is anticipated that the Merger will be consummated in January 1998.

STOCK OWNERSHIP FOLLOWING THE MERGER

     Based upon the number of shares of Sequana Common Stock issued and outstanding as of December 2, 1997 (assuming the exercise of all outstanding options and warrants to purchase Sequana Common Stock expiring upon or before the consummation of the Merger with an exercise price of $12.81 (the closing price of Sequana Common Stock as reported on the Nasdaq National Market on December 2, 1997) or less and no exercise of other outstanding rights to purchase Sequana Common Stock), an aggregate of approximately 14,700,000 shares of Arris Common Stock will be issued to security holders of Sequana. Based upon the number of shares of Arris Common Stock issued and outstanding as of December 2, 1997 (assuming no exercise of outstanding options or other rights to purchase Arris Common Stock), and after giving effect to the additional shares of Arris Common Stock that are proposed to be issued in the Merger under the same assumptions, the former holders of Sequana Common Stock would hold approximately 49.2% of Arris' total issued and outstanding shares after consummation of the Merger.

EXCHANGE OF SEQUANA STOCK CERTIFICATES

     As soon as reasonably practicable after the Effective Time, ChaseMellon Shareholder Services (the "Exchange Agent") will mail to the holders of Sequana Common Stock (i) a letter of transmittal (the "Letter of Transmittal") with respect to the surrender of valid certificates representing shares of Sequana Common Stock (the "Sequana Stock Certificates") in exchange for certificates representing Arris Common Stock and (ii) instructions for use of the Letter of Transmittal. SEQUANA SHAREHOLDERS SHOULD NOT SURRENDER THEIR SEQUANA STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL. See "The Reorganization Agreement--Conversion of Shares; Procedures for Exchange of Certificates."

SEQUANA'S REASONS FOR THE MERGER

     The Sequana Board of Directors considered a wide variety of information and a number of factors in connection with its evaluation of the proposed Merger and the Reorganization Agreement, and determined that the Merger provides an opportunity that serves the best interests of Sequana and its shareholders. The Sequana Board of Directors believes that the Merger may result in a number of benefits to Sequana and its shareholders, including, among other benefits, the following: (i) the combination of technologies and capabilities of Sequana and Arris would create a combined company with a broad-based technological platform and a strategic and market position beyond that achievable by Sequana alone; and
(ii) the greater strategic, financial and personnel resources, including potential access to a greater number of corporate partners, of the combined company should result in operational efficiencies and synergies. See "Approval of the Merger and Related Transactions--Sequana's Reasons for the Merger."

RECOMMENDATION OF THE SEQUANA BOARD OF DIRECTORS

     THE SEQUANA BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND THE MERGER, AND RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE REORGANIZATION AGREEMENT AND APPROVAL OF THE MERGER BY THE SHAREHOLDERS OF SEQUANA.

OPINION OF FINANCIAL ADVISOR TO SEQUANA

     Lehman Brothers Inc. ("Lehman Brothers") delivered its opinion dated November 2, 1997 (the "Lehman Opinion") to the Sequana Board of Directors on November 2, 1997 that, as of the date of such opinion and subject to various considerations set forth therein, the Exchange Ratio was fair from a financial point of view to the shareholders of Sequana Common Stock. The full text of the Lehman Opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken in connection with the Lehman Opinion, is attached hereto as Appendix C-2 and is incorporated herein by reference. Holders of Sequana Common Stock are urged to, and should, read the

Lehman Opinion in its entirety. See "Approval of the Merger and Related Transactions--Opinion of Financial Advisor to Sequana."

ARRIS' REASONS FOR THE MERGER

     The Arris Board of Directors considered a wide variety of information and a number of factors in connection with its evaluation of the proposed Merger and the Reorganization Agreement, and determined that the Merger provides an opportunity that serves the best interests of Arris and its stockholders. The Arris Board of Directors believes that the Merger may result in a number of benefits to Arris and its stockholders, including, among other benefits, the following: (i) the combined company's increased pipeline of drug targets is expected to increase the probability of finding and developing safe and efficacious drug candidates and improve the combined company's competitive position; (ii) the strategic fit between Arris and Sequana would create a new entity that could offer a broad array of discovery technologies to its corporate partners thereby reducing the number of collaborations necessary for such partners to take advantage of available drug discovery techniques; and (iii) the potential access to greater financial resources, more collaborative agreements, more scientists and more physical plant would provide increased flexibility and enhance the efficiency of research and development efforts. See "Approval of the Merger and Related Transactions--Arris' Reasons for the Merger."

RECOMMENDATION OF THE ARRIS BOARD OF DIRECTORS

     THE ARRIS BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND THE MERGER, AND RECOMMENDS A VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF ARRIS COMMON STOCK PURSUANT TO THE REORGANIZATION AGREEMENT BY THE STOCKHOLDERS OF ARRIS. THE ARRIS BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE CERTIFICATE OF AMENDMENT, FOR APPROVAL OF THE EQUITY INCENTIVE PLAN, FOR APPROVAL OF THE DIRECTORS' OPTION PLAN, AS AMENDED AND FOR APPROVAL OF THE PURCHASE PLAN, AS AMENDED.

OPINION OF FINANCIAL ADVISOR TO ARRIS

     Morgan Stanley & Co. Incorporated ("Morgan Stanley") delivered its opinion dated October 31, 1997 (the "Morgan Stanley Opinion") to the Arris Board of Directors that, as of the date of such opinion and subject to the various considerations set forth therein, the Exchange Ratio was fair from a financial point of view to the holders of Arris Common Stock. The full text of the Morgan Stanley Opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken in connection with the Morgan Stanley Opinion, is attached hereto as Appendix C-1 and is incorporated herein by reference. Holders of Arris Common Stock are urged to, and should, read the Morgan Stanley Opinion in its entirety. See "Approval of the Merger and Related Transactions--Opinion of Financial Advisor to Arris."

NON-SOLICITATION

     Pursuant to the Reorganization Agreement, Sequana and Arris each have agreed not to directly or indirectly take certain actions that may encourage an Acquisition Proposal (as defined under "The Reorganization Agreement--Covenants"). However, Arris and Sequana may each furnish information and enter into discussions or negotiations in response to a bona fide, unsolicited acquisition proposal if and only to the extent that the board of directors of the company receiving the proposal determines in good faith, after consultation with its financial advisor that the acquisition proposal is reasonably likely to result in an offer superior to the one proposed in the Reorganization Agreement, and after consultation with its outside counsel that such action is required in order for the relevant board of directors to comply with its fiduciary obligations. See "The Reorganization Agreement--Covenants--Non-Solicitation."

CONDUCT OF BUSINESS

     Pursuant to the Reorganization Agreement, Sequana has made certain covenants regarding the conduct of its business during the period from the date of the execution of the Reorganization Agreement through the Effective Time, including, without limitation, covenants to: (i) provide Arris with access to certain information regarding its business; (ii) conduct its business and operations (a) in the ordinary course and in accordance with past practices and
(b) in compliance (in all material respects) with legal requirements and material contracts; (iii) use all reasonable efforts to preserve its business organization and the services of its current officers and employees and maintain its relations and goodwill with suppliers, customers, landlords, creditors, licensors, licensees, employees and other persons; (iv) maintain insurance policies; (v) provide all reasonable notices, assurances and support required by any material contract relating to proprietary assets; and (vi) cause its officers to report regularly to Arris concerning the status of the business of Sequana. In addition, Sequana has agreed not to take or to agree to take certain specific actions. Arris has made similar covenants, although its covenants related to specific actions are different from those of Sequana. See "The Reorganization Agreement--Covenants--Conduct of Sequana's Business" and "--Conduct of Arris' Business."

THE COMPOSITION OF THE ARRIS BOARD OF DIRECTORS

     Arris must use all reasonable efforts to nominate and elect a board of nine persons after the Effective Time, to serve until the next annual election of directors, and to cause each of such directors to be nominated for an additional one year term. Mr. John Walker, the President and Chief Executive Officer of Arris and Mr. Irwin Lerner, the Chairman of the Board of Directors of Sequana, will meet and discuss the selection of the nine persons. If Messrs. Walker and Lerner are unable to agree on the nine members, then Mr. Walker shall propose five nominees who must be reasonably acceptable to Sequana and Mr. Lerner shall propose four nominees who must be reasonably acceptable to Arris. The selection process must be completed at least 30 days prior to the date of the Arris Special Meeting and the Sequana Special Meeting. Supplemental information will be distributed to the Arris stockholders and the Sequana shareholders upon completion of the selection process.

CONDITIONS TO THE MERGER

     The obligations of Arris and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by the Reorganization Agreement are subject to the satisfaction or waiver of certain conditions relating to, among other things: (i) the accuracy of the representations and warranties of Sequana contained in the Reorganization Agreement (subject to certain materiality limitations); (ii) the performance in all material respects by Sequana of certain covenants and obligations contained in the Reorganization Agreement;
(iii) the effectiveness of the Registration Statement; (iv) the approval of the Reorganization Agreement and Merger by the Required Sequana Shareholder Vote and the approval of the issuance of Arris Common Stock in the Merger and the related increase in authorized Arris Common Stock by the Required Arris Stockholder Vote; (v) a vote against approval of the Reorganization Agreement and Merger by fewer than nine percent of the outstanding shares of Sequana Common Stock; (vi) receipt of certain consents; (vii) receipt of certain certificates and legal opinions; (viii) the absence of any material adverse change to Sequana; (ix) the approval for listing of the Arris Common Stock to be issued in the Merger on the Nasdaq National Market; (x) the absence of restraining orders, injunctions and other orders preventing the consummation of the Merger; (xi) the absence of certain litigation or administrative actions or proceedings; and (xii) amendment of certain warrants to purchase Sequana Common Stock to allow assumption of such warrants by Arris.

     The obligation of Sequana to effect the Merger and otherwise consummate the transactions contemplated by the Reorganization Agreement is subject to the satisfaction of certain conditions relating to: (i) the accuracy of the representations and warranties of Arris contained in the Reorganization Agreement (subject to certain materiality limitations); (ii) the performance in all material respects by Arris of certain covenants and obligations contained in the Reorganization Agreement; (iii) the effectiveness of the Registration Statement; (iv) the approval of the Reorganization Agreement and Merger by the Required Sequana Shareholder Vote and the approval of the issuance of Arris Common Stock in the Merger and the related increase in authorized Arris Common Stock by the Required Arris Stockholder Vote; (v) receipt of certain legal opinions and a certificate; (vi) the absence of any material adverse change to Arris; (vii) the approval for listing of Arris' Common Stock to be issued in the Merger on the Nasdaq National Market;
(viii) the absence of restraining orders, injunctions and other orders preventing the consummation of the Merger; and (ix) the taking of all actions necessary by Arris to cause the Arris Board of Directors to be constituted of persons selected in accordance with procedures agreed between Arris and Sequana. See "The Reorganization Agreement -- Conditions to the Merger."

TERMINATION

     The Reorganization Agreement may be terminated prior to the Effective Time, whether before or after approval of the Merger by the stockholders of Arris and the shareholders of Sequana: (i) by mutual written consent of Arris and Sequana;
(ii) subject to certain exceptions, by either Arris or Sequana if the Merger shall not have been consummated by March 31, 1998; (iii) by either Arris or Sequana in connection with certain legal or governmental actions having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; (iv) subject to certain limitations, by Arris or Sequana if the Sequana Shareholders' Meeting shall have been held and the Reorganization Agreement and the Merger shall not have been approved by the Required Sequana Shareholder Vote; (v) subject to certain limitations, by Arris or Sequana if the Arris Stockholders' Meeting shall have been held and the issuance of Arris Common Stock in the Merger shall not have been approved by the Required Arris Stockholder Vote; (vi) by Sequana if (a) the Arris Board of Directors withdraws or amends in a way adverse to Sequana its unanimous recommendation (among those directors present) in favor of the Merger and approval of the Reorganization Agreement, (b) Arris shall have failed to include in this Joint Proxy Statement/Prospectus such recommendation of its board, (c) the Arris Board of Directors fails to reaffirm its unanimous recommendation (among those directors present) within five business days of Sequana's request, (d) the Arris Board of Directors shall have approved, endorsed or recommended a proposal for, or entered into a letter of intent or contract relating to, the acquisition of Arris (as defined in the Reorganization Agreement), (e) Arris shall have failed to timely hold the Arris Stockholders' Meeting, (f) subject to certain limitations, a tender or exchange offer for Arris' securities shall have been commenced and Arris does not within five days recommend rejection of such tender or exchange offer, or (g) a proposal to acquire Arris is publicly announced and Arris does not issue a press release announcing its opposition to the proposal within five days (any such event an "Arris Triggering Event"); (vii) by Arris if
(a) the Sequana Board of Directors withdraws or amends in a way adverse to Arris its unanimous recommendation in favor of the Merger and approval of the Reorganization Agreement, (b) Sequana shall have failed to include in this Joint Proxy Statement/Prospectus such recommendation of its board, (c) the Sequana Board of Directors fails to reaffirm its unanimous recommendation within five business days of Arris' request, (d) the Sequana Board of Directors shall have approved, endorsed or recommended a proposal for, or entered into a letter of intent or contract relating to, the acquisition of Sequana (as defined in the Reorganization Agreement), (e) Sequana shall have failed to timely hold the Sequana Shareholders' Meeting, (f) subject to certain limitations, a tender or exchange offer for Sequana's securities shall have been commenced and Sequana does not within five days recommend rejection of such tender or exchange offer, or (g) a proposal to acquire Sequana is publicly announced and Sequana does not issue a press release announcing its opposition to the proposal within five days (any such event a "Sequana Triggering Event"); (viii) by Arris, subject to certain limitations, if any of Sequana's representations and warranties contained in the Reorganization Agreement shall be or shall have become materially inaccurate or if any of Sequana's covenants in the Reorganization Agreement shall have been breached; (ix) by Sequana, subject to certain limitations, if any of Arris' representations and warranties contained in the Reorganization Agreement shall be or shall have become materially inaccurate or if any of Arris' covenants contained in the Reorganization Agreement shall have been breached; (x) by Arris if there has been an Arris Triggering Event and the Arris Board of Directors has approved, endorsed or recommended a proposal (not from Sequana) to acquire Arris or (xi) by Sequana if there has been a Sequana Triggering Event and the Sequana Board of Directors has approved, endorsed or recommended a proposal (not from Arris) to acquire Sequana. See "The Reorganization Agreement--Termination."

EXPENSES AND TERMINATION FEES

     Pursuant to the Reorganization Agreement, all fees and expenses incurred in connection with the Reorganization Agreement and the transactions contemplated by the Reorganization Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Arris and Sequana shall share equally all fees and expenses incurred in connection with the printing and filing of this Joint Proxy Statement/Prospectus and the Registration Statement of which this Joint Proxy Statement/Prospectus is a part. If the Reorganization Agreement is terminated under certain circumstances, the terminating party will be required to pay the other party certain nonrefundable fees. See "The Reorganization Agreement--Expenses and Termination Fee."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of Sequana's management and Board of Directors may be deemed to have certain interests in the Merger that are in addition to their interests as shareholders of Sequana generally. The Sequana Board of Directors was aware of these interests and considered them, among other matters, in approving the Reorganization Agreement and the transactions contemplated thereby.

     Indemnification and Insurance. The Reorganization Agreement provides that all rights to indemnification existing in favor of the persons serving as directors and officers of Sequana as of the date of the Reorganization Agreement for acts or omissions occurring prior to the Effective Time, as provided in the bylaws of Sequana (the "Sequana Bylaws") and in certain indemnification agreements between Sequana and such directors and officers, will survive the Merger, and that Arris will cause the Surviving Corporation to perform its obligations arising thereunder for at least six years from the Effective Time. Subject to certain limitations, Arris has also agreed to cause the Surviving Corporation to maintain in effect for six years after the Effective Time a policy of directors' and officers' liability insurance in existence at the date of the Reorganization Agreement for the benefit of persons serving as directors and officers of Sequana as of such date.

     Acceleration of Certain Stock Options. All stock options granted by Sequana, including those held by officers and directors of Sequana, will become exercisable (including as to shares not otherwise vested) prior to the Sequana Special Meeting contingent upon the consummation of the Merger.

     Employment/Severance Arrangements. Sequana has entered into certain employment and severance agreements with certain of its executive officers and other management. Arris intends to enter into employment agreements with certain current Sequana officers following consummation of the Merger. See "Approval of the Merger and Related Transactions--Interests of Certain Persons in the Merger."

     Similarly, certain members of the Arris Board of Directors may have interests in the Merger that are in addition to their interests as stockholders in Arris generally. In particular, it is the current intention of Arris to fully vest all options of those Arris Board members who resign in order to cause the Arris Board of Directors to consist of those persons selected in accordance with the procedures set forth in the Reorganization Agreement. See "Approval of the Merger and Related Transactions -- Interests of Certain Persons in the Merger."

VOTING AGREEMENTS

     Pursuant to the Arris Voting Agreements, Sequoia Capital VI, Sequoia Technology Partners VI, Sequoia XXIII, Sequoia XXIV, Carlyle-Sequana Investors II, L.P., Carlyle-Sequana Investors, LLC, Kevin J. Kinsella and certain trusts of which he is trustee and New Enterprise Associates VI (individually, a "Voting Agreement Shareholder" and, collectively, the "Voting Agreement Shareholders"), who, as of the Record Date, beneficially owned in the aggregate approximately 19.3% of the outstanding shares of Sequana Common Stock, have agreed that, subject to certain limitations, they will vote their shares of Sequana Common Stock in favor of: (i) the Merger, (ii) the execution and delivery by Sequana of the Reorganization Agreement, (iii) the approval of the terms thereof, and (iv) each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance thereof. The Voting Agreement Shareholders have also delivered to Arris irrevocable proxies with respect to such matters. See "Approval of the Merger and Related Transactions--Voting Agreements."

AFFILIATE AGREEMENTS

     Sequana has made a covenant to deliver to Arris prior to the Sequana Shareholders' Meeting executed agreements that restrict the sale, transfer or other disposition of Sequana Common Stock received in the Merger from certain shareholders of Sequana who may be deemed to be affiliates of Sequana for purposes of Rule 145 under the Securities Act, in order to comply with the requirements of certain federal securities laws. See "Approval of the Merger and Related Transactions--Affiliate Agreements" and "--Resale of Arris Common Stock."

REGISTRATION RIGHTS

     Arris must use all reasonable efforts to cause persons who have registration rights with Sequana to become parties to an existing registration rights agreement of Arris, provided that Arris shall also use all reasonable efforts to cause such registration rights agreement to be amended so that it will not be effective until the earlier of the date 90 days after the first public offering of Arris Common Stock after the Effective Time and the first anniversary of the Effective Time. See "Reorganization Agreement -- Covenants -- Registration Rights."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger is expected to be a tax-free reorganization for federal income tax purposes, so that no gain or loss will be recognized by the Sequana shareholders on the exchange of Sequana Common Stock for Arris Common Stock, except to the extent that Sequana shareholders receive cash in lieu of fractional shares. The Reorganization Agreement does not require the parties to obtain a ruling from the Internal Revenue Service as to the tax consequences of the Merger. As a condition to the closing of the Merger, Sequana and Arris are to receive opinions from their respective counsel that, based on certain assumptions and certifications, the Merger will be treated as a tax-free reorganization for federal income tax purposes. SEQUANA SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THESE OF THE MERGER. See "Approval of the Merger and Related Transactions--Certain Federal Income Tax Consequences."

ANTICIPATED ACCOUNTING TREATMENT

     The Merger is intended to be accounted for as a purchase for financial reporting purposes in accordance with generally accepted accounting principles. See "Approval of the Merger and Related Transactions--Anticipated Accounting Treatment."

RIGHTS OF DISSENTING SHAREHOLDERS

     Holders of Sequana Common Stock are generally entitled to dissenters' rights with respect to the Merger under the CGCL, if, and only if, the holders of 5% or more of the outstanding Sequana Common Stock elect to exercise dissenters' rights in respect of their shares. If the Merger is approved by the affirmative vote of the holders of a majority of the outstanding Sequana Common Stock and is not terminated in accordance with the Merger Agreement, Sequana's shareholders who vote against the Merger and who have fully complied with all applicable provisions of the CGCL and whose shares constitute Sequana Dissenting Shares (as defined below) will have the right to require Sequana to purchase their shares of Sequana Common Stock held by them for cash at the fair market value thereof as of the date preceding the public announcement of the Merger, excluding any appreciation or depreciation resulting from the Merger but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. Under the CGCL, no shareholder of Sequana who is entitled to exercise dissenters' rights has any right at law or in equity to contest the validity of the Merger or to have the Merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the Merger had legally been voted in favor of the Merger. For a more detailed description the procedures applicable to the exercise of dissenters' rights, see "Approval of the Merger and Related Transactions--Rights of Dissenting Shareholders." The full text of the pertinent statutory provisions of the CGCL relating to the proper exercise of such dissenters' rights is attached hereto as Appendix D and should be read carefully and in its entirety.

     Holders of Arris Common Stock are not entitled to appraisal rights under the DGCL because Arris is not a constituent corporation to the Merger under the DGCL.

                                  RISK FACTORS

     The Merger and an investment in securities of Arris involve certain risks and uncertainties, including risks related to the integration of Arris and Sequana, risks associated with a fixed Exchange Ratio, risks relating to the respective businesses of Arris and Sequana and other risks and uncertainties discussed under "Risk Factors" and elsewhere in this Joint Proxy Statement/Prospectus and in the documents incorporated herein by reference. See "Risk Factors."

                           MARKETS AND MARKET PRICES

     Arris Common Stock is listed on the Nasdaq National Market under the symbol "ARRS." On October 31, 1997, the last trading day before the announcement by Arris and Sequana that they had entered into the Reorganization Agreement, the closing sale price of Arris Common Stock as reported on the Nasdaq National Market was $12.00 per share. On December 2, 1997, the closing sale price of Arris Common Stock as reported on the Nasdaq National Market was $9.56. There can be no assurance as to the actual price of Arris Common Stock prior to, at or at any time following the Effective Time.

     Sequana Common Stock is traded on the Nasdaq National Market under the symbol "SQNA." On October 31, 1997, the last trading day before the announcement by Arris and Sequana that they had entered into the Reorganization Agreement, the closing sale price of Sequana Common Stock as reported by the Nasdaq National Market was $11.13 per share. Following the Merger, Sequana Common Stock will cease to be traded on Nasdaq. On December 2, 1997, the closing sale price of Sequana Common Stock as reported by the Nasdaq National Market was $12.81. There can be no assurance as to the actual price of Sequana Common Stock prior to or at the Effective Time. See "Risk Factors--Risks Relating to the Merger--Risks Associated with Fixed Exchange Ratio" and "Comparative Per Share Market Price Data and Dividend Policy."

     Following the Merger, assuming necessary approvals, Arris will change its corporate name to AxyS Pharmaceuticals, Inc. Arris will apply to have the Arris Common Stock, including the Arris Common Stock issuable upon the exchange for Sequana Common Stock, approved for quotation on the Nasdaq National Market under the symbol "AXPH."

               SELECTED HISTORICAL FINANCIAL INFORMATION OF ARRIS

     The following selected historical consolidated financial data of Arris at December 31, 1995 and 1996 and for the three years ended December 31, 1996 should be read in conjunction with the audited consolidated financial statements of Arris and related notes thereto, all of which are incorporated by reference in this Joint Proxy Statement/Prospectus. The selected historical financial information of Arris as of and for the nine months ended September 30, 1997 has been derived from the unaudited consolidated financial statements of Arris and, in the opinion of Arris' management, reflects all adjustments necessary for the fair presentation of such unaudited interim financial information. The selected historical financial information as of December 31, 1992, 1993 and 1994 and for the years ended December 31, 1992 and 1993 has been derived from Arris' audited consolidated financial statements which are not included or incorporated by reference herein.

                                                                                          NINE MONTHS
                                                  YEAR ENDED DECEMBER 31,                    ENDED
                                      ------------------------------------------------   SEPTEMBER 30,
                                       1992      1993      1994       1995      1996         1997
                                      -------   -------   -------   --------   -------   -------------
                                            (IN THOUSANDS EXCEPT PER SHARE DATA)          (UNAUDITED)
STATEMENT OF OPERATIONS DATA:

  Revenues..........................  $    --   $ 2,542   $ 8,304   $ 16,727   $21,560      $18,413
  Operating loss....................   (8,525)   (8,651)   (8,861)   (24,723)   (8,398)      (9,560)
  Net loss..........................   (8,593)   (8,479)   (8,339)   (23,733)   (5,928)      (7,754)
  Net loss per share................  $ (2.15)  $ (2.10)  $ (0.97)  $  (2.71)  $ (0.45)     $ (0.52)

                                                        DECEMBER 31,
                                      ------------------------------------------------   SEPTEMBER 30,
                                       1992      1993      1994       1995      1996         1997
                                      -------   -------   -------   --------   -------   -------------
                                                       (IN THOUSANDS)                     (UNAUDITED)
BALANCE SHEET DATA:

  Total assets......................  $11,934   $31,063   $34,786   $ 40,293   $80,832      $72,852
  Total loans and capital lease
     obligations, less current
     portion........................    1,095     1,130     1,645      3,263     8,703       13,255
  Total stockholders' equity........  (16,288)   21,654    13,425      7,278    52,900       46,652

              SELECTED HISTORICAL FINANCIAL INFORMATION OF SEQUANA

     The following selected historical consolidated financial data of Sequana at December 31, 1995 and 1996 and for the three years ended December 31, 1996 should be read in conjunction with the audited consolidated financial statements of Sequana and related notes thereto, all of which are incorporated by reference in this Joint Proxy Statement/Prospectus. The selected historical financial information of Sequana as of and for the nine months ended September 30, 1997 has been derived from the unaudited consolidated financial statements of Sequana and, in the opinion of Sequana's management, reflects all adjustments necessary for the fair presentation of such unaudited interim financial information. The selected historical financial information as of December 31, 1993 and 1994 and for the period from February 3, 1993 (inception) through December 31, 1993 has been derived from Sequana's audited consolidated financial statements which are not included or incorporated by reference herein.

                                      PERIOD FROM
                                    FEBRUARY 3, 1993                                            NINE
                                      (INCEPTION)                                              MONTHS
                                        THROUGH            YEARS ENDED DECEMBER 31,             ENDED
                                      DECEMBER 31,     --------------------------------     SEPTEMBER 30,
                                          1993          1994        1995         1996           1997
                                    ----------------   -------     -------     --------     -------------
                                           (IN THOUSANDS EXCEPT PER SHARE DATA)              (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
  Revenues........................      $     --       $ 2,389     $10,762     $  9,705       $  12,966
  Operating loss..................        (2,374)       (6,719)     (7,455)     (25,063)        (13,195)
  Net loss........................        (2,379)       (6,646)     (6,070)     (22,219)        (12,502)
  Net loss per share..............      $  (1.26)      $ (2.02)    $ (0.92)    $  (2.31)      $   (1.22)

                                                       DECEMBER 31,
                                    ---------------------------------------------------     SEPTEMBER 30,
                                          1993          1994        1995         1996           1997
                                    ----------------   -------     -------     --------     -------------
                                                      (IN THOUSANDS)                         (UNAUDITED)
BALANCE SHEET DATA:

  Total assets....................      $  2,728       $21,108     $48,001     $ 66,093       $  68,290
  Total loans and capital lease
     obligations, less current
     portion......................            --         2,156       2,804        4,524           7,313
  Total shareholders' equity......         1,039        17,318      38,774       51,849          48,793

        ARRIS PHARMACEUTICAL CORPORATION AND SEQUANA THERAPEUTICS, INC.

                              UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

     The following pages 16 through 19 contain the unaudited pro forma combined condensed balance sheet as of September 30, 1997, the unaudited pro forma combined condensed statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 and the notes thereto.

     The unaudited pro forma combined condensed balance sheet and the unaudited pro forma combined condensed statements of operations (collectively, the "Unaudited Pro Forma Statements") were prepared to give effect to the Merger accounted for under the purchase method of accounting. The unaudited pro forma combined condensed balance sheet assumes that the Merger occurred on September 30, 1997. The unaudited pro forma combined condensed statements of operations assume that the Merger occurred on January 1, 1996. The Unaudited Pro Forma Statements are based on the historical consolidated financial statements of Arris and Sequana under the assumptions and adjustments set forth in the accompanying notes to the Unaudited Pro Forma Statements. The combined condensed financial information for the fiscal year ended December 31, 1996 has been obtained from the consolidated financial statements of Arris and Sequana which have been audited by Ernst & Young LLP, the independent auditors for both Arris and Sequana. The selected financial data for Arris and Sequana for the nine-month period ended September 30, 1997 has been obtained from their respective unaudited financial statements and includes, in the opinion of Arris' and Sequana's management, all adjustments necessary to present fairly the data for such period. The Unaudited Pro Forma Statements may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future.

     The pro forma adjustments are based upon available information and upon certain assumptions as described in the notes to the Unaudited Pro Forma Statements that Arris' management believes are reasonable in the circumstances. The purchase price has been allocated to the acquired assets and liabilities based on a preliminary determination from an independent appraisal of their respective fair values. In accordance with generally accepted accounting principles, the amount allocated to in-process technology will be charged to expense in the quarter in which the Merger is consummated. This adjustment has been excluded from the unaudited pro forma combined condensed statements of operations as it is a nonrecurring item. Although Arris believes, based on available information, that the fair values and allocation of the purchase price included in the Unaudited Pro Forma Statements are reasonable estimates, final purchase accounting adjustments will be made on the basis of evaluations and estimates made after the Merger is consummated. As a result, the final allocation of costs related to the Merger may differ from that presented herein. The Unaudited Pro Forma Statements and accompanying notes should be read in conjunction with the separate consolidated financial statements and notes thereto of Arris and Sequana which have been incorporated by reference in this Joint Proxy Statement/Prospectus.

        ARRIS PHARMACEUTICAL CORPORATION AND SEQUANA THERAPEUTICS, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1997

                                     ASSETS

                                                                                          PRO FORMA
                                                                                           COMBINED
                                                                         PRO FORMA        REFLECTING
                                                    ARRIS    SEQUANA    ADJUSTMENTS         MERGER
                                                   -------   --------   -----------       ----------
                                                                    (IN THOUSANDS)
Current assets:
  Cash, cash equivalents and short-term
     investments.................................  $55,319   $ 45,336                     $  100,655
  Investment in Aurora Biosciences Corporation...       --      8,588                          8,588
  Prepaid expenses and other current assets......    2,064      2,620                          4,684
                                                   -------   --------                      ---------
          Total current assets...................   57,383     56,544                        113,927
Long-term marketable investments.................      995         --                            995
Property and equipment, net......................   12,759      8,100                         20,859
Investment in joint venture......................       --      2,868                          2,868
Other assets.....................................    1,715        778    $   2,670(b)          5,163
                                                   -------   --------    ---------         ---------
          Total Assets...........................  $72,852   $ 68,290    $   2,670        $  143,812
                                                   =======   ========    =========         =========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses..........  $ 4,457   $  3,569    $   4,985(a)     $   14,363
                                                                             1,352(a)
  Current portion of deferred revenue............    6,886      4,741                         11,627
  Current portion of capital leases and debt
     obligations.................................    1,519      3,874                          5,393
                                                   -------   --------    ---------         ---------
          Total current liabilities..............   12,862     12,184        6,337            31,383
                                                   -------   --------    ---------         ---------
Deferred revenue, noncurrent.....................       83         --                             83
Capital lease and debt obligations, net of
  current portion................................   13,255      7,313                         20,568
Stockholders' equity:
  Common stock...................................  117,410     92,605      163,877(a)        281,287
                                                                           (92,605)(d)
  Note receivable from officer...................     (200)      (262)         262(d)           (200)
  Deferred compensation..........................       --       (866)         866(d)             --
  Unrealized gain on marketable equity
     security....................................       --      7,133       (7,133)(d)            --
  Accumulated deficit............................  (70,558)   (49,817)      49,817(d)       (189,309)
                                                                          (118,751)(e)
                                                   -------   --------    ---------         ---------
          Total stockholders' equity.............   46,652     48,793       (3,667)           91,778
                                                   -------   --------    ---------         ---------
          Total Liabilities and Stockholders'
            Equity...............................  $72,852   $ 68,290    $   2,670        $  143,812
                                                   =======   ========    =========         =========

   See accompanying notes to unaudited pro forma combined condensed financial statements.

        ARRIS PHARMACEUTICAL CORPORATION AND SEQUANA THERAPEUTICS, INC.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                        PRO FORMA
                                                                                         COMBINED
                                                                         PRO FORMA      REFLECTING
                                                ARRIS      SEQUANA      ADJUSTMENTS       MERGER
                                               -------     --------     -----------     ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues.....................................  $21,560     $  9,705                      $  31,265

Operating expenses:
  Research and development...................   24,319       26,397       $   712(c)        51,428
  General and administrative.................    5,409        5,005           178(c)        10,592
  Acquired in-process research and
     development.............................      230        3,366                          3,596
                                               -------     --------        ------         --------
          Total operating expenses...........   29,958       34,768           890           65,616
                                               -------     --------        ------         --------
Operating loss...............................   (8,398)     (25,063)         (890)         (34,351)
Interest income..............................    3,140        3,277                          6,417
Interest expense.............................     (670)        (433)                        (1,103)
                                               -------     --------        ------         --------
Net loss.....................................  $(5,928)    $(22,219)      $   890        $ (29,037)
                                               =======     ========        ======         ========
Net loss per share...........................  $ (0.45)    $  (2.31)                     $   (1.03)
                                               =======     ========                       ========
Shares used in computing net loss per
  share......................................   13,177        9,625                         28,107(f)
                                               =======     ========                       ========

   See accompanying notes to unaudited pro forma combined condensed financial statements.

        ARRIS PHARMACEUTICAL CORPORATION AND SEQUANA THERAPEUTICS, INC.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                            STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                                                        PRO FORMA
                                                                                         COMBINED
                                                                         PRO FORMA      REFLECTING
                                                ARRIS      SEQUANA      ADJUSTMENTS       MERGER
                                               -------     --------     -----------     ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues.....................................  $18,413     $ 12,966                      $  31,379

Operating expenses:
  Research and development...................   22,841       22,292       $   534(c)        45,667
  General and administrative.................    5,132        3,869           134(c)         9,135
                                               -------     --------        ------         --------
          Total operating expenses...........   27,973       26,161           668           54,802
                                               -------     --------        ------         --------
Operating loss...............................   (9,560)     (13,195)         (668)         (23,423)
Equity in net loss of joint venture..........       --         (874)                          (874)
Interest income..............................    2,513        2,020                          4,533
Interest expense.............................     (707)        (453)                        (1,160)
                                               -------     --------        ------         --------
Net loss.....................................  $(7,754)    $(12,502)      $   668        $ (20,924)
                                               =======     ========        ======         ========
Net loss per share...........................  $ (0.52)    $  (1.22)                     $   (0.70)
                                               =======     ========                       ========
Shares used in computing net loss per
  share......................................   14,978       10,206                         29,908(f)
                                               =======     ========                       ========

   See accompanying notes to unaudited pro forma combined condensed financial statements.

        ARRIS PHARMACEUTICAL CORPORATION AND SEQUANA THERAPEUTICS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The pro forma information presented is theoretical in nature and not necessarily indicative of the future consolidated results of operations of the Company or the consolidated results of operations which would have resulted had the Merger taken place during the periods presented. The Unaudited Pro Forma Statements reflect the effects of the Merger, assuming the Merger and related events occurred as of September 30, 1997 for the purposes of the unaudited pro forma condensed combined balance sheet and as of January 1, 1996 for the purposes of the unaudited pro forma condensed combined statements of operations.

2. PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENT ADJUSTMENTS

     (a) The purchase price for the Merger was determined as follows (in thousands):

        Arris common stock (approximately 15 million shares at $11.50 per share, net of consideration received from exercise of
          options)........................................................  $163,877
        Estimated transaction and other direct acquisition costs..........     4,985
        Estimated severance costs for Sequana employees...................     1,352
                                                                            --------
                                                                            $170,214
                                                                            ========

     (b) The actual allocation of the purchase price will be based on the estimated fair values of the net assets of Sequana at the consummation of the Merger. For purposes of the pro forma financial statements, such allocation has been estimated as follows (in thousands):

        Net assets of Sequana at September 30, 1997.......................  $ 48,793
        In-process technology.............................................   118,751
        Acquired workforce................................................     2,670
                                                                            --------
                                                                            $170,214
                                                                            ========

     (c) Amortization of the acquired workforce will be over the estimated useful life of three years.

     (d) Elimination of Sequana stockholders' equity amounts.

     (e) The pro forma combined condensed balance sheet includes a charge of approximately $119 million for the write-off of purchased in-process technology which arose from the Merger and is based upon a preliminary determination from an independent appraisal of the acquired assets and liabilities. This charge is not reflected in the pro forma combined condensed statements of operations included herein since it is a non-recurring charge directly attributable to the transaction.

     (f) The shares used in computing the unaudited pro forma combined net loss per share for the year ended December 31, 1996 and nine months ended September 30, 1997 are based upon the historical weighted average common shares outstanding adjusted to reflect the issuance, as of January 1, 1996, of approximately 15 million shares of Arris Common Stock as described in (a) above.

        ARRIS PHARMACEUTICAL CORPORATION AND SEQUANA THERAPEUTICS, INC.
                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share data of Arris and Sequana and combined per share data on an unaudited pro forma basis after giving effect to the Merger as a purchase, assuming that 1.35 shares of Arris Common Stock, are issued in exchange for each share of Sequana Common Stock in the Merger. The historical per share data of Arris and Sequana presented below is presented as of and for the nine months ended September 30, 1997 and as of and for the year ended December 31, 1996. The pro forma per share data presented below combines Arris' per share data for the nine months ended September 30, 1997 and as of and for the year ended December 31, 1996 with Sequana's per share data for the same period. This data should be read in conjunction with the selected historical financial information, the unaudited condensed pro forma combined financial statements and the separate historical financial statements of Arris and Sequana and the notes thereto incorporated or included elsewhere in this Joint Proxy Statement/Prospectus. The unaudited pro forma combined condensed financial statements are not necessarily indicative of the operating results or financial position that would have been achieved had the Merger been consummated at the beginning of the period presented and should not be construed as representative of future operations.

                                                             AS OF OR FOR THE
                                                             NINE MONTHS ENDED       AS OF OR FOR
                                                               SEPTEMBER 30,        THE YEAR ENDED
                                                                   1997            DECEMBER 31, 1996
                                                             -----------------     -----------------
HISTORICAL--ARRIS:
Net loss per common share................................         $  (.52)              $  (.45)
Book value per common share(1)...........................         $  3.49               $  3.57
HISTORICAL--SEQUANA:
Net loss per common share................................         $ (1.22)              $ (2.31)
Book value per common share(1)...........................         $  4.76               $  5.13
PRO FORMA COMBINED PER ARRIS SHARE:
Net loss per common share(2).............................         $  (.70)              $ (1.03)
Book value per common share(1)...........................         $  3.04               $  3.29
SEQUANA PER SHARE EQUIVALENTS(3):
Net loss per common share(2).............................         $  (.95)              $ (1.39)
Book value per common share(1)...........................         $  4.09               $  4.44

---------------

(1) The historical book value per common share is computed by dividing total stockholders' equity by the number of shares of common stock outstanding at the end of the period. The pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock as of each of the periods presented.

(2) Excludes a charge for in-process technology estimated to be approximately $119 million which will be charged to combined operations during the period in which the Merger is consummated.

(3) The Sequana Per Share Equivalents are calculated by multiplying the Arris combined pro forma per share amounts by the Exchange Ratio.

                                  RISK FACTORS

     This Joint Proxy Statement/Prospectus contains forward-looking statements that involve risks and uncertainties. Arris' and Sequana's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those discussed under this section as well as those discussed elsewhere in this Joint Proxy Statement/Prospectus and in the documents incorporated herein by reference. In addition to the other information in this Joint Proxy Statement/Prospectus, the following risk factors should be considered carefully by Sequana shareholders in determining whether or not to vote in favor of the adoption and the approval of the Reorganization Agreement and approval of the Merger and by Arris stockholders in determining whether or not to vote in favor of the issuance of shares of Arris Common Stock in the Merger and the adoption of the Arris Certificate of Amendment.

RISKS RELATING TO THE MERGER

     Uncertainty Relating to Integration. The Merger involves the integration of two companies that have previously operated independently. Such integration will require significant effort from each company, including the coordination of their research and development and business development efforts. There can be no assurance that Arris will integrate the respective operations of Arris and Sequana without encountering difficulties or experiencing loss of personnel, or that the benefits expected from such integration will be realized. The diversion of the attention of management and any difficulties encountered in the transition process (including the interruption of, or a loss of momentum in, Sequana's or Arris' activities and problems associated with employee uncertainty and the potential loss of key personnel) could have an adverse impact on Arris' ability to realize anticipated benefits from the Merger.

     Risks Associated with Fixed Exchange Ratio. As a result of the Merger, each outstanding share of Sequana Common Stock will be converted into the right to receive 1.35 shares of Arris Common Stock. Because the Exchange Ratio is fixed and will not increase or decrease due to fluctuations in the market price of either Arris or Sequana Common Stock, the specific value of the consideration to be received by Sequana shareholders in the Merger will depend on the market price of Arris Common Stock at the Effective Time. In the event that the market price of Arris Common Stock decreases or increases prior to the Effective Time, the market value at the Effective Time of Arris Common Stock to be received by Sequana shareholders in the Merger would correspondingly decrease or increase. The market prices of Arris Common Stock and Sequana Common Stock as of a recent date are set forth herein under "Summary--Market Price and Data," and "Comparative Per Share Market Price Data and Dividend Policy." Sequana shareholders are advised to obtain recent market quotations for Arris Common Stock and Sequana Common Stock. Arris Common Stock and Sequana Common Stock historically have been subject to price volatility. No assurance can be given as to the market prices of Arris Common Stock or Sequana Common Stock at any time. See "Comparative Per Share Market Price Data and Dividend Policy" and "--Price Volatility in Public Market."

     Effect of the Merger on Corporate Partners and Existing
Agreements. Certain of Sequana's and Arris' existing corporate partners may view the Merger as disadvantageous to them. As a consequence, the combined company's relationship with these strategic partners could be adversely affected. In addition, the Merger will provide certain corporate partners with the right to terminate their research and development agreements with Sequana under certain circumstances. There can be no assurance that these agreements will not be terminated. Sequana has announced that it is renegotiating the terms of its agreement with Glaxo Wellcome, Inc. ("Glaxo"), one of the corporate parties that has certain rights of termination. There can be no assurance that this renegotiation will be successful or that Glaxo will not exercise its rights to terminate such agreement. The termination of such agreements could have a material adverse effect on Sequana's business and operations. The Merger will require the consent of certain parties who have entered into contracts with Sequana. There can be no assurance that such consents will be given and, if not given, that such contracts will not terminate and, in the case of loan agreements, that amounts outstanding will not accelerate and become immediately due and payable.

     Rights of Holders of Sequana Common Stock Following the Merger. Following the Merger, holders of Sequana Common Stock outstanding as of the Effective Time will become holders of Arris Common Stock. Certain material differences exist between the rights of shareholders of Sequana under California law, the Amended and Restated Articles of Incorporation of Sequana (the "Sequana Articles of Incorporation") and the Sequana Bylaws, and the rights of stockholders of Arris under Delaware Law, the Arris Certificate of Incorporation and the bylaws of Arris (the "Arris Bylaws"). See "Comparison of Shareholders' Rights."

RISKS RELATING TO THE BUSINESSES OF ARRIS AND SEQUANA

     Early Stages of Development. All of the potential products of Arris are in an early stage of research and development and will require significant additional research and development efforts prior to any commercial use, including extensive preclinical and clinical testing and lengthy regulatory clearance. To date neither Sequana nor its collaborators have discovered any lead compounds for development as potential products based upon genes identified by Sequana. The time necessary to achieve market success for any individual product is long and uncertain. There can be no assurance that Arris' and Sequana's research or product development efforts or those of their collaborators will be successfully completed or that interim milestones will be achieved, that the current research being performed by Sequana will result in the identification of disease genes, that the identification of disease genes will facilitate the development of potential products, that the products currently under development by Arris will be successfully made into commercial products, that required regulatory clearance can be obtained, that products can be manufactured in adequate quantities at an acceptable cost and with appropriate quality or that any approved products can be successfully marketed or achieve customer acceptance. Commercial availability of any Arris or Sequana products is not expected for a number of years, if at all.

     The development of new pharmaceutical products is highly uncertain and subject to a number of significant risks. Products that appear to be promising at early stages of development may not reach the market for a number of reasons. Such products may be found to be ineffective or cause harmful side effects during preclinical testing or clinical trials, may fail to receive necessary regulatory clearance, may be difficult to manufacture on a large scale, may be uneconomical, may fail to achieve market acceptance or may be precluded from commercialization by proprietary rights of third parties.

     Dependence on Collaborative Relationships. Arris' and Sequana's strategy for the development, clinical testing, manufacturing and commercialization of certain of their potential products includes entering into collaborations with corporate partners, licensors, licensees and others. To date, Arris has entered into significant collaborations with Amgen, Inc., Bayer AG, Pharmacia & Upjohn, Inc., Merck & Co., Inc., Bristol-Myers Squibb Company, SmithKline Beecham Corporation and Abbott Laboratories. To date, Sequana has entered into significant collaborations with Boehringer Ingelheim GmbH, Corange International Ltd., Glaxo and Parke-Davis, a division of the Warner-Lambert Company ("Warner-Lambert"), and has formed a joint venture with Memorial Sloan-Kettering Cancer Center called Genos BioSciences, Inc. Substantially all of Arris' and Sequana's revenues to date have resulted from such collaborations, and Arris and Sequana are dependent on the activities of their collaborators with respect to the eventual commercialization of the potential products subject to such collaborations.

     The amount and timing of resources to be devoted to research, development, eventual clinical trials and commercialization activities by the collaborators are not within the control of Arris and Sequana. There can be no assurance that such partners will perform their obligations as expected or that Arris and Sequana will derive additional revenue from such arrangements beyond the minimum contractual commitments. Moreover, the collaboration agreements may be terminated under certain circumstances. Sequana and Glaxo are currently renegotiating the terms of their collaboration. Such collaboration may terminate as early as the earlier of April 1, 1998 or thirty days after consummation of the Merger. See "--Effects of Merger on Corporate Partners and Existing Agreements." In addition, the research funding phase of many of the collaborations of Arris will come to an end by the end of 1998 pursuant to the terms of the collaboration agreements unless continued or extended by the collaborators and certain Sequana collaboration agreements can be terminated in 1998 by the collaborators. The inability of Arris and Sequana to continue or renew any of these collaborations may have a material adverse effect on Arris' and Sequana's business, financial condition and results of operations. Finally, Sequana entered into numerous agreements relating to the provision of tissue samples, some of which are material to Sequana. The inability of Sequana to maintain or renew these agreements may adversely affect Sequana in the same manner as is discussed below for corporate collaborators.

     If any of Arris' and Sequana's collaborators breach or elect to terminate their agreements with Arris and Sequana or otherwise fail to conduct their collaborative activities in a timely manner, the development or commercialization of potential products or research programs may be delayed, and Arris and Sequana may be required to devote additional resources to product development and commercialization, or to terminate certain development programs. There can be no assurance that disputes will not arise in the future with respect to the ownership of rights to any technology developed with third parties. These and other possible disagreements between collaborators (or tissue sample providers) and each of Arris and Sequana could lead to delays in the achievement of milestones or receipt of payments therefor, collaborative research, development and commercialization of certain potential products or could require or result in litigation or arbitration, which could be time-consuming and expensive and would have a material adverse effect on Arris' and Sequana's business, financial condition and results of operations.

     Arris' and Sequana's collaborators in some cases are developing, either alone or with others, products that may compete with the development and marketing of Arris' and Sequana's potential products. In addition, some of these collaborators currently derive substantial revenues from products that will compete with the potential products being developed under the collaborations. Accordingly, there can be no assurance that the collaborators will not pursue their existing or alternative technologies in preference to diagnostic or therapeutic products being developed in collaboration with each of Arris and Sequana, respectively. In addition, there can be no assurance that Arris' and Sequana's collaborators will develop and market any potential products under the collaborations.

     Uncertainty Relating to Clinical Trials. Before obtaining regulatory clearance for the commercial sale of any of their potential products under development, Arris and Sequana or their respective collaborators must demonstrate through preclinical studies and clinical trials that the potential product is safe and efficacious for use in humans for each target indication. The results from preclinical studies and early clinical trials, however, may not be predictive of results that will be obtained in large-scale testing, and there can be no assurance that any clinical trials will demonstrate sufficient safety and efficacy necessary to obtain the requisite regulatory clearance or will result in marketable products. A number of companies in the pharmaceutical industry, including biotechnology companies, have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and efficacy of a potential product under development could delay or prevent regulatory approval of the potential product and would have a material adverse effect on Arris' and Sequana's business, financial condition and results of operations.

     Any drug is likely to produce some toxicities or undesirable side effects in animals and in humans when administered at sufficiently high doses and/or for sufficiently long periods of time. There can be no assurance that unacceptable toxicities or side effects will not occur at any dose level at any time in the course of toxicological studies or of clinical trials of potential products. The appearance of any such unacceptable toxicities or side effects in toxicology studies or in clinical trials could cause Arris or Sequana or their respective collaborators or regulatory authorities to interrupt, limit, delay or abort the development of any of potential products and could ultimately prevent clearance by the FDA or foreign regulatory authorities for any or all targeted indications. Even after being cleared by the FDA or foreign regulatory authorities, a product may later be shown to be unsafe or to not have its purported effect, thereby preventing widespread use or requiring withdrawal from the market. There can be no assurance that any potential products under development by Arris and Sequana or their collaborators will be safe or effective when administered to patients.

     Arris currently has one compound, APC 366, in clinical trials. Phase IIa studies with APC 366 in a liquid aerosol formulation have been completed. APC 366 is being reformulated for administration as a dry powder. Once reformulation is accomplished, clinical trials are expected to be performed to establish the safety and efficacy of APC 366. There can be no assurance that Arris will be able to reformulate APC 366 or to complete clinical trials of APC 366 successfully, or at all. Nor can there be assurances that other drug candidates entering clinical trials, if any, will successfully complete such trials or that Arris will be able to demonstrate the safety and efficacy of such drug candidates. Clinical trial results that show insufficient safety or efficacy would have a material adverse effect on Arris' business, financial condition and results of operations. Sequana currently does not have any products in clinical trials.

     Uncertainty Relating to Sequana's Ability to Commercialize Gene Discoveries. There can be no assurance that Sequana's positional cloning technology and approach to gene discovery will enable it to successfully identify and characterize the specific genes that cause or predispose individuals to the complex, polygenic (i.e., associated with more than one gene) diseases that are the targets of its gene discovery programs. Even if Sequana is successful in identifying specific genes, there can be no assurance that its gene discoveries will lead to the development of commercial products. Once Sequana identifies specific genes, it may rely upon others to complete characterization of such genes and plans to rely on others to develop and commercialize products based upon such genes. Sequana's success will depend, in part, upon its ability to focus its research efforts on diseases that are suitable candidates for gene-based diagnostic and therapeutic products and that are associated with genes which may be identified and characterized through the use of positional cloning techniques. The polygenic diseases targeted by Sequana generally are believed to be caused by a number of genetic as well as environmental factors, and there can be no assurance that such diseases can be successfully addressed through gene-based diagnostic or therapeutic products.

     Intense Competition; Rapid Technological Change. The biotechnology and pharmaceutical industries are intensely competitive. Many companies, including biotechnology, chemical and pharmaceutical companies, are actively engaged in the research and development of products in Arris' and Sequana's targeted areas. Many of these companies have substantially greater financial, technical and marketing resources than Arris and Sequana. In addition, many of these companies have considerable experience in research, preclinical testing, clinical trials and other regulatory approval procedures. Moreover, certain academic institutions, governmental agencies and other research organizations are conducting research in areas in which Arris and Sequana are working. These institutions are becoming increasingly aware of the commercial value of their findings and are becoming more active in seeking patent protection and licensing arrangements to collect royalties for the use of technology that they have developed. These institutions also may market competitive commercial products on their own or through joint ventures and will compete with Arris and Sequana in recruiting highly qualified scientific personnel.

     Arris and Sequana are pursuing areas of product development in which there is a potential for extensive technological innovation in relatively short periods of time. Arris' and Sequana's competitors may succeed in developing technologies or products that are more effective than those of Arris and Sequana. Rapid technological change or developments by others may result in Arris' and Sequana's technology or potential products becoming obsolete or noncompetitive. There can be no assurance that Arris' and Sequana's competitors will not develop more efficacious or more affordable products, or achieve earlier product development completion, patent protection, regulatory approval or product commercialization than Arris and Sequana.

     Dependence on Ability to Attract and Retain Professional Staff. Arris and Sequana are highly dependent on the principal members of their scientific and management staff. Retaining and attracting qualified personnel, consultants and advisors are critical to Arris' and Sequana's success. One major challenge facing the combined company is to integrate Arris and Sequana without losing key personnel. There can be no assurance that Arris will successfully integrate the respective operations without experiencing a loss of such personnel. The loss of key personnel may adversely affect the companies.

     To pursue their product research and development plans, Arris and Sequana will be required, and currently are seeking, to hire additional qualified scientific personnel to perform research and development. Expansion in product development and clinical testing also is expected to require the addition of management personnel and the development of additional expertise by existing management personnel. Arris and Sequana face intense competition for qualified individuals from numerous pharmaceutical and biotechnology companies, universities and other research institutions. There can be no assurance that Arris and Sequana will be able to attract and retain such individuals on acceptable terms or at all.

     Arris' and Sequana's academic collaborators are not employees of Arris and Sequana. As a result, Arris and Sequana have limited control over their activities and can expect that only limited amounts of their time will be dedicated to the activities of Arris and Sequana. Arris' and Sequana's academic collaborators may have relationships with other commercial entities, some of which could compete with Arris and Sequana.

     Future Capital Needs; Uncertainty of Additional Funding. Arris and Sequana have experienced significant operating losses since their respective inceptions. Arris and Sequana have not generated revenues from any products and expect that they will incur significant operating losses over at least the next several years as their research and development efforts and preclinical and clinical testing activities expand. The development of Arris' and Sequana's technology and potential products will require a commitment of substantial funds to conduct the costly and time-consuming research and preclinical and clinical testing activities necessary to develop and optimize such technology and potential products, Arris' and Sequana's future capital requirements will depend on many factors, including continued scientific progress in the research and development of Arris' and Sequana's technology and drug development programs, the ability of Arris and Sequana to establish new and maintain existing collaborations with others for product development, and the ability to achieve certain milestones under such collaborations.

     Arris and Sequana expect that their existing capital resources, including research and development revenues from existing collaborations, will enable Arris and Sequana to maintain current and planned operations for at least three years (assuming appropriate adjustments if existing programs cease being funded). However, Arris and Sequana expect to raise substantial additional capital to fund their operations before the end of this period and will need to continue to raise capital until they achieve substantial product or royalty revenues, if ever. Arris and Sequana expect that they will seek such additional funding through new collaborations, the extension of existing collaborations, or through public or private equity or debt financings. There can be no assurance that additional funding will be available on acceptable terms or at all. If additional funds are raised by issuing equity securities, further dilution to stockholders may result. If adequate funds are not available, Arris and Sequana may be required to delay, reduce the scope of or eliminate one or more of their research or development programs or to obtain funds through arrangements with collaborative partners or others that may require Arris and Sequana to relinquish rights to certain of their technologies or products that Arris and Sequana would otherwise seek to develop or commercialize itself.

     Uncertainty Relating to Intellectual Property Rights. Arris' and Sequana's success will depend in large part on their ability to obtain patents, maintain trade secrets and operate without infringing on the proprietary rights of others, both in the United States and in other countries. The patent positions of biotechnology and pharmaceutical companies can be highly uncertain and involve complex legal and factual questions, and therefore the breadth of claims allowed in biotechnology and pharmaceutical patents or their enforceability cannot be predicted. There is substantial uncertainty regarding the patentability of gene fragments or genes without known function. In addition, Arris' and Sequana's ability to obtain patent protection on genes which Arris and Sequana identify and characterize, or products based on such genes, is uncertain. There can be no assurance that any of Arris' and Sequana's patents, if issued, will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection or competitive advantages to Arris and Sequana.

     The commercial success of Arris and Sequana also will depend, in part, on Arris and Sequana not infringing patents issued to others and not breaching the technology licenses upon which any of Arris' and Sequana's potential products are based. A number of pharmaceutical companies, biotechnology companies, universities and research institutions have filed patent applications or received patents in the areas of Arris' and Sequana's programs. In addition, patent applications relating to Arris' and Sequana's potential products or technology may currently be pending. Some of these applications or patents may limit or preclude Arris' and Sequana's applications, or conflict in certain respects with claims made under Arris' and Sequana's patents, if issued. Furthermore, Arris has in the past been, and Arris and Sequana may from time to time in the future be notified of claims that Arris and Sequana may be infringing patents or other intellectual property rights owned by third parties. Arris' and Sequana's breach of an existing license or failure to obtain a license to technology required to commercialize their potential products could have a material adverse impact on Arris' and Sequana's business, financial condition or results of operations.

     Litigation, which could result in substantial costs to Arris and Sequana, also may be necessary to enforce any patents issued to Arris and Sequana or to determine the scope and validity of third-party proprietary rights. If competitors of Arris and Sequana prepare and file patent applications in the United States that claim technology also claimed by Arris and Sequana, Arris and Sequana may have to participate in interference proceedings declared by the Patent and Trademark Office ("PTO") to determine priority of invention, which could result in substantial cost to Arris and Sequana, even if the eventual outcome is favorable. An adverse outcome could subject Arris and Sequana to significant liabilities to third parties and require Arris and Sequana to license disputed rights from third parties or to cease using such technology.

     Arris and Sequana also rely on trade secrets to protect their technology, especially where patent protection is not believed to be appropriate or obtainable. Arris and Sequana protect their proprietary technology and processes, in part, by confidentiality agreements with their employees, consultants and certain contractors. There can be no assurance that these agreements will not be breached, that Arris and Sequana would have adequate remedies for any breach, or that Arris' and Sequana's trade secrets will not otherwise become known or be independently discovered by competitors.

     Governmental Regulation; No Assurance of Regulatory Clearance. The manufacturing and marketing of Arris' and Sequana's potential products and their ongoing research and development activities are subject to extensive regulation by numerous governmental authorities in the United States and other countries. Failure to comply with applicable FDA or other applicable regulatory requirements could result in criminal prosecution, civil penalties, recall or seizure of products, total or partial suspension of production or injunction, as well as other regulatory action against Arris and Sequana or their potential products.

     Prior to marketing in the United States, any diagnostic or therapeutic product developed by Arris and Sequana or their respective collaborators must undergo rigorous preclinical and clinical testing and an extensive regulatory approval process implemented by the FDA under the federal Food, Drug and Cosmetic Act. Satisfaction of such regulatory requirements, which includes satisfying the FDA that the product is both safe and effective, typically takes several years or more depending upon the type, complexity and novelty of the product and requires the expenditure of substantial resources. Preclinical studies must be conducted in conformity with the FDA's good laboratory practice regulations. Before commencing clinical investigations in humans, Arris and Sequana or their respective collaborators must submit to and receive approval from the FDA of an investigational new drug application ("IND"). There can be no assurance that submission of an IND would result in FDA authorization to commence clinical trials. Clinical testing must meet requirements for institutional review board oversight, informed consent and good clinical practice requirements and is subject to continuing FDA oversight. Arris and Sequana do not have extensive experience in conducting and managing the clinical testing necessary to obtain regulatory approval. Clinical trials may require large numbers of test subjects. Furthermore, Arris, Sequana, their respective collaborators or the FDA may suspend clinical trials at any time if it is believed that the subjects participating in such trials are being exposed to unacceptable health risks or the FDA finds deficiencies in the IND or the conduct of the investigation. Further, FDA regulations subject sponsors of clinical investigations to numerous regulatory requirements, including, among other requirements, selection of qualified investigators, proper monitoring of the investigations, recordkeeping and record retention, and ensuring that FDA and all investigators are promptly informed of significant new adverse effects or risks with respect to the drug, as well as other ongoing reporting requirements.

     Before receiving FDA approval to market a product, Arris and Sequana or their respective collaborators will have to demonstrate that the product is safe and effective on the patient population that will be treated. Data obtained from preclinical and clinical activities are susceptible to varying interpretations which could delay, limit or prevent regulatory clearance. In addition, delays or rejections may be encountered based upon additional government regulation from future legislation or administrative action or changes in FDA policy during the period of product development, clinical trials and FDA regulatory review. Similar delays also may be encountered in foreign countries. There can be no assurance that even after such time and expenditures, regulatory clearance will be obtained for any products developed by Arris, Sequana and their collaborators. If regulatory clearance of a product is granted, such clearance will be limited to those disease states and conditions for which the product is useful, as demonstrated through clinical studies. Marketing or promoting a drug for an unapproved indication is prohibited. Furthermore, clearance may entail ongoing requirements for postmarketing studies. Even if such regulatory clearance is obtained, the marketed product, the manufacturer and the manufacturing facilities are subject to continual review and periodic inspections by the FDA. Discovery of previously unknown problems with a product, manufacturer or facility may result in restrictions on such product or manufacturer, including costly recalls or even withdrawal of the product from the market.

There can be no assurance that any product developed by Arris or Sequana alone or in conjunction with others will prove to be safe and efficacious in clinical trials and will meet all of the applicable regulatory requirements needed to receive marketing approval.

     Outside the United States, the ability of Arris, Sequana and their collaborators to market a product is contingent upon receiving a marketing authorization from the appropriate regulatory authorities. The requirements governing the conduct of clinical trials, marketing authorization, pricing and reimbursement vary widely from country to country. At present, foreign marketing authorizations are applied for at a national level, although within the European Union ("EU"), certain registration procedures are available to companies wishing to market a product in more than one EU member state. If the applicable regulatory authority is satisfied that adequate evidence of safety, quality and efficacy has been presented, a marketing authorization will be granted. This foreign regulatory approval process includes all of the risks associated with FDA clearance set forth above.

     Uncertainty of Pharmaceutical Pricing, Health Care Reform and Related Matters. The business and financial condition of pharmaceutical and biotechnology companies will continue to be affected by the efforts of governmental and third-party payors to contain or reduce the cost of health care. In certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to governmental control. In the United States, there have been, and Arris and Sequana expect that there will continue to be, a number of federal and state proposals to implement similar governmental control. In addition, an increasing emphasis on managed care in the United States has and will continue to increase the pressure on pharmaceutical pricing. Although Arris and Sequana cannot predict whether any such legislative or regulatory proposals will be adopted or the effect such proposals or managed care efforts may have on their business, the announcement of such proposals or efforts could have a material adverse effect on Arris' and Sequana's ability to raise capital, and the adoption of such proposals or efforts could have a material adverse effect on Arris' business and financial condition. Further, to the extent that such proposals or efforts have a material adverse effect on other pharmaceutical companies that are prospective collaborators with Arris and Sequana, Arris' and Sequana's ability to establish a strategic alliance may be adversely affected.

     In both domestic and foreign markets, sales of Arris' and Sequana's potential products will depend in part on the availability of reimbursement from third-party payors on such as government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. There can be no assurance that Arris' and Sequana's potential products will be considered cost-effective or that adequate third-party reimbursement will be available to enable Arris and Sequana to maintain price levels sufficient to realize an appropriate return on their investment in product development.

     Lack of Manufacturing Experience; Dependence on Contract
Manufacturers. Arris and Sequana have no manufacturing facilities. Arris' and Sequana's potential products have never been manufactured on a commercial scale. Furthermore, Arris and Sequana must rely on their collaborators to manufacture potential products created by the collaborations. Although Arris and Sequana believe that they themselves or their collaborators or contract manufacturers will be able to manufacture their products in a commercially viable manner, there can be no assurance that such products can be manufactured at a cost or in quantities necessary to make them commercially viable. If Arris and Sequana and their collaborators are unable to manufacture or contract with others for a sufficient supply of their compounds on acceptable terms, or if they should encounter delays or difficulties in their relationships with third party manufacturers, the preclinical and clinical testing schedules for such products would be delayed, resulting in delay in the submission of products for regulatory approval or the market introduction and subsequent sales of such products, which would have a material adverse effect on Arris and Sequana. Moreover, Arris and Sequana and their collaborators and contract manufacturers must adhere to current good manufacturing practices regulations enforced by the FDA through their facilities inspection program. If these facilities cannot pass a pre-approval plant inspection, the FDA pre-market approval of the products will not be granted.

     Lack of Marketing Experience; Dependence on Third Parties. Arris and Sequana currently have no sales, marketing or distribution capability. Arris and Sequana will rely on their collaborative relationships to market certain of their potential products, may enter into future collaborations by which Arris and Sequana will come to rely on the collaboration to market their products, and may decide to market other potential products directly. To market any of their potential products directly, Arris and Sequana must develop a marketing and sales force with technical expertise and with supporting distribution capability. There can be no assurance that Arris and Sequana will be able to establish in-house sales and distribution capabilities or relationships with third parties, or that it will be successful in gaining market acceptance for their potential products. Under their existing collaborations, and to the extent that Arris and Sequana enter into future co-promotion or other licensing arrangements, any revenues received by Arris and Sequana under those collaborations will depend upon the efforts of third parties, and there can be no assurance that such efforts will be successful.

     No Assurance of Market Acceptance. There can be no assurance that, if cleared for marketing, any of Arris' and Sequana's potential products will achieve market acceptance. The degree of market acceptance will depend upon a number of factors, including the receipt of regulatory approvals, the establishment and demonstration in the medical community of the clinical efficacy and safety of Arris' and Sequana's product candidates and their potential advantages over existing treatment methods and reimbursement policies of government and third-party payors. There is no assurance that physicians, patients, payors or the medical community in general will accept and utilize any products that may be developed by Arris and Sequana.

     Risks of Product Liability; Uncertain Availability of Insurance. The use of any of Arris' and Sequana's potential products in clinical trials, manufacturing, marketing and the sale of any approved products may expose Arris and Sequana to liability claims resulting from the use of such products. These claims might be made directly by consumers, pharmaceutical companies or others. Arris maintains product liability insurance coverage for claims arising from the use of their products. However, coverage is becoming increasingly expensive. No assurance can be given that Arris and Sequana or their strategic alliance partners will be able to obtain and maintain commercially reasonable product liability insurance or, if maintained, that insurance can be acquired at a reasonable cost or in sufficient amounts to protect Arris and Sequana against losses due to liability. A successful product liability claim or series of claims brought against Arris and Sequana could have a material adverse effect on their business, financial condition and results of operations.

     Hazardous Materials. Arris' and Sequana's research and development programs involve the controlled use of hazardous materials, chemicals and various radioactive compounds. Arris and Sequana may incur substantial costs to comply with environmental regulations if Arris and Sequana develop manufacturing capacity. Although Arris and Sequana believe that their safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, Arris and Sequana could be held liable for any damages that result and any such liability which could have a material adverse effect on Arris' and Sequana's business, financial condition and results of operations.

     Anti-takeover Provisions. The Arris Certificate of Incorporation and the Arris Bylaws require that any action required or permitted to be taken by stockholders of Arris must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent. Special meetings of the stockholders of Arris may be called only by the Arris Board of Directors, the Chairman of the Arris Board of Directors or the President of Arris. These and other charter provisions may discourage certain types of transactions involving an actual or potential change in control of Arris, including transactions in which the stockholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of the stockholders to approve transactions they may deem to be in their best interests. In addition, the Boards of Directors of both Arris and Sequana, each have the authority, without action by the stockholders, to fix the rights and preferences of and to issue shares of Preferred Stock, which also may have the effect of delaying or preventing a change in control of Arris or Sequana. See "Comparison of Shareholder Rights."

     Price Volatility in Public Market. The securities markets have from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market price of the common stock of many publicly traded biopharmaceutical companies has in the past been, and can in the future be expected to be, especially volatile. Announcements of technological innovations or new products of Arris and Sequana or their competitors, developments or disputes concerning patents or proprietary rights, publicity regarding actual or potential medical results relating to products under development by Arris and Sequana or their competitors, regulatory developments in both the U.S. and foreign countries, public concern as to the safety of biopharmaceutical products and economic and other external factors, as well as period-to-period fluctuations in Arris' and Sequana's operating and product development results, may have a significant impact on the market price of Arris' Common Stock.

     Both Arris' Common Stock and Sequana's Common Stock currently trade on the Nasdaq National Market. Upon consummation of the Merger, Sequana's Common Stock will no longer trade on the Nasdaq National Market. Arris' Common Stock will continue to trade on the Nasdaq National Market. See "Comparative Per Share Market Price Data and Dividend Policy."

     Absence of Dividends. Arris and Sequana have not paid any cash dividends since their respective inception and do not intend to pay any cash dividends in the foreseeable future.

                           THE ARRIS SPECIAL MEETING

PURPOSE OF THE ARRIS SPECIAL MEETING

     The purpose of the Arris Special Meeting is to consider and vote upon (i) the Share Issuance Proposal, (ii) the Certificate Proposal and (iii) the Plan Proposals. The Merger will occur only if the Share Issuance Proposal and the Certificate Proposal are approved.

     THE ARRIS BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND THE MERGER, AND RECOMMENDS A VOTE FOR APPROVAL OF THE SHARE ISSUANCE PROPOSAL, FOR APPROVAL OF THE CERTIFICATE PROPOSAL AND FOR APPROVAL OF THE PLAN PROPOSALS.

PROXIES

     The Arris Proxy accompanying this Joint Proxy Statement/Prospectus is being solicited on behalf of the Arris Board of Directors for use at the Arris Special Meeting.

DATE, TIME AND PLACE OF MEETING

     The Arris Special Meeting will be held at the Arris Principal Office on Wednesday, January 7, 1998, at 9:00 a.m., local time.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Arris Common Stock at the close of business on November 24, 1997 (the "Arris Record Date") will be entitled to notice of and to vote at the Arris Special Meeting. At the close of business on November 24, 1997 Arris had outstanding and entitled to vote 15,169,759 shares of Arris Common Stock. See "Arris Principal Stockholders." Except for the stockholders identified herein under "Arris Principal Stockholders," as of the Arris Record Date, to the knowledge of Arris, no other person beneficially owns more than 5% of the outstanding Arris Common Stock.

     Each holder of record of Arris Common Stock on the Arris Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Arris Special Meeting.

SOLICITATION

     This Joint Proxy Statement/Prospectus was mailed to all Arris stockholders of record as of the Arris Record Date and constitutes notice of the Arris Special Meeting in conformity with the requirements of the DGCL.

     Regardless of whether the Merger is consummated, each of Arris and Sequana will pay its own costs and expenses incurred in connection with the Reorganization Agreement and the transactions contemplated by the Reorganization Agreement, except that fees and expenses (other than attorneys' fees) incurred in connection with the printing, filing and mailing of the Registration Statement and this Joint Proxy Statement/Prospectus will be shared equally by Arris and Sequana.

     Subject to the foregoing, the cost of the solicitation of proxies from holders of Arris Common Stock and all related costs will be borne by Arris. In addition, Arris may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Arris or, at Arris' request,
D. F. King & Co., Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but D. F. King & Co., Inc. will be paid its customary fee, estimated to be approximately $4,000, if it renders solicitation services.

VOTE REQUIRED

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Arris Common Stock entitled to vote at the Arris Special Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining a quorum.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes on each proposal. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

     Approval of the Share Issuance Proposal and the Plan Proposals requires the approval of a majority of the shares present in person or represented by proxy and entitled to vote at the Arris Special Meeting. Approval of the Certificate Proposal requires the approval of a majority of the outstanding shares of Arris Common Stock entitled to vote as of the Record Date. The officers and directors of Arris have indicated that they intend to arrange to have the approximately 6.7% of outstanding Arris Common Stock voted they own or may be deemed to own in favor of the Share Issuance Proposal, the Certificate Proposal and the Plan Proposals.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Corporate Secretary of Arris at Arris' Principal Office, 180 Kimball Way, South San Francisco, California 94080, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                          THE SEQUANA SPECIAL MEETING

PURPOSE OF THE SEQUANA SPECIAL MEETING

     The purpose of the Sequana Special Meeting is to consider and vote upon the approval and adoption of the Reorganization Agreement and approval of the Merger. The Sequana proxy accompanying this Joint Proxy Statement/Prospectus is being solicited on behalf of the Sequana Board of Directors for use at the Sequana Special Meeting.

     THE SEQUANA BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE REORGANIZATION AGREEMENT AND THE MERGER, AND RECOMMENDS A VOTE FOR ADOPTION AND APPROVAL OF THE REORGANIZATION AGREEMENT AND FOR APPROVAL OF THE MERGER.

PROXIES

     The Sequana Proxy accompanying this Joint Proxy Statement/Prospectus is being solicited on behalf of the Sequana Board of Directors for use at the Sequana Special Meeting.

DATE, TIME AND PLACE OF MEETING

     The Sequana Special Meeting will be held at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California on Wednesday, January 7, 1998, at 9:00 a.m., local time.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Sequana Common Stock at the close of business on November 24, 1997 (the "Sequana Record Date") will be entitled to notice of and to vote at the Sequana Special Meeting. At the close of business on November 24, 1997, Sequana had outstanding and entitled to vote 10,499,406 shares of Sequana Common Stock. See "Sequana Principal Shareholders." Except for the shareholders identified herein under "Sequana Principal Shareholders," as of the Sequana Record Date, to the knowledge of Sequana, no other person beneficially owns more than 5% of the outstanding Sequana Common Stock.

     Each holder of record of Sequana Common Stock on the Sequana Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Sequana Special Meeting.

SOLICITATION

     This Joint Proxy Statement/Prospectus was mailed to all Sequana shareholders of record as of the Sequana Record Date and constitutes notice of the Sequana Special Meeting in conformity with the requirements of the CGCL.

     Regardless of whether the Merger is consummated, each of Arris and Sequana will pay its own costs and expenses incurred in connection with the Reorganization Agreement and the transactions contemplated by the Reorganization Agreement, except that fees and expenses (other than attorneys' fees) incurred in connection with the printing, filing and mailing of the Registration Statement and this Joint Proxy Statement/Prospectus and will be shared equally by Arris and Sequana.

     Subject to the foregoing, the cost of the solicitation of proxies from holders of Sequana Common Stock and all related costs will be borne by Sequana. In addition, Sequana may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Sequana or, at Sequana's request, Georgeson & Company, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but Georgeson & Company, Inc. will be paid its customary fee, estimated to be approximately $7,000, if it renders solicitation services.

VOTE REQUIRED

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Sequana Common Stock entitled to vote at the Sequana Special Meeting is necessary to constitute a quorum. Abstentions will be counted for purposes of determining a quorum.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on the proposal presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether the proposal has been approved.

     Pursuant to the Arris Voting Agreements, the Voting Agreement Shareholders, who, as of the Sequana Record Date, beneficially owned in the aggregate approximately 19.3% of the outstanding shares of Sequana Common Stock (based upon the number of shares of Sequana Common Stock issued and outstanding as of the Record Date), have agreed that, prior to the Expiration Date, they will vote their shares of Sequana Common Stock in favor of: (i) the adoption and approval of the Reorganization Agreement, (ii) the approval of the Merger and (iii) each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance thereof. The Voting Agreement Shareholders have also delivered to Arris irrevocable proxies with respect to the matters covered by the Arris Voting Agreements. In addition, subject to certain exceptions, the Voting Agreement Shareholders have agreed not to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer ("Transfer") any of their beneficial ownership of, interest in, or risk relating to, the Subject Securities (as defined below) unless and until the other party to the Transfer (the "Transferee") shall have (i) executed a counterpart of the Arris Voting Agreement and the corresponding irrevocable proxy and (ii) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and conditions of the Arris Voting Agreement. For purposes of the Arris Voting Agreement, the term "Subject Securities" means (i) all securities of Sequana (including shares of Sequana Common Stock and all options, warrants and other rights to acquire shares of Sequana Common Stock) owned by the Voting Agreement Shareholder as of the date of the Arris Voting Agreement; and (ii) all additional securities of Sequana (including all additional shares of Sequana Common Stock and all additional options, warrants, and other rights to acquire shares of Sequana Common Stock) of which the Voting Agreement Shareholder acquires ownership during the period from the date of the Voting Agreement through the Expiration Date. See "Approval of the Merger and Related Transactions--Voting Agreements."

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Corporate Secretary of Sequana at Sequana's Principal Office, 11099 North Torrey Pines Road, Suite 160, La Jolla, California 92037, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

          COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND POLICY

     Since November 19, 1993, Arris Common Stock has been quoted on the Nasdaq National Market under the symbol "ARRS." Since July 31, 1995, the Sequana Common Stock has been quoted on the Nasdaq National Market under the symbol "SQNA." The table below sets forth, for the quarters indicated, the reported high and low sale prices of Arris Common Stock and Sequana Common Stock as reported on the Nasdaq National Market.

                                                                ARRIS                SEQUANA
                                                            COMMON STOCK          COMMON STOCK
                                                          -----------------     -----------------
                                                           HIGH       LOW        HIGH       LOW
                                                          ------     ------     ------     ------
1995
First Quarter.........................................    $ 7.63     $ 5.72         --         --
Second Quarter........................................     11.13       7.00         --         --
Third Quarter (for Sequana from July 31, 1995)........     14.25       8.75     $12.50     $10.25
Fourth Quarter........................................     15.25       9.25      24.38      10.50
1996
First Quarter.........................................     19.50      12.50      29.50      18.00
Second Quarter........................................     17.25      11.38      24.25      13.25
Third Quarter.........................................     14.50       9.50      19.00      12.75
Fourth Quarter........................................     16.25      12.25      19.50      14.00
1997
First Quarter.........................................     15.88      12.13      18.75      12.38
Second Quarter........................................     14.00       9.50      15.25      10.75
Third Quarter.........................................     15.63      11.38      17.00       8.12
Fourth Quarter (through December 2, 1997).............     14.00       9.38      14.88      10.00

     As of the Record Date, there were approximately 283 record holders of Arris Common Stock and approximately 300 record holders of Sequana Common Stock. Neither Arris nor Sequana has ever paid cash dividends on their respective common stock. The policies of Arris and Sequana are to retain earnings for use in their respective businesses.

     The following table sets forth the closing sale price per share of Arris Common Stock as reported on the Nasdaq National Market and the equivalent per share price (as explained below) of Sequana Common Stock on October 31, 1997, the business day preceding the public announcement of the Merger, and on December 2, 1997:

                                                                                     EQUIVALENT
                                                                     ARRIS             SEQUANA
                                                                  COMMON STOCK     PER SHARE PRICE
                                                                  ------------     ---------------
October 31, 1997..............................................       $12.00            $ 16.20
December 2, 1997..............................................       $ 9.56            $ 12.91

     The equivalent per share price of a share of Sequana Common Stock represents one and thirty-five one-hundredths (1.35) of the price of one share of Arris Common Stock.

     ARRIS STOCKHOLDERS AND SEQUANA SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR ARRIS COMMON STOCK AND SEQUANA COMMON STOCK.

                APPROVAL OF THE MERGER AND RELATED TRANSACTIONS

BACKGROUND OF THE MERGER

     In evaluating its strategic direction in the first half of 1997, Arris determined that expansion of its genomics capabilities, which are used at the beginning of the drug discovery process, could potentially increase the "pipeline" of targets for Arris' existing drug discovery capabilities, thereby increasing the value of Arris' partnered as well as proprietary discovery programs. Such expansion could take the form of collaborations, acquisitions, internal expansion or some combination. Similarly, Sequana had determined as part of its strategic plan that expansion into drug lead discovery, allowing Sequana to perform research beyond the identification of potential targets through its genomics capabilities was an important, desirable goal. On July 17, 1997, representatives of each company, including Daniel H. Petree, Arris' Executive Vice President, Business Development, and Kevin J. Kinsella and M. Scott Salka, the President and Chief Executive Officer and Vice President, Operations, respectively, of Sequana met to discuss the possibility of a collaboration in the cancer area. At a follow-up meeting the following week among Messrs. Petree, Kinsella, Salka and Arris' Chief Executive Officer, John
P. Walker, the possibility of an acquisition transaction was raised. The possibilities of such a transaction were further discussed at a meeting later in July. As a result of these discussions, the parties entered into a mutual confidentiality agreement dated as of July 28, 1997 and preliminary scientific and business due diligence took place during the second week of August.

     The possibility of a transaction was informally discussed with members of the Arris Board of Directors in early and mid-August and a formal presentation relating to the potential combination of the two companies was made at a meeting of the Arris Board of Directors on August 27, 1997. At that meeting the Arris Board of Directors authorized management to continue to explore the possibilities of such a combination and also authorized the engagement of Morgan Stanley. The Sequana Board of Directors met telephonically on August 20 and on August 29, 1997 to discuss, among other matters, the advisability of continuing discussions with Arris with regard to the possible combination of the two companies in light of the other strategic alternatives which Sequana was pursuing. At those meetings, the Sequana Board of Directors authorized management to continue discussions with Arris while allowing sufficient time to also continue discussions with other interested potential acquirors of Sequana. As Sequana had previously informally engaged Lehman Brothers to explore the possibility of the acquisition of Sequana, management of Sequana requested that Lehman Brothers begin to consider the advisability of a merger with Arris. Arris requested that its legal counsel draft an Agreement and Plan of Reorganization which was presented to Sequana's counsel on September 5, 1997. Additional due diligence commenced in the area of patents and key contracts. Arris at this point was proposing a rapid timetable. In a series of phone conversations and a face-to-face meeting among Messrs. Walker, Petree, Kinsella and Salka on September 11, Sequana indicated that, although it remained very interested in pursuing the transaction, it was not prepared to do so on the timetable desired by Arris and that Sequana wished to conclude ongoing discussions with the Parke-Davis division of Warner-Lambert. Accordingly, although patent due diligence continued, substantive discussions between the parties did not recommence until October 13, 1997. In the interim, the Sequana Board of Directors met on September 17 and 18, and had telephonic meetings on September 26, 29 and 30 to discuss, among other things, the potential combination with Arris. Mr. Walker made a presentation about Arris and this proposed combination of the two companies at the Sequana Board of Directors meeting on September 17. On October 13 and 14, Messrs. Walker and Kinsella and representatives of Lehman Brothers continued discussion while attending a business conference. The parties concluded that notwithstanding the continuing negotiations with Warner-Lambert, it was appropriate to restart substantive negotiations. Each party reiterated its belief that the proposed transaction made strategic sense for each company and that, although no price was agreed upon, the range of exchange rates that might be negotiated was such that a transaction was feasible.

     On October 15, 1997, a negotiating session was held among representatives of each company, including Messrs. Walker and Kinsella, their respective attorneys, Cooley Godward LLP and Wilson Sonsini Goodrich & Rosati, P. C., and Morgan Stanley. A substantial number of matters, including price, termination events, termination fees, and whether voting agreements would be required remained unresolved after this meeting. Detailed technical due diligence took place on October 16 and 17. In addition, the exchange of due diligence documents by each company continued. On October 17, the Sequana Board of Directors met telephonically to discuss the potential transaction. Also on October 17, the Arris Board of Directors met telephonically and received an update on the status of the transaction. At this point the ultimate timing of the transaction remained unclear for several reasons, including Sequana's desire to complete its negotiations of its collaboration with Warner-Lambert, its continued due diligence efforts and its consideration of other business alternatives.

     Due diligence activities continued throughout this period, including meetings at Arris on October 20, 23 and 24, 1997 relating to additional technical and financial due diligence. On October 22, the Arris Board of Directors met and, in addition to an update, received a financial presentation by Morgan Stanley and a legal presentation by Arris' counsel, Cooley Godward LLP. Negotiation of the terms of the transaction and the related documents continued but there continued to be disagreements about price, treatment of employee options, termination events and termination fees.

     On October 27, 1997, negotiations temporarily broke down over issues of timing, notification of key partners of the pendency of the transaction, and price. On October 28, negotiations resumed. The Arris Board of Directors met telephonically on October 29 to receive a further update on the transaction. The Sequana Board of Directors also met on October 29 to discuss the transaction and engaged in financial discussions with representatives of Lehman Brothers and received a legal presentation from its legal counsel Wilson Sonsini Goodrich & Rosati, P.C. with regard to the transaction. On October 30, 1997, the parties, including Messrs. Kinsella and Walker and their advisors, met to attempt to resolve the remaining major open issues, including price, treatment of employee options, and termination fees. These discussions successfully resolved these matters. The Arris Board of Directors met after the market closed on October 31, 1997 with its financial and legal advisors to consider the proposed transaction. After a discussion of the previous day's resolution of the major open issues, Morgan Stanley made a presentation to the Arris Board of Directors regarding the Merger, including the delivery of an oral opinion (which opinion was later confirmed in writing) regarding the fairness of the exchange ratio from a financial point of view to Arris, and reviewed certain financial analyses and similar information with respect to Arris and Sequana. After further discussion, the Arris Board of Directors voted unanimously (with one member absent) to approve the Merger, the Reorganization Agreement and related documents as presented to the Board, with such final changes as might be approved by the officers of Arris, to recommend issuance of shares in the merger to the stockholders of Arris, and to take such other actions as might be necessary to effect the Merger.

     The Sequana Board of Directors met telephonically on October 31 and on November 2 to consider the Merger. At these meetings it heard presentations from its financial and legal advisors, including a discussion of the analyses contained under the heading "Opinion of Financial Advisor to Sequana." During the telephone meeting on November 2, Lehman Brothers made a financial presentation to the Sequana Board of Directors (including a review of certain financial analyses and other information with respect to Arris and Sequana) and gave its oral and written opinion to the effect that the exchange ratio to be received in the Merger was fair, from a financial point of view, to the shareholders of Sequana. The Sequana Board of Directors then voted unanimously to approve the Merger, the Reorganization Agreement and the related documents necessary to effect the Merger, and to recommend to the Sequana shareholders that they approve the Merger and the Reorganization Agreement.

     On November 1 and 2, 1997, legal counsel and representatives of each of Arris and Sequana negotiated and finalized the terms of the Reorganization Agreement. After the November 2, 1997 meeting of the Sequana Board of Directors, certain shareholders of Sequana entered into voting agreements with Arris and Mr. Salka entered into a severance arrangement with Sequana. Mr. Kinsella had previously entered into a severance arrangement with Sequana on October 31, 1997.

     The Reorganization Agreement was executed by all parties on November 2, 1997, and a joint public announcement of the proposed transaction was made before the market opened on November 3, 1997. As of November 10, 1997, the Arris Board of Directors, by unanimous written consent, approved certain additional matters to bring before the Arris stockholders, including the amendment to the Certificate of Incorporation, approval of the 1997 Equity Incentive Plan and increases to the number of shares reserved under the Arris Non-Employee Directors Stock Option Plan and Employee Stock Purchase Plan.

SEQUANA'S REASONS FOR THE MERGER

     The Sequana Board of Directors has determined that the terms of the Reorganization Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Sequana's shareholders. Accordingly, the Sequana Board of Directors has approved the Reorganization Agreement and recommends that the shareholders of Sequana vote FOR approval and adoption of the Reorganization Agreement. In reaching its determination, the Sequana Board of Directors consulted with Sequana's management, as well as its legal counsel and financial advisor, and gave significant consideration to a number of factors, including, the factors referred to below.

- The Technological Compatibility of Sequana and Arris. Sequana believes that the combination of Sequana's gene discovery technologies and functional genomic capabilities with Arris' chemistry, high-throughput screening and drug development capabilities would create a company with a broad based technological platform extending from genomics to drug development. As result of this broadened technological platform, Sequana believes that the combined company's strategic and market position would be enhanced beyond that achievable by Sequana alone.

- Operational Synergies. Sequana believes that the greater strategic, financial and personnel resources of the combined company, including potential access to a greater number of corporate partners, should result in operational efficiencies and synergies, enabling the combined company to more effectively and efficiently compete in its targeted market.

     In addition to the factors described above, the Sequana Board of Directors considered: (i) the detailed financial analyses, pro forma and other information with respect to Arris and Sequana presented by Lehman and Sequana's management, as well as the Sequana Board of Directors' own knowledge of Arris, Sequana and their respective businesses, and the current economic, financial and business climate; (ii) the state of the biotechnology industry, including current and future competition, and consolidations within the industry; (iii) financial presentation made by Lehman Brothers with respect to the Merger, including the written opinion of Lehman to the effect that, as of November 2, 1997, and based upon and subject to the various qualifications and assumptions described therein, the Exchange Ratio was fair to the holders of Sequana Common Stock;
(iv) reports from management concerning due diligence performed by Sequana on the scientific programs of Arris, (v) reports from management and legal and financial advisors concerning the specific items of the Reorganization Agreement and the ancillary documents, and (vi) the effect of the Merger on Sequana's other constituencies, including its senior management and other employees.

     The Sequana Board of Directors also considered a number of potential risks relating to the Merger, including (i) the risk that the technological compatibilities, synergies and other benefits expected from the Merger would not be fully achieved, including the risk that key employees of Sequana may leave as a result of the Merger, (ii) the risk that the Merger would not be consummated due to the failure of the parties to satisfy conditions to the Merger, (iii) the risk that the market price of Arris Common Stock might decline between execution of the Reorganization Agreement and consummation of the Merger, (iv) the risk that Sequana's existing management would no longer manage operations of Sequana following the Merger, (v) the risk that certain competitors of Sequana or Arris may attempt to hinder consummation of the Merger through the initiation of litigation or by other means, (vi) the risk that certain collaborative partners of Sequana and Arris may elect to terminate or fail to renew or extend their collaborative agreements with Sequana and Arris as a result of the Merger, and
(vii) the other risks described above under "Risk Factors." The Sequana Board of Directors concluded that the benefits of the transaction to Sequana and its shareholders outweighed the risks associated with the foregoing factors.

     The foregoing discussion of the factors considered by the Sequana Board of Directors is not intended to be exhaustive but is intended to include all of the material factors considered by the Sequana Board of Directors. In view of the complexity and variety of factors considered by the Sequana Board of Directors, the Sequana Board of Directors did not consider it practical to quantify or otherwise attempt to assign any relative or specific weights to the specific factors considered, and individual directors may have given differing weights to different factors.

ARRIS' REASONS FOR THE MERGER

     At a meeting on October 31, 1997, the Arris Board of Directors determined that the terms of the Reorganization Agreement and the transactions contemplated thereby were in the best interests of Arris and its stockholders, approved the Reorganization Agreement and the transactions contemplated thereby, and recommended that the Arris stockholders approve the issuance of Arris Common Stock in the Merger. In reaching the foregoing conclusions and recommendations, the Arris Board of Directors considered a number of factors, including the following:

- Increased Pipeline of Drug Targets. The merger of Sequana's gene discovery technologies with the established Arris drug discovery and development platform is expected to provide a significantly greater number of novel and proprietary drug targets. Arris believes this expected enrichment of the combined company's clinical pipeline will increase the probability that safe and efficacious drug candidates for major therapeutic needs will be found and developed by the combined company and that the combined company's competitive position relative to the rest of the biotechnology and pharmaceutical industries will be enhanced.

- Improved Attractiveness to Corporate Partners. Arris believes that the combination of Sequana's gene discovery, functional genomics, and other capabilities with the combinatorial and medicinal chemistry, molecular and cellular biology, high-throughput screening and other capabilities of Arris would create a new entity that could offer a broad array of drug discovery and development technologies. Arris believes that this broad array of technologies will offer potential corporate partners the possibility of reducing the number of collaborations necessary to take advantage of available drug discovery techniques and will further enable the combined company to enter into significant new collaborations or to extend or expand existing collaborations.

- Potential Access to Greater Resources. The combined company will have greater financial resources, more collaborative agreements, more scientists and more physical plant than Arris alone. This increase in resources is expected to provide the combined company's management with increased flexibility and enhance the efficiency of its research and development efforts.

     The Arris Board of Directors considered a wide variety of information and factors in connection with its evaluation of the Merger. In addition to the factors described above, the Arris Board of Directors considered (i) information concerning each company's respective business, prospects, financial performance, financial condition, and operations, (ii) the financial presentation made by Morgan Stanley with respect to the Merger, including Morgan Stanley's opinion dated October 31, 1997, that as of such date, the Exchange Ratio was fair, from a financial point of view, to Arris and its stockholders, (iii) reports from management concerning due diligence conducted by Arris on the scientific programs of Sequana, and (iv) reports from management and legal and financial advisors concerning the specific terms of the Reorganization Agreement and ancillary documents.

     The Arris Board of Directors also considered a number of potentially negative factors in its deliberations concerning the Merger, including (i) the possibility that the Merger would not be consummated, (ii) the potential disruption to the business of both companies following announcement of the Merger, including the effects of employee uncertainty, the possibility that key employees may leave Arris or Sequana, and the possibility that key corporate collaborators may not approve of the Merger or may determine to terminate their relationship with the combined company, if their agreements permit termination as the result of the Merger, (iii) the dilutive effects of the issuance of shares in the Merger and the higher level of expenses that will be borne by the combined company, and (iv) the possibility that the anticipated benefits of the Merger will not be realized. The Arris Board of Directors concluded that the benefits of the transaction to Arris and its stockholders outweighed the risks associated with the foregoing factors.

     The foregoing discussion of the factors considered by the Arris Board of Directors is not intended to be exhaustive but is intended to include all of the material factors considered by the Arris Board of Directors. In view of the complexity and variety of factors considered by the Arris Board of Directors, the Arris Board of Directors did not consider it practical to quantify or otherwise attempt to assign any relative or specific weights to the specific factors considered, and individual directors may have given differing weights to different factors.

OPINION OF FINANCIAL ADVISOR TO SEQUANA

     Lehman Brothers has acted as financial advisor to Sequana in connection with the Merger. As part of its role as financial advisor to Sequana, Lehman Brothers rendered to the Sequana Board of Directors an opinion as to the fairness, from a financial point of view, to Sequana's shareholders of the Exchange Ratio to be offered to such shareholders in the Merger.

     The full text of the Lehman Opinion dated November 2, 1997 is attached as Appendix C-2 to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Shareholders may read the Lehman Opinion for a discussion of assumptions made, matters considered and limitations on the review undertaken by Lehman Brothers in rendering its opinion. The summary of the Lehman Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

     No limitations were imposed by Sequana on the scope of Lehman Brothers investigation or the procedures to be followed by Lehman Brothers in rendering the Lehman Opinion. Lehman Brothers was not requested to and did not make any recommendation to the Sequana Board of Directors as to the form or amount of the consideration to be offered to Sequana's shareholders in the Merger, which was determined through arm's-length negotiations between the parties. In arriving at the Lehman Opinion, Lehman Brothers did not ascribe a specific range of value to Sequana, but made its determination as to the fairness, from a financial point of view, of the Exchange Ratio to be offered to Sequana's shareholders in the Merger on the basis of the financial and comparative analyses described below. The Lehman Opinion is for the use and benefit of the Sequana Board of Directors and was rendered to the Sequana Board of Directors in connection with its consideration of the Merger. The Lehman Opinion is not intended to be and does not constitute a recommendation to any Sequana shareholder as to how such shareholder should vote with respect to the Merger. Lehman Brothers was not requested to opine to, and the Lehman Opinion does not address, Sequana's underlying business decision to proceed with or effect the Merger.

     In arriving at the Lehman Opinion, Lehman Brothers reviewed and analyzed:
(1) the Reorganization Agreement and the specific terms of the Merger; (2) publicly available information concerning Sequana and Arris which Lehman Brothers believed to be relevant to its analysis, including Sequana's and Arris' Forms 10-K for the year ended December 31, 1996 and Sequana's and Arris' Forms 10-Q for the quarter ended June 30, 1997; (3) financial and operating information with respect to the business, operations, technology and prospects of Sequana and Arris furnished to Lehman Brothers by Sequana and Arris; (4) a trading history of the common stock of Sequana from the date of Sequana's initial public offering to the present and of Arris from October 1996 to the present and comparisons of those trading histories with those of other companies which Lehman Brothers deemed relevant; (5) comparisons of the historical results and present financial conditions of Sequana and Arris with those of other companies which Lehman Brothers deemed relevant; (6) a comparison of the financial terms of the Merger with the financial terms of certain other transactions which Lehman Brothers deemed relevant; and (7) the results of Lehman Brothers' efforts to solicit indications of interest and proposals from third parties with respect to an acquisition of Sequana. In addition, Lehman Brothers had discussions with the managements of Sequana and Arris concerning their businesses, operations, assets, technology, financial condition and prospects and the potential strategic benefits that may result from a combination of the businesses of Sequana and Arris, and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

     In arriving at the Lehman Opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of management of Sequana and Arris that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial projections of Sequana and Arris, upon advice of Sequana and Arris, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best then available estimates and judgments of the managements of Sequana and Arris as to the future financial performance of Sequana and Arris, and Lehman Brothers relied upon such projections in performing its analysis. In arriving at the Lehman Opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Sequana and did not make nor obtain any evaluations or appraisals of the assets or liabilities of Sequana. The Lehman Opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the Lehman Opinion.

     In connection with the preparation and delivery of the Lehman Opinion to the Sequana Board of Directors, Lehman Brothers performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at the Lehman Opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevancy of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create an incomplete or misleading view of the process underlying the Lehman Opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Sequana's and Arris' control. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Additionally, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     Transaction Terms. The implied value to be received by shareholders of Sequana in the Merger, based upon the Exchange Ratio and the closing price of Arris' common stock on October 31, 1997 of $12.00, is $16.20 per share of common stock of Sequana.

     Historical Stock Price Performance of Sequana and of Arris. Lehman Brothers reviewed Sequana's stock price performance for the twelve months preceding the Merger and noted that Sequana's stock price had fluctuated over that period from a high of $18.75 to a low of $8.125, and was trading on October 31, 1997 at a price of $11.25, below where it traded one year earlier. Lehman Brothers also compared Sequana's stock price performance to a weighted average of the stock prices of certain publicly traded gene discovery companies and to the S&P 400 Index for the twelve month period prior to the Merger. The companies that Lehman Brothers considered included Genset S.A., Microcide Pharmaceuticals, Inc., Millennium Pharmaceuticals, Inc., Myriad Genetics, Inc. and Progenitor Inc. (the "Comparable Gene Discovery Companies"). Lehman Brothers noted that Sequana's stock price had declined 28.1% compared to a decline of 4.3% for the Comparable Gene Discovery Companies and an increase of 27.3% in the S&P 400 Index over the past twelve months. Lehman Brothers also compared Arris' stock price performance to a weighted average of the stock prices of certain publicly traded drug discovery companies and to the S&P 400 Index for the twelve month period prior to the Merger. The companies that Lehman Brothers considered included ArQule Inc., Aurora Biosciences Inc., Biocryst Pharmaceuticals, Inc., Pharmacopeia, Inc., Trega Biosciences, Inc., and Tripos, Inc. (the "Comparable Drug Discovery Companies"). Lehman Brothers noted that Arris' stock price had declined 6.1% compared to an increase of 12.1% for the Comparable Drug Discovery Companies and an increase of 27.3% in the S&P 400 Index over the past twelve months.

     Comparable Public Company Analysis of Sequana and of Arris. Lehman Brothers compared the historical, financial and operating performance of the Comparable Gene Discovery Companies with the historical financial and operating performance of Sequana and of the Comparable Drug Discovery Companies with that of Arris, based upon information that was publicly available at that time and based upon information provided to Lehman Brothers by the managements of Sequana and Arris. Lehman Brothers examined both the market value of the total outstanding common equity (the "Market Value") and the Market Value plus Debt minus Cash (the "Technology Value") of such comparable companies on a primary and fully-diluted basis. "Debt" equals long- and short-term debt and current portion of long-term debt and capital lease obligations. "Cash" equals cash and cash equivalents plus marketable securities. For Sequana, Lehman Brothers noted that at the Exchange Ratio of 1.35 Arris shares per Sequana share, (which had an implied value of $16.20 for each Sequana share as of October 31, 1997), the Market Value for Sequana of $166.2 million was within the range of $58.1 million to $575.9 million, and was below the mean and median of $275.9 million and $239.2 million, respectively, for the Comparable Gene Discovery Companies. Lehman

Brothers also noted that at the proposed Exchange Ratio of 1.35 Arris shares per Sequana share, the Technology Value for Sequana of $123.5 million was within the range of $38.6 million to $535.2 million for the Comparable Gene Discovery Companies and was below the mean and median of $228.2 million and $182.3 million, respectively, for the Comparable Gene Discovery Companies. Lehman Brothers also examined both the latest twelve month net burn rate ("LTM Net Burn Rate") and the years of cash remaining ("Years of Cash") for such comparable companies. The LTM Net Burn Rate is calculated as net loss plus depreciation and amortization expense, less capital expenditures. Years of Cash is calculated as Cash divided by LTM Net Burn Rate. Lehman Brothers noted that the LTM Net Burn Rate for Sequana was $18.5 million, higher than the range of $5.8 million to $17.3 million and the mean and median of $13.0 million and $14.1 million, respectively, for the Comparable Gene Discovery Companies, and that Sequana's Years of Cash was 2.9 years, at the low end of the range of 1.5 years to 7.6 years and lower than the mean and median of 4.6 years and 4.1 years, respectively, for the Comparable Gene Discovery Companies.

     For Arris, Lehman Brothers noted that the Market Value for Arris of $182.0 million was within the range of $50.6 million to $254.7 million, and higher than the mean and median of $149.6 million and $152.7 million, respectively, for the Comparable Drug Discovery Companies. Lehman Brothers also noted that the Technology Value for Arris of $141.4 million was within the range of $37.4 million to $204.7 million for the Comparable Drug Discovery Companies and was higher than the mean and median of $111.3 million and $100.9 million, respectively, for the Comparable Drug Discovery Companies. Lehman Brothers also noted that the LTM Net Burn Rate for Arris was $13.8 million, higher than the range of $3.5 million to $11.9 million and the mean and median of $7.8 million and $9.7 million, respectively, for the Comparable Drug Discovery Companies, and that Arris' Years of Cash was 4.0 years, within the range of 2.0 years to 15.3 years and lower than the mean and median of 8.1 years and 8.0 years, respectively, for the Comparable Drug Discovery Companies.

     However, because of the inherent differences between the business, operations and prospects of Sequana and Arris and the businesses, operations, technology and prospects of the Comparable Gene Discovery Companies or Comparable Drug Discovery Companies, as the case may be, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis but rather also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Sequana and Arris and the Comparable Gene Discovery Companies or Comparable Drug Discovery Companies, as the case may be, that would affect the public trading values of each.

     Discounted Cash Flow Analysis for Sequana. Lehman Brothers performed a discounted cash flow analysis based upon Sequana's projected financial performance. This analysis was based upon information and projections provided by Sequana's management. Lehman Brothers discounted to present value the projected stream of after-tax cash flows and the terminal year value (the "Terminal Value") of the business. Terminal Value was based upon different ranges of multiples of projected fiscal 2001 earnings before interest and taxes ("EBIT"). In performing this analysis, Lehman Brothers used a range of discount rates from 30% to 40%, which were chosen based on several assumptions regarding factors such as the inflation rate, interest rates, the inherent business risk in Sequana's operations as well as in the gene discovery and biotechnology industry as a whole, and the cost of capital to Sequana. The imputed value per share of Sequana's common stock resulting from these analyses ranged from $9.14 to $13.48.

     Comparable Transaction Analysis for Sequana. Lehman Brothers compared the financial terms of certain recent stock-for-stock merger transactions which Lehman Brothers considered relevant with the financial terms of the Merger, based upon information that was publicly available at the time and based upon information provided to Lehman Brothers by Sequana's management. The transactions that Lehman Brothers considered comparable to the Merger included 42 stock-for-stock merger transactions that occurred in the biotechnology industry since 1988 (the "Comparable Transactions"). Lehman Brothers calculated the transaction value per share imputed by the exchange ratio for shares purchased directly from the target company (the "Merger Purchase Price Per Share"). The mean, median, high and low Merger Purchase Price Per Share for these transactions was then compared to the target's stock price one day and one month prior to the announcement of the transaction and to the target's latest twelve month high and low stock price to calculate the premium over such stock prices (the "Premium"). The mean, median, high and low Premiums one day prior to the transaction announcement were 25.4%, 15.8%, 126.3% and (17.9%), respectively, in the Comparable Transactions. Lehman Brothers noted that the Exchange Ratio represented a 44.0% Premium over Sequana's stock price of $11.25 one day prior to the announcement of the Merger and was within the range of the Comparable Transactions and above the mean and median of the Comparable Transactions. The mean, median, high and low Premiums one month prior to the transaction announcement were 30.7%, 26.3%, 220.0% and (31.5%), respectively, in the Comparable Transactions. Lehman Brothers noted that the Exchange Ratio represented a 17.8% Premium over Sequana's stock price of $13.75 one month prior to the announcement of the Merger and was within the range of the Comparable Transactions and below the mean and median of the Comparable Transactions.

     However, because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations, technology and the prospects of Sequana and the business, operations, technology and prospects of the selected acquired companies analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, but rather also made qualitative judgments concerning differences between the characteristics of these transactions and the Merger that would affect the acquisition values of Sequana and such acquired companies.

     Exchange Ratio Analysis. Lehman Brothers compared the exchange ratios implied by average historical prices of Sequana's and Arris' stock to the Exchange Ratio. Lehman Brothers reviewed the ratios of the closing stock prices of Sequana and Arris over various time periods during the twelve month period ended October 31, 1997 and computed the premiums represented by the Exchange Ratio over the averages of these daily ratios over various periods. The averages of these daily ratios of the closing prices of Sequana and Arris were 1.02 for the previous 10 calendar days, 1.03 for the previous 30 calendar days, 0.93 for the previous 60 calendar days, 0.87 for the previous 90 calendar days, 0.89 for the previous 180 calendar days, and 1.01 for the previous 52 weeks ending October 31, 1997. Lehman Brothers noted that the Exchange Ratio was higher than the above range of historical exchange ratios of 0.87 times to 1.03 times. The Exchange Ratio represented premiums of 32.4%, 31.1%, 45.2%, 55.2%, 51.7% and 33.7%, respectively, over the aforementioned average exchange ratios of Sequana's and Arris' stock prices.

     Relative Contribution Analysis. Lehman Brothers analyzed the pro forma historical and projected financial contribution of Sequana and Arris to the combined company assuming consummation of the Merger. This analysis, among other things, showed that Sequana would contribute 47% of cumulative revenue and 73% of the cumulative operating loss of the combined company for the cumulative period 1997-1999. Lehman Brothers noted that Sequana's shareholders would own 48% of the combined company's common stock.

     Lehman Brothers is an internationally recognized investment banking firm and in connection with its investment banking activities is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements, and in valuations for corporate and other purposes. The Sequana Board of Directors selected Lehman Brothers because of Lehman Brothers' expertise, reputation and familiarity with biotechnology and pharmaceutical companies and because its investment banking professionals have substantial experience in transactions similar to the Merger.

     As compensation for its services in connection with the Merger, Sequana has agreed to pay Lehman Brothers fees of (i) $375,000, payable upon delivery of the Lehman Opinion, and (ii) $1,125,000 contingent upon the consummation of the Merger. Sequana will also reimburse Lehman Brothers for its reasonable out-of-pocket expenses, up to a maximum of $100,000, and has agreed to indemnify Lehman Brothers against certain liabilities that may arise in connection with its engagement. In the ordinary course of its business, Lehman Brothers may trade in the securities of Sequana and Arris for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF FINANCIAL ADVISOR TO ARRIS

     Pursuant to a letter agreement dated as of September 15, 1997 (the "Engagement Letter"), Morgan Stanley was engaged to provide financial advisory services including the provision of a financial fairness opinion in connection with the Merger. Morgan Stanley was selected by the Arris Board of Directors to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Arris. At the meeting of the Arris Board of Directors on October 31, 1997, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of such date, based upon and subject to the various considerations set forth in the opinion, the Exchange Ratio pursuant to the Reorganization Agreement was fair from a financial point of view to Arris.

     The full text of the Morgan Stanley Opinion dated October 31, 1997, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this Joint Proxy Statement/Prospectus. Arris stockholders are urged to, and should, read the opinion carefully and in its entirety. The Morgan Stanley Opinion is directed to the Arris Board of Directors and addresses only the fairness of the Exchange Ratio pursuant to the Reorganization Agreement from a financial point of view as of the date of the opinion, and does not constitute a recommendation to any holder of Arris Common Stock as to how to vote at the Arris Special Meeting. The summary of the Morgan Stanley Opinion set forth in this Joint Proxy Statement/ Prospectus is qualified in its entirety by reference to the full text of such opinion.

     In rendering its opinion, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of Arris and Sequana; (ii) reviewed certain internal financial statements and other financial and operating data concerning Arris and Sequana prepared by the managements of Arris and Sequana; (iii) reviewed certain financial projections prepared by the managements of Arris and Sequana; (iv) discussed the past and current operations and financial condition and the prospects of Arris, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Arris; (v) discussed the past and current operations and financial condition and the prospects of Sequana, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Sequana; (vi) reviewed the pro forma impact of the Merger on Arris' consolidated capitalization; (vii) reviewed the reported prices and trading activity for the Arris Common Stock and the Sequana Common Stock; (viii) compared the financial performance of Arris and Sequana and the prices and trading activity of the Arris Common Stock and the Sequana Common Stock with that of certain publicly-traded companies and their securities; (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (x) reviewed and discussed with the senior managements of Arris and Sequana the strategic rationale for the Merger and certain alternatives to the Merger; (xi) participated in discussions and negotiations among representatives of Arris and Sequana and their financial and legal advisors;
(xii) reviewed the Reorganization Agreement and certain related agreements; and
(xiii) performed such other analyses and considered such other factors as it deemed appropriate.

     Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the internal financial projections and other financial and operating data and discussions relating to the strategic, financial and operational benefits anticipated from the Merger provided by Arris and Sequana, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of Arris and Sequana. Morgan Stanley relied upon the assessment by the managements of Arris and Sequana of their ability to retain key employees of both Arris and Sequana. Morgan Stanley also relied upon, without independent verification, the assessment by the managements of Arris and Sequana of Arris' and Sequana's technologies and potential future products, the timing and risks associated with the integration of Arris with Sequana, and the validity of, and risks associated with, Arris' and Sequana's existing and future products and technologies. Morgan Stanley did not make any independent valuation or appraisal of the assets, liabilities or technology of Arris or Sequana, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley assumed that the Merger will be accounted for as a "purchase" business combination in accordance with U.S. Generally Accepted Accounting Principles, will be treated as a tax-free reorganization and/or exchange pursuant to the Internal Revenue Code of 1986, as amended, and will be consummated in accordance with the terms set forth in the Reorganization Agreement. Morgan Stanley's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion.

     The following is a brief summary of the analysis performed by Morgan Stanley in connection with its oral opinion and the preparation of its opinion letter dated October 31, 1997.

     Comparative Stock Price Performance. As part of its analysis, Morgan Stanley reviewed the recent stock price performance of Arris and Sequana and compared such performance with that of two groups of genomic companies. The first group included Cadus Pharmaceutical Corp., Genome Therapeutics Corp., Myriad Genetics Inc., Oncogene Science Inc., and Synaptic Pharmaceutical Corp. (collectively, the "Small Cap Genomics Companies"). The second group included Affymetrix Inc., Human Genome Sciences Inc., Incyte Pharmaceuticals Inc., Millennium Pharmaceuticals, Inc., and Genset SA (collectively, the "Large Cap Genomics Companies"). Morgan Stanley observed that over the period from August 1, 1995 to October 30, 1997, the market price of Arris Common Stock appreciated 16.3%, compared with an appreciation of 12.2% for Sequana, an appreciation of 85.9% and 138.5% for indices of the Small Cap Genomics Companies and Large Cap Genomics Companies, respectively and 52.3% for the S&P Industrial Average.

     Peer Group Comparison. Morgan Stanley compared certain financial information of Arris with that of a group of drug discovery companies including Sugen Inc., Pharmacopoeia Inc., Cell Therapeutics Inc., Biocryst Pharmaceuticals Inc., Geron Corp., Ariad Pharmaceuticals Inc., Onyx Pharmaceuticals Inc., Sibia Neurosciences Inc., and Trega Biosciences Inc. (collectively, the "Small Cap Structure-Based Drug Design/Discovery Companies") and that of a group of drug discovery companies including Agouron Pharmaceuticals Inc., Vertex Pharmaceuticals Inc., and NeXstar Pharmaceuticals Inc. (collectively, the "Large Cap Structure-Based Drug Design/Discovery Companies"). Morgan Stanley also compared certain financial information of Sequana with that of the Small Cap Genomic Companies and that of the Large Cap Genomics Companies. Such financial information included, among other things, market value and technology value (defined as market value less cash) as multiples of cash. In particular, such analysis showed that as of October 30, 1997, Arris' market value traded at a multiple of 2.9 times cash and its technology value traded at a multiple of 1.9 times cash, compared to a median of 2.7 times and 1.7 times, respectively, for the Small Cap Structure-Based Drug Design/Discovery Companies and a median of
13.1 times and 12.1 times, respectively, for the Large Cap Structure-Based Drug Design/Discovery Companies. Sequana's market value traded at a multiple of 2.3 times cash and its technology value traded at 1.3 times cash, compared to a median of 3.6 times and 2.6 times, respectively, for the Small Cap Genomics Companies and a median of 9.3 times and 8.3 times, respectively, for the Large Cap Genomics Companies. No company used in the peer group comparison is identical to Arris or Sequana.

     Analysis of Selected Precedent Transactions. As part of its analysis, Morgan Stanley reviewed eleven biotechnology transactions: PerSeptive Biosystems Inc./Perkin-Elmer Corp., Somatix Therapy Corp./Cell Genesys Inc., Athena Medical Corp./Elan Corporation PLC, Univax Biologics Inc./North American Biologicals, Genetic Therapy Inc./Sandoz Corporation, Viagene Inc./Chiron Corp., Glycomed Inc./Ligand Pharmaceuticals Inc., Affymax N.V./Glaxo Wellcome PLC, Synergen Inc./Amgen Inc., Vestar Inc./Nexagen, and Sphinx Pharmaceuticals Corp./Eli Lilly & Co. (collectively, the "Biotechnology Transaction Universe"). Morgan Stanley compared certain statistics for the Biotechnology Transaction Universe to the relevant financial statistics for Sequana based on the value of Sequana assuming the closing price for Arris Common Stock as of October 30, 1997 and the Exchange Ratio. The analysis showed multiples of technology values (defined as equity value less cash plus debt) ranging from 1.0 times to 5.7 times the preceding 90 day average technology value and multiples of technology values ranging from 1.1 times to 4.3 times the preceding 30 day average technology value, multiples of technology value ranging from 0.9 times to 12.5 times cash and premiums/(discounts) paid to closing stock prices ranging from (3.5%) to 113.7% for the average price over the 90 days prior to transaction announcement, 1.0% to 117.2% for the average price over the one month prior to transaction announcement and (64.0%) to 53.8% to the highest trading price over the preceding twelve month period. These compared to multiples of technology values of 1.9 times and 1.5 times for the preceding 90 day and 30 day average technology values, respectively, technology value multiple of 2.3 times cash, premiums to average stock prices of 37.4% for the 90 days prior to transaction announcement and 19.3% for one month prior to transaction announcement and discount to the highest trading price over the preceding twelve month period of 16.3%. No transaction used in the analysis of selected precedent transactions is identical to the Merger.

     Relative Contribution Analysis. Morgan Stanley analyzed the pro forma contribution of each of Arris and Sequana to the Combined Company assuming consummation of the Merger. This analysis, among other things, showed that in terms of revenue, Arris would contribute 60.2% in the twelve month period ending June 30, 1997, would contribute 50.3% in terms of book value and would contribute 53.4% in terms of cash. These figures, adjusted to reflect each company's respective capital structure, were compared to the pro forma ownership of the Combined Company by Arris stockholders of 51.6% on a fully diluted basis based on the Exchange Ratio.

     Exchange Ratio Analysis. Morgan Stanley compared the exchange ratios implied by average historical exchange ratios to the Exchange Ratio. Morgan Stanley reviewed the ratios of the closing stock prices of Sequana to Arris over various periods during the twelve month period ending October 30, 1997 and computed the premiums represented by the Exchange Ratio over the averages of these daily ratios over various periods. The averages of these daily ratios of the closing prices of Sequana and Arris were 1.042 for the previous 10 calendar days, 1.032 for the previous 30 calendar days, 0.929 for the previous 60 calendar days and 1.014 for the latest twelve month period ending October 30, 1997. The Exchange Ratio represented premiums of 29.6%, 30.8%, 45.4% and 33.1%, respectively, over the aforementioned average exchange ratios of the Sequana and Arris stock prices.

     In connection with the review of the Merger by the Arris Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. While the foregoing summary describes the analyses and factors reviewed by Morgan Stanley in connection with its opinion, it does not purport to be a complete description of all the analyses performed by Morgan Stanley in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Arris or Sequana. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions of other matters, many of which are beyond the control of Arris or Sequana. Any estimates contained herein are not necessarily indicative of future results actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the Exchange Ratio pursuant to the Reorganization Agreement from a financial point of view to Arris and were conducted in connection with the delivery of the Morgan Stanley Opinion. The analyses do not purport to be appraisals or to reflect the prices at which Arris or Sequana might actually be sold. The Exchange Ratio pursuant to the Merger was determined through arm's-length negotiations between Arris and Sequana and was approved by the Arris Board of Directors. Morgan Stanley did not recommend any specific exchange ratio to Arris or that any specific exchange ratio constituted the only appropriate exchange ratio for the Merger.

     The Arris Board of Directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for Arris and have received fees for the rendering of these services. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers in the equity securities of Arris or Sequana.

     Pursuant to the Engagement Letter, Morgan Stanley provided advisory services and a financial opinion in connection with the Merger and Arris has agreed to pay (i) an announcement fee of $500,000 which is currently payable, (ii) a transaction fee equal to approximately 1.0% of the aggregate value of the transaction if the Merger is consummated, and (iii) an advisory fee estimated to be between $150,000 and $250,000 if the Merger is not consummated. The announcement and advisory fees are creditable against the transaction fee. In addition, Arris has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to Morgan Stanley's engagement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of Sequana's management and the Sequana Board of Directors may be deemed to have certain interests in the Merger that are in addition to their interests as shareholders of Sequana generally. The Sequana Board of Directors was aware of these interests and considered them, among other matters, in approving the Reorganization Agreement and the transactions contemplated thereby.

     Indemnification and Insurance. The Reorganization Agreement provides that all rights to indemnification existing in favor of the persons serving as directors and officers of Sequana as of the date of the Reorganization Agreement for acts or omissions occurring prior to the Effective Time, as provided in the Sequana Bylaws and in certain indemnification agreements between Sequana and such directors and officers, will survive the Merger, and that Arris will cause the Surviving Corporation to perform its obligations arising thereunder for at least six years from the Effective Time. Subject to certain limitations, Arris has also agreed to cause the Surviving Corporation to maintain in effect for six years after the Effective Time a policy of directors' and officers' liability insurance for the benefit of persons serving as directors and officers of Sequana as of the date of the Reorganization Agreement. See "The Reorganization Agreement -- Covenants -- Indemnification and Insurance."

     Acceleration of Stock Options. As with all unvested options to purchase Sequana Common Stock, unvested Sequana stock options held by officers and directors of Sequana will become exercisable prior to the Sequana Special Meeting as a result of, and contingent upon, the Merger. See "The Reorganization Agreement--Stock Options; Employee Stock Purchase Plan."

     Employment Agreements and Change of Control Arrangements

        Kevin J. Kinsella. Sequana and Kevin J. Kinsella are parties to an employment agreement pursuant to which Mr. Kinsella serves as Sequana's President and Chief Executive Officer. Pursuant to the agreement, following the Merger, certain shares held by Mr. Kinsella will be released from Sequana's repurchase option. In addition, Sequana and Mr. Kinsella are parties to a severance agreement. The severance agreement provides that following the Merger, if Mr. Kinsella's employment is terminated voluntarily or involuntarily, Mr. Kinsella is entitled to receive his then-current base salary and benefits for a period of two years. Furthermore, the severance agreement provides that upon the closing of the Merger Sequana shall forgive all principal and outstanding interest owed by Mr. Kinsella to Sequana pursuant to a promissory note in the principal amount of $187,500.

        M. Scott Salka. Sequana and M. Scott Salka are parties to a severance agreement. The agreement provides that following the Merger Mr. Salka is entitled, in certain circumstances, to severance payments in the event of voluntary or involuntary termination. If Mr. Salka voluntarily terminates his employment after July 1, 1998, (or an earlier date mutually agreed to by the parties) he shall be entitled to receive his then-current base salary and benefits for a period of one year from the date of termination. In the event of Mr. Salka's involuntary termination, other than for cause (as defined in the agreement), Mr. Salka is entitled to receive his then-current base salary and benefits for the period from the date of termination until July 1, 1999.

        Timothy Harris. Sequana and Timothy J.R. Harris, Sequana's Senior Vice President, Research and Development, Chief Technical Officer and director, are parties to an employment agreement pursuant to which Dr. Harris serves as a member of senior management of Sequana. If Dr. Harris' employment is terminated involuntarily, he is entitled to receive salary continuation payments, at his then-current base salary, for a period of 12 months or until he obtains substantially similar employment, whichever is shorter. In addition, any unvested restricted stock held by Dr. Harris upon an involuntary termination of employment will continue to vest for a period of six months. Arris intends to enter into an employment agreement with Dr. Harris, effective upon consummation of the Merger, pursuant to which Dr. Harris would be employed as Arris' Senior Vice President of Research and Development, La Jolla. It is contemplated that Dr. Harris will earn an annual base salary of a minimum of $210,400 and will be entitled to a bonus of fifty percent of the base salary if he remains continuously employed by Arris for a one year period after the closing of the Merger, and an additional fifty percent in the event that he meets certain business objectives. It is intended that Dr. Harris will be entitled to severance benefits under certain circumstances.

        Other Members of Management. Certain other members of management of Sequana have also entered into severance agreements with Sequana. Such agreements provide base salary and benefits for a period of 12 months if the employee is terminated involuntarily other than for cause (as defined in the agreements) within six to 12 months following the Merger.

VOTING AGREEMENTS

     Pursuant to the Arris Voting Agreements, the Voting Agreement Shareholders who owned in the aggregate outstanding shares of Sequana Common Stock representing approximately 19.6% of the shares of Sequana Common Stock based upon the number of shares of Sequana Common Stock issued and outstanding as of the Record Date have agreed that, prior to the Expiration Date, they will vote their shares of Sequana Common Stock in favor of: (i) the Merger; (ii) the execution and delivery by Sequana of the Reorganization Agreement; and (iii) the approval of the terms of the Reorganization Agreement and each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance thereof. The Voting Agreement Shareholders have also delivered to Arris irrevocable proxies with respect to the matters covered by the Arris Voting Agreements. In addition, subject to certain exceptions, the Voting Agreement Shareholders have agreed not to transfer any of their beneficial ownership of, interest in, or risk relating to, Subject Securities owned by them unless and until the proposed transferee of such Subject Securities shall have
(i) executed a counterpart of the Arris Voting Agreement and an irrevocable proxy and (ii) agreed to hold such Subject Securities subject to all of the terms and conditions of the Arris Voting Agreement.

AFFILIATE AGREEMENTS

     Sequana has made a covenant in the Reorganization Agreement to deliver to Arris an agreement executed by each person who could reasonably be determined to be an "affiliate," as such term is defined in Rule 145 promulgated under the Securities Act, of Sequana ("Affiliate") that generally requires such person, for the one year period following consummation of the Merger, to sell shares to the public only in accordance with the volume restrictions and manner of sale restrictions of Rule 144. These restrictions generally require that sales to the public be made only through unsolicited "brokers' transactions" or in transactions directly with a "market maker," as such terms are defined in Rule
144. Additionally, the number of shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of Arris Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. One year after the Effective Time, an affiliate would be able to sell such Arris Common Stock without such manner of sale or volume limitations provided that Arris was current with its Exchange Act informational filings and such affiliate was not then an affiliate of Arris. This requirement will lapse if the SEC repeals the provisions currently contained in Rule 145(c) in a manner that would apply to this transaction.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of Sequana Common Stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Arris, Sequana or Sequana shareholders as described herein.

     Sequana shareholders should be aware that this discussion does not deal with all U.S. federal income tax considerations that may be relevant to particular Sequana shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions or who hold their shares as a hedge or as part of a hedging, straddle, conversion or other risk reduction transaction. Further, no opinion is expressed as to the federal income tax treatment with respect to holders of warrants for Sequana Common Stock. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger).

     SEQUANA SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

     Neither Arris nor Sequana has requested a ruling from the Internal Revenue Service (the "IRS") with regard to any of the U.S. federal income tax consequences of the Merger. Wilson Sonsini Goodrich & Rosati P.C., counsel to Sequana, and Cooley Godward LLP, counsel to Arris, will each render an opinion (collectively, the "Tax Opinions") that the Merger will constitute a reorganization under Section 368(a) of the Code (a "Reorganization"). As a condition to the consummation of the Merger, such counsel must also render tax opinions at the Closing that the Merger will constitute a Reorganization. Such opinions are, and will be, based on certain assumptions as well as representations (discussed below) and are and, will be subject to the limitations discussed below. Moreover, such opinions will not be binding on the IRS nor preclude the IRS from adopting a contrary position. The discussion below assumes that the Merger will qualify as a reorganization, based upon the Tax Opinions.

     Subject to the limitations and qualifications referred to herein, and as a result of the Merger's qualifying as a Reorganization, the following U.S. federal income tax consequences should result:

     (i) No gain or loss will be recognized by the holders of Sequana Common Stock upon the receipt of Arris Common Stock solely in exchange for such Sequana Common Stock in the Merger (except to the extent of cash received in lieu of fractional shares);

     (ii) The aggregate tax basis of the Arris Common Stock so received by Sequana shareholders in the Merger (including any fractional share of Arris Common Stock not actually received) will be the same as the aggregate tax basis of Sequana Common Stock surrendered in exchange therefor;

     (iii) The holding period of the Arris Common Stock so received by each Sequana shareholder in the Merger will include the period for which the Sequana Common Stock surrendered in exchange therefor was considered to be held, provided that the Sequana Common Stock so surrendered is held as a capital asset at the Effective Time;

     (iv) Cash payments received by holders of Sequana Common Stock in lieu of a fractional share will be treated as if such fractional share of Arris Common Stock had been issued in the Merger and then redeemed by Arris. A Sequana shareholder receiving such cash will recognize gain or loss upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share. The gain or loss should be capital gain or loss provided that such share of Sequana Common Stock was held as a capital asset at the Effective Time; and

     (v) A shareholder of Sequana who exercises dissenters' rights under any applicable law with respect to a share of Sequana Common Stock and receives payments for such stock in cash will recognize capital gain or loss (if such stock was held as a capital asset at the Effective Time of the Merger) measured by the difference between the amount of cash received and the shareholder's basis in such share, provided such payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of Sequana shares incident to an exercise of dissenters' rights will generally not be a

        Dividend Equivalent Transaction if, as a result of such exercise, the dissenting stockholder owns no shares of Arris Common Stock (either actually or constructively within the meaning of Section 318 of the
        Code); and

     (vi) Neither Arris nor Sequana will recognize gain solely as a result of the Merger.

     The Tax Opinions will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations of Arris, Sequana and certain shareholders of Sequana, including representations in certain certificates delivered to counsel by the respective managements of Arris and Sequana and certain shareholders of Sequana. Of particular importance are the assumptions and representations relating to the "continuity of interest" requirement.

     To satisfy the "continuity of interest" requirement, Sequana shareholders must not, pursuant to a plan or intent existing at or prior to the Effective Time, dispose of or transfer so much of either (i) their Sequana Common Stock in anticipation of the Merger or (ii) the Arris Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that the Sequana shareholders, as a group, would no longer have a "significant equity interest" in the Sequana business being conducted by Arris after the Merger. Sequana shareholders will generally be regarded as having a "significant equity interest" as long as the Arris Common Stock received in the Merger (after taking into account Planned Dispositions), in the aggregate, represents a substantial portion of the entire consideration received by the Sequana shareholders in the Merger. No assurance can be made that the "continuity of interest" requirement will be satisfied, and if such requirement is not satisfied, the Merger would not be treated as a Reorganization.

     A successful IRS challenge to the Reorganization status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in significant adverse tax consequences to the Sequana shareholders. A Sequana shareholder would recognize gain or loss with respect to each share of Sequana Common Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Time, of the Arris Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the Arris Common Stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin the day after the Closing Date.

     Certain noncorporate Sequana shareholders may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share interest in Arris Common Stock. Backup withholding will not apply, however, to a stockholder who furnishes a correct taxpayer identification number ("TIN") and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 included in the Transmittal Letter, who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding. A stockholder who fails to provide the correct TIN on Form W-9 may be subject to a $50 penalty imposed by the IRS.

     Each Sequana shareholder will be required to retain records and file with such holder's U.S. federal income tax return a statement setting forth certain facts relating to the Merger.

ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be accounted for by Arris under the "purchase" method of accounting in accordance with generally accepted accounting principles. Under the purchase method of accounting, the purchase price of Sequana Common Stock, including direct and indirect costs of the Merger, will be allocated to the assets acquired and liabilities assumed based upon their estimated fair value, with excess purchase consideration, if any, allocated to goodwill. Arris expects the Merger to result in a substantial charge related to "in-process" technology. See "Selected Unaudited Pro Forma Combined Condensed Financial Data".

REGULATORY MATTERS

     Antitrust. Arris and Sequana do not believe that any governmental filings with the FTC are required with respect to the Merger. However, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin consummation of the Merger or seeking to cause divestiture of significant assets of Arris or Sequana or their subsidiaries. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made, or, if such challenge is made, of what the result would be. Consummation of the Merger is conditioned upon, among other things, the absence of any temporary restraining order, preliminary or permanent injunction, or other order issued by any federal or state court in the United States which prevents the consummation of the Merger.

     Filing with the California Secretary of State. An Agreement of Merger must be filed with the Secretary of State of the State of California in order to consummate the Merger.

     Securities Laws. Arris and Sequana must comply with the federal securities laws and applicable securities laws of various states.

RIGHTS OF DISSENTING SHAREHOLDERS OF SEQUANA

     Holders of Sequana Common Stock are generally entitled to dissenters' rights with respect to the Reorganization under the CGCL if, and only if, the holders of 5% or more of the outstanding Sequana Common Stock elect to exercise dissenters' rights in respect of their shares. A person having a beneficial interest in shares of Sequana Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever dissenters' rights the beneficial owner may have.

     The following discussion is not a complete statement of the law pertaining to dissenters' rights under the CGCL and is qualified in its entirety by reference to the full text of Chapter 13 of the CGCL, sections of which are reprinted in their entirety as Appendix D to this Joint Proxy
Statement/Prospectus and should be read carefully and in their entirety.

     If the Reorganization is approved by the affirmative vote of the holders of a majority of the outstanding Sequana Common Stock and is not terminated in accordance with the Reorganization Agreement (including termination at the election of Arris if the aggregate number of shares voting against the Reorganization exceeds 9%), Sequana's shareholders who vote against the Reorganization and who have fully complied with all applicable provisions of Chapter 13 of the CGCL and whose shares constitute Sequana Dissenting Shares (as defined below), will, to the extent that their shares collectively aggregate 5% or more of the outstanding shares of Sequana Common Stock, have the right to require Sequana to purchase the shares of Sequana Common Stock held by them for cash at the fair market value thereof determined as of the date preceding the public announcement of the Reorganization, excluding any appreciation or depreciation because of the Reorganization but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. To qualify as Sequana Dissenting Shares, such shareholders must not only vote against the transaction but must also provide Sequana with a written demand (described below) prior to the Sequana Special Meeting. Under the CGCL, no shareholder of Sequana who is entitled to exercise dissenters' rights has any right at law or in equity to contest the validity of the Reorganization or to have the Reorganization set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the Reorganization had legally been voted in favor of the Reorganization. "Sequana Dissenting Shares" means those shares of Sequana Common Stock with respect to which the holders have voted against the Reorganization and have perfected their purchase demand in accordance with the CGCL, except that no such shares will constitute Sequana Dissenting Shares unless either (i) holders of 5% or more of the outstanding shares of Sequana Common Stock file demands for payment as dissenting shares under the CGCL or (ii) the shares in question are subject to a restriction on transfer imposed by Sequana or by any law or regulation.

     Sequana is not aware of any restriction on transfer of any shares of Sequana Common Stock except restrictions that may be imposed upon shareholders who are "affiliates" of Sequana for purposes of Rule 145 under the Securities Act, shareholders who received shares in private transactions exempt from the registration requirements of the Securities Act and restrictions on transfer imposed on certain affiliates of Sequana in connection with the Reorganization. Those shareholders who believe there is some such restriction affecting their shares should consult with their own legal counsel as to the nature and extent of any dissenters' rights they may have.

     For a holder of Sequana Common Stock to exercise dissenters' rights, the procedures to be followed under Chapter 13 of the CGCL include the following requirements:

          (1) The shareholder of record must have voted the shares against the Reorganization. It is not sufficient to abstain from voting. However, the shareholder may abstain as to part of his or her shares or vote part of those shares for the Reorganization without losing the right to exercise dissenters' rights as to other shares which were voted against the Reorganization.

          (2) Any such shareholder who votes against the Reorganization, and who wishes to have the shares that are being voted against the Reorganization purchased, must make a written demand to have Sequana purchase those shares for cash at their fair market value. The demand must include the information specified below and must be received by Sequana not later than the date of the Meeting. Merely voting or delivering a proxy directing a vote against the approval of the Reorganization does not constitute a demand for purchase. A written demand is essential.

     The written demand that the dissenting shareholder must deliver to Sequana must:

          (1) Be made by the person who was the shareholder of record on the Record Date (or such shareholder's duly authorized representative) and not by someone who is merely a beneficial owner of the shares and not by a shareholder who acquired the shares subsequent to the Record Date;

          (2) State the number and class of dissenting shares held of record by the dissenting shareholders; and

          (3) Include a demand that Sequana purchase the shares at the dollar amount that the shareholder claims to be the fair market value of such shares on the last trading day before the terms of the Reorganization were first announced, excluding any appreciation or depreciation because of the proposed Reorganization but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. Sequana believes that this day is October 31, 1997. A shareholder may take the position in the written demand that a different date is applicable. The shareholder's statement of fair market value constitutes an offer by such dissenting shareholder to sell the shares to Sequana at such price.

     The written demand should be delivered to Sequana at its principal executive offices, 11099 North Torrey Pines Road, Suite 160, La Jolla, California 92037, Attention Chief Financial Officer.

     A shareholder may not withdraw a demand for payment without the consent of Sequana. Under the terms of the CGCL, a demand by a shareholder is not effective for any purpose unless it is received by Sequana (or any transfer agent thereof).

     Within 10 days after the approval of the Reorganization by Sequana's shareholders, Sequana must notify all holders of Sequana Dissenting Shares of the approval and must offer all of such shareholders a cash price for their shares which Sequana considers to be the fair market value of the shares. The notice also must contain a brief description of the procedures to be followed under Chapter 13 of the CGCL to dispute the price offered and attach a copy of the relevant provisions of the CGCL in order for a shareholder to exercise the right to have Sequana purchase his or her shares.

     Within 30 days after the date on which the notice of the approval of the Reorganization is mailed by Sequana to holders of Sequana Dissenting Shares, the shareholder's certificates, representing any shares which the shareholder demands be purchased, must be submitted to Sequana, at its principal office, or at the office of any transfer agent, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Upon subsequent transfer of those shares, the new certificates will be similarly stamped, together with the name of the original dissenting shareholder.

     If Sequana and a holder of Sequana Dissenting Shares agree that the shares held by such shareholder are eligible for dissenters' rights and agree upon the price of such shares, such holder of Sequana Dissenting Shares is entitled to receive from Sequana the agreed price with interest thereon at the legal rate on judgments from the date of such agreement. Any agreement fixing the fair market value of dissenting shares as between Sequana and the holders thereof must be filed with the Secretary of Sequana at the address set forth below. Subject to certain provisions of Section 1306 and Chapter 5 of the CGCL, payment of the fair market value of the Sequana Dissenting Shares shall be made within 30 days after the amount has been agreed upon or within

30 days after any statutory or contractual conditions to the Reorganization are satisfied, whichever is later, subject to the surrender of the certificate therefor, unless provided otherwise by agreement.

     If Sequana and a holder of Sequana Dissenting Shares fail to agree on either the fair market value of the shares or on the eligibility of the shares to be purchased, then either such holder of Sequana Dissenting Shares or Sequana may file a complaint for judicial resolution of the dispute in the superior court of the proper county. The complaint must be filed within six months after the date on which the respective notice of approval is mailed to the shareholders. If a complaint is not filed within six months, the shares will lose their status as Sequana Dissenting Shares. Two or more holders of Sequana Dissenting Shares may join as plaintiffs or be joined as defendants in such an action. If the eligibility of the shares is at issue, the court must first decide that issue. If the fair market value of the shares is in dispute, the court must determine, or shall appoint one or more impartial appraisers to assist in its determination of, the fair market value. The cost of the action will be assessed or apportioned as the court considers equitable. If, however, the appraised value of the dissenting shares exceeds the price offered by Sequana, Sequana must pay the costs.

     Any demands, notices, certificates or other documents required to be delivered to Sequana may be sent to 11099 North Torrey Pines Road, Suite 160, La Jolla, California 92037, Attention Chief Financial Officer.

NO ARRIS APPRAISAL RIGHTS

     Holders of Arris Common Stock are not entitled to appraisal rights under the DGCL because Arris is not a constituent corporation to the Reorganization under the DGCL.

RESALE OF ARRIS COMMON STOCK

     Arris Common Stock issued in connection with the Merger will be freely transferable, except that shares issued to any Sequana shareholder who is an Affiliate of Sequana or who becomes an Affiliate of Arris are subject to certain restrictions on resale. An Affiliate is defined generally as including, without limitation, directors, certain executive officers and certain other persons who control a company. Sequana has made a covenant in the Reorganization Agreement that, prior to the date of the Arris Special Meeting, Sequana will deliver to Arris agreements executed by Affiliates of Sequana that prohibit the sale, transfer or other disposition of Arris Common Stock received by such stockholders in the Merger, except under certain circumstances, in order to comply with the requirements of certain federal securities laws. See "Approval of the Merger and Related Transactions--Affiliate Agreements." Certain Sequana shareholders have also delivered to Arris certificates certifying that such shareholders have no present intention to dispose of certain of the shares of Arris Common Stock to be received by such shareholders in the Merger in order to comply with the requirements of certain U.S. federal tax laws. See "Approval of the Merger and Related Transactions--Certain Federal Income Tax Consequences."

                          THE REORGANIZATION AGREEMENT

GENERAL

     The following is a summary of the material provisions of the Reorganization Agreement, a copy of which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. However, the following is not a complete statement of all provisions of the Reorganization Agreement and related agreements. Statements made in this Joint Proxy Statement/Prospectus with respect to the terms of the Reorganization Agreement and such related agreements are qualified in their respective entireties by reference to the more detailed information set forth in the Reorganization Agreement and such related agreements.

     The Reorganization Agreement provides for the merger of Merger Sub with and into Sequana. As a result of the Merger, Merger Sub will cease to exist, Sequana will become a wholly owned subsidiary of Arris and the former shareholders of Sequana will become stockholders of Arris. Sequana will continue as the surviving corporation of the Merger (the "Surviving Corporation") and will retain all of its separate corporate existence, with all its purposes, objects, rights, privileges, powers and franchises unaffected by the Merger. Merger Sub has been formed solely for the purpose of effecting the Merger, and there will be no other activity in Merger Sub. The Merger will become effective upon the filing of an Agreement of Merger with the California Secretary of State. Such filing is anticipated to take place as soon as practicable after the receipt of all required regulatory approvals and the satisfaction or waiver of the other conditions to the Merger, including the adoption and approval of the Reorganization Agreement and the Merger by the shareholders of Sequana and the approval of the issuance of Arris Common Stock in connection with the Merger and the Certificate of Amendment by the stockholders of Arris. It is currently anticipated that the Effective Time will occur in January 1998. There can be no assurance, however, that the required regulatory approvals will be obtained, that the other conditions to the Merger will be satisfied by such date, or at all, or that the Reorganization Agreement will not be terminated. See "--Conditions to the Mergers".

MERGER CONSIDERATION

     Sequana Common Stock. At the Effective Time, each share of Sequana Common Stock then outstanding will be converted into the right to receive Arris Common Stock based on the Exchange Ratio.

     No Fractional Shares. No fractional shares of Arris Common Stock will be issued in connection with the Merger, and no certificates for any such fractional shares will be issued. In lieu of such fractional shares, any holder of Sequana Common Stock (after aggregating all fractional shares of Arris Common Stock issuable to such holder) will, upon surrender of such holder's stock certificate(s) representing Sequana Common Stock to the Exchange Agent, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Arris Common Stock on the Nasdaq National Market on the date the Merger becomes effective.

STOCK OPTIONS; EMPLOYEE STOCK PURCHASE PLAN; WARRANTS

     Stock Options. Fifteen days prior to the Sequana Shareholders' Meeting, all holders of options issued by Sequana pursuant to its 1994 Incentive Stock Option Plan shall be sent notice that, contingent upon the closing of the Merger, (i) each such option shall be fully exercisable during such fifteen day period and (ii) each such option shall terminate at the end of such fifteen day period. Thirty days prior to the Sequana Shareholders' Meeting, all holders of options granted pursuant to its 1995 Director Option Plan shall be sent notice that, contingent upon the closing of the Merger, that (i) each such option shall be fully exercisable during such thirty day period and (ii) each such option shall terminate at the end of such thirty day period. Options initially granted pursuant to an option plan of NemaPharm will be similarly treated. Arris shall grant options to purchase Arris Common Stock to Sequana employees effective upon the first meeting of Arris' board of directors following the effective time of the Merger, commensurate (including with respect to vesting) with option grants to newly hired employees at similar grade levels.

     Employee Stock Purchase Plan. Sequana's Board of Directors will shorten the offering period then in progress under its Employee Stock Purchase Plan (the "Sequana ESPP") by setting a new exercise date under the Sequana ESPP, at and as of the date of the Sequana Shareholders' Meeting. The Sequana Board of Directors will not thereafter commence any offering period under the Sequana ESPP. Subject to the terms of the Purchase Plan and applicable law, Arris will take all reasonable actions to ensure that from and after the effective date of the Merger, all Sequana employees shall be entitled to participate in the Purchase Plan.

     Warrants. Except for the warrants beneficially held by Kevin Kinsella and by Novartis Pharmaceutical Corporation (which warrants shall either be exercised or terminated at the Effective Time), all rights with respect to Sequana Common Stock under warrants that are then outstanding shall be converted into and become rights with respect to Arris Common Stock, and Arris shall, subject to certain limitations, assume all such warrants in accordance with the terms of such warrants. Each warrant assumed by Arris (i) may be exercised solely for shares of Arris Common Stock, (ii) the number of shares of Arris Common Stock subject to each warrant assumed shall be equal to the number of shares of Sequana Common Stock subject to such warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each warrant assumed shall be adjusted by dividing the per share exercise price under the warrant by the Exchange Ratio and rounding up to the nearest cent (to the extent permitted by the terms of the warrants and otherwise rounded or without rounding as required by the terms of the particular warrant).

STOCK OWNERSHIP FOLLOWING THE MERGER

     Based upon the number of shares of Sequana Common Stock issued and outstanding as of December 2, 1997 (assuming the exercise of all outstanding options and warrants to purchase Sequana Common Stock expiring upon or before the consummation of the Merger with an exercise price of $12.81 (the closing price of Sequana Common Stock as reported on the Nasdaq National Market on December 2, 1997) or less and no exercise of other outstanding rights to purchase Sequana Common Stock), an aggregate of approximately 14,700,000 shares of Arris Common Stock will be issued to security holders of Sequana. Based upon the number of shares of Arris Common Stock issued and outstanding as of December 2, 1997 (assuming no exercise of outstanding options or other rights to purchase Arris Common Stock), the former holders of Sequana Common Stock would hold and have voting power with respect to approximately 49.2% of Arris' total issued and outstanding shares after consummation of the Merger.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     As soon as practicable after the Effective Time, the Exchange Agent will mail to the registered holders of Sequana Common Stock (i) a Letter of Transmittal and (ii) instructions for the use of the Letter of Transmittal in effecting the surrender of the Sequana Stock Certificates in exchange for certificates representing Arris Common Stock. Upon surrender of a Sequana Stock Certificate to the Exchange Agent for exchange, together with a duly executed Letter of Transmittal and such other documents as may reasonably be required by the Exchange Agent or Arris, the holder of such Sequana Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the whole number of shares of Arris Common Stock that such holder has the right to receive. No fractional shares of Arris Common Stock will be issued in connection with the Merger, and no certificates for any such fractional shares will be issued. See "--Merger Consideration--No Fractional Shares".

     If any Sequana Stock Certificate has been lost, stolen or destroyed, Arris may require the owner of such lost, stolen or destroyed Sequana Stock Certificate to provide an appropriate affidavit and to deliver a bond as indemnity against any claim that may be made against the Exchange Agent, Arris or Sequana with respect to such Sequana Stock Certificate.

     SEQUANA SHAREHOLDERS SHOULD NOT SURRENDER THEIR SEQUANA STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

EFFECT ON CERTIFICATES

     At the Effective Time, (i) all shares of Sequana Common Stock outstanding immediately prior to the Effective Time will automatically be canceled and retired and will cease to exist, and all holders of certificates representing shares of Sequana Common Stock that were outstanding immediately prior to the Effective Time will cease to have any rights as shareholders of Sequana, and
(ii) the stock transfer books of Sequana will be closed with respect to all shares of Sequana Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Sequana Common Stock will be made on such stock transfer books after the Effective Time. If, after the Effective Time, a Sequana Stock Certificate is presented to the Exchange Agent (or to Sequana or Arris), such Sequana Stock Certificate will be canceled and will be exchanged as provided above under the caption "--Conversion of Shares; Procedure for Exchange of Certificates;" and "--Merger Consideration."

CORPORATE MATTERS

     As of the Effective Time, the Articles of Incorporation of the Surviving Corporation will be amended and restated to conform to the form of Articles of Incorporation attached to the Reorganization Agreement and the Bylaws of the Surviving Corporation will be amended and restated to conform to the Bylaws of the Merger Sub as in effect immediately prior to the Effective Time. Immediately after the Effective Time, the directors and officers of the Surviving Corporation will be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

THE COMPOSITION OF THE ARRIS BOARD OF DIRECTORS

     Arris must use all reasonable efforts to nominate and appoint a board of nine persons as soon as reasonably practicable after the Effective Time, to serve until the next annual election of directors. Arris must use all reasonable efforts to cause each of such directors, so long as each is then willing to serve, to be nominated for an additional one year term as director of Arris and included as nominees of Arris in Arris' 1998 proxy statement. The nine persons who shall act as directors of Arris following the Effective Time shall be selected as follows: Mr. John Walker and Mr. Irwin Lerner will meet and consult with one another during the thirty days following the date of the Reorganization Agreement to consult and discuss the appropriate make up of Arris' post-Effective Time board of directors. If Messrs. Walker and Lerner agree upon the individuals to become (or remain) members of the Arris Board of Directors after the Effective Time, their agreed upon nominees shall make up the Arris Board of Directors. If Messrs. Walker and Lerner are unable to agree, then Mr. Walker shall propose five nominees, which nominees shall be reasonably acceptable to Sequana and Mr. Lerner shall propose four nominees, which nominees shall be reasonably acceptable to Arris, and such nine nominees shall make up the Arris Board of Directors. Selection of the post-Effective Time board of directors shall be completed no later than thirty days prior to the earlier of the Sequana Shareholders' Meeting and the Arris Special Meeting. Supplemental information will be distributed to the Arris stockholders and the Sequana shareholders upon completion of the selection process.

CONDITIONS TO THE MERGER

     Arris and Merger Sub. The obligations of Arris and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by the Reorganization Agreement are subject to the satisfaction, at or prior to the consummation of the transactions contemplated by the Reorganization Agreement (the "Closing") of conditions, among others, to the following general effect:

          (i.)    the representations and warranties of Sequana contained in the
     Reorganization Agreement, except for any representation and warranty that refers specifically to the date of the Reorganization Agreement or to any date or period prior to the date of the Reorganization Agreement, shall be accurate in all material respects as of the date of the Closing (the "Closing Date") as if made on and as of the Closing Date except that any inaccuracies in such representations and warranties shall be disregarded if the circumstances giving rise to such inaccuracies (individually and collectively) do not constitute a Material Adverse Effect (as defined below) on Sequana (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and
     (ii) any update of or modification to Sequana's disclosure schedule made or purported to have been made after the date of the Reorganization Agreement shall be disregarded);

          (ii.)    each covenant or obligation that Sequana is required to
     comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects;

          (iii.)   the Registration Statement shall have become effective in
     accordance with the provisions of the Securities Act, and no stop order shall have been issued by the Commission with respect to the Registration Statement;

          (iv.)   the Reorganization Agreement and Merger shall have been duly approved by the Required Sequana Shareholder Vote and the issuance of Arris Common Stock in the Merger shall have been duly approved by the Required Arris Stockholder Vote;

          (v.)    fewer than 9% of the outstanding shares of Sequana Common
     Stock shall have voted against approving the Reorganization Agreement and the Merger at the Sequana Special Meeting;

          (vi.)   all material consents required to be obtained in connection with the Merger and the other transactions contemplated by the Reorganization Agreement shall have been obtained and shall be in full force and effect;

          (vii.)   Arris shall have received the following legal documents, each of which shall be in full force and effect (a) a legal opinion of Wilson Sonsini Goodrich & Rosati, P.C., dated as of the Closing Date, in the form attached to the Reorganization Agreement, (b) a legal opinion of Cooley Godward LLP, dated as of the Closing Date and addressed to Arris, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code; (c) a certificate executed on behalf of Sequana by its Chief Executive Officer confirming that the conditions set forth in clauses "(i)", "(ii)", "(iv)", "(v)", "(vi)" and "(viii)" have been duly satisfied;

          (viii.) there shall have been no material adverse change in the business, financial condition, capitalization, assets, liabilities, operations or financial performance of the Sequana or any of its subsidiaries (the "Acquired Corporations") since the date of the Reorganization Agreement;

          (ix.)   the waiting period applicable to the consummation of the
     Merger under the HSR Act shall have expired or been terminated;

          (x.)    the shares of Arris Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market;

          (xi.)   no temporary restraining order, preliminary or permanent
     injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legislation enacted or deemed applicable to the Merger that makes consummation of the Merger illegal;

          (xii.)   there shall not be pending or threatened any legal proceeding in which a governmental body is or is threatened to become a party or is otherwise involved, or in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on the Acquired Corporations or on Arris: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Reorganization Agreement; (b) relating to the Merger and seeking to obtain from Arris or any of its subsidiaries (the "Arris Corporations") any damages that may be material to Arris; (c) seeking to prohibit or limit in any material respect Arris' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Arris, the Surviving Corporation or any subsidiary of Arris to own the assets or operate the business of the Sequana;

          (xiii.) except for Arris Warrants held by Kevin Kinsella as Trustee of the Kevin J. Kinsella Declaration of Trust dated November 2, 1994 and by Novartis Pharmaceutical Corporation which shall be exercised or terminate upon the Effective Time, all of the other outstanding warrants to purchase Sequana Common Stock (the "Assumed Warrants") outstanding at the Effective Time (including the warrants held by Comdisco, Inc., to the extent such warrants allow assumption in accordance with their respective terms) shall, at the Effective Time; (a) represent an entitlement to receive upon exercise that number of shares of Arris Common Stock which a holder of Sequana capital stock deliverable upon exercise of the right to purchase such Sequana Common Stock under the relevant warrant would have been entitled in the Merger if the right to purchase such Sequana Common Stock had been exercised immediately prior to the Merger; and (b) be subject to exercise upon payment of a per share exercise price equal to the exercise price applicable immediately before the Effective Time divided by the Exchange Ratio; and

          (xiv.) prior to the Closing Date, all notices and adjustments to the terms of all warrants to purchase Sequana Common Stock (the "Sequana Warrants") outstanding on the Closing Date required to be given or made pursuant to the terms of such Sequana Warrants shall have been duly and timely given or made.

     Sequana. The obligations of Sequana to effect the Merger and otherwise consummate the transactions contemplated by the Reorganization Agreement are subject to the satisfaction, at or prior to the Closing of conditions, among others, to the following general effect:

          (i.)    the representations and warranties of Arris and Merger Sub contained in the Reorganization Agreement shall have been accurate in all material respects as of the date of the Reorganization Agreement and shall be accurate as of the Closing Date as if made on and as of the Closing Date except that any inaccuracies in such representations and warranties shall be disregarded if the circumstances giving rise to such inaccuracies (individually and collectively) do not constitute a Material Adverse Effect on Arris (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded);

          (ii.)    all of the covenants and obligations that Arris and Merger
     Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects;

          (iii.)   the Registration Statement shall have become effective in
     accordance with the provisions of the Securities Act, and no stop order shall have been issued by the Commission with respect to the Registration Statement;

          (iv.)   the Reorganization Agreement and the Merger shall have been approved by the Required Sequana Shareholder Vote, and the issuance of Arris Common Stock in the Merger shall have been duly approved by the Required Arris Stockholder Vote;

          (v.)    Arris shall have received the following documents: (a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in the form attached to the Reorganization Agreement, (b) a legal opinion of Wilson Sonsini Goodrich & Rosati, P.C., dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, and (c) a certificate executed on behalf of Arris by an executive officer of Arris, confirming that conditions set forth in Sections "(i)", "(ii)", "(iv)" and "(vi)" have been duly satisfied;

          (vi.)   there shall have been no material adverse change in Arris'
     business, financial condition, assets, liabilities, operations or financial performance since the date of this Agreement (it being understood that a decline in Arris' stock price shall not constitute, in and of itself, a material adverse change);

          (vii.)   the waiting period applicable to the consummation of the
     Merger under the HSR Act shall have expired or been terminated;

          (viii.) the shares of Arris Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market;

          (ix.)   no temporary restraining order, preliminary or permanent
     injunction or other order preventing the consummation of the Merger by Sequana shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any legislation enacted or deemed applicable to the Merger that makes consummation of the Merger by Sequana illegal;

          (x.)    Arris shall have taken all actions necessary to cause the
     Arris Board of Directors following the Effective Time to be constituted of individuals selected in accordance with the procedures set forth above under the caption "--Composition of the Arris Board of Directors."

     For purposes of the Reorganization Agreement, an event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on
(i) the business, financial condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole, (ii) the ability of the party to consummate the Merger or any of the other transactions contemplated by the Reorganization Agreement or to perform obligations under the Reorganization Agreement, or (iii) Arris' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Arris if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on (i) the business, financial condition, assets, liabilities, operations or financial performance of the Arris Corporations taken as a whole, (ii) the ability of Arris to consummate the Merger or any of the other transactions contemplated by the Reorganization Agreement or to perform its obligations under the Reorganization Agreement, or
(iii) the ability of Sequana's shareholders to vote, receive dividends with respect to, or otherwise exercise ownership rights with respect to the stock of Arris received by them.

REPRESENTATIONS AND WARRANTIES

     The Reorganization Agreement contains certain representations and warranties, including, without limitation, representations and warranties by Sequana as to: (i) due organization and subsidiaries; (ii) the Sequana Articles of Incorporation and the Sequana Bylaws; (iii) capitalization; (iv) filings with the Commission and financial statements; (v) absence of certain changes; (vi) title to assets; (vii) the agreement between Sequana and Parke-Davis, a division of the Warner-Lambert Company dated as of October 31, 1997; (viii) payments under certain corporate partnering agreements; (ix) real property, equipment and leaseholds; (x) proprietary assets; (xi) material contracts; (xii) liabilities;
(xiii) compliance with legal requirements; (xiv) certain business practices;
(xv) governmental authorizations; (xvi) tax matters; (xvii) employee and labor matters and benefit plans; (xviii) environmental matters; (xix) insurance; (xx) transactions with affiliates; (xxi) legal proceedings and orders; (xxii) authority and binding nature of the Reorganization Agreement; (xxiii) absence existing discussions or negotiations concerning other acquisition proposals;
(xxiv) vote required; (xxv) non-contravention and consents; (xxvi) the receipt of a fairness opinion from an investment bank; (xxvii) brokers, finders, investment bankers or other fees or commissions; and (xxviii) full disclosure.

     The Reorganization Agreement contains further representations and warranties by Arris and Merger Sub as to: (i) due organization and subsidiaries;
(ii) Certificate/Articles of Incorporation and Bylaws; (iii) capitalization;
(iv) filings with the Commission and financial statements; (v) absence of certain changes; (vi) title to assets; (vii) payments under certain corporate partnering agreements; (viii) real property, equipment and leaseholds; (ix) proprietary assets; (x) material contracts; (xi) liabilities; (xii) compliance with legal requirements; (xiii) certain business practices; (xiv) governmental authorizations; (xv) tax matters; (xvi) employee and labor matters and benefit plans; (xvii) environmental matters; (xviii) insurance; (xix) transactions with affiliates; (xx) legal proceedings and orders; (xxi) authority and binding nature of the Reorganization Agreement; (xxii) absence of discussions or negotiations concerning other acquisition proposals; (xxiii) vote required;
(xxiv) non-contravention and consents; (xxv) the receipt of a fairness opinion from an investment bank; (xxvi) valid issuance of Arris Common Stock; (xxvii) brokers, finders, investment bankers or other fees or commissions; and (xxviii) full disclosure.

COVENANTS

     Conduct of Sequana's Business. The Reorganization Agreement requires that until the Effective Time, (i) Sequana shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices or the operating plan previously delivered by Sequana to Arris and (B) in compliance with all applicable legislation and the requirements of all of material contracts to which any Acquired Corporation is a party, by which any Acquired Corporation or any of their respective assets is or may become bound or under which any of the Acquired Corporations has or may be come subject to any obligation, or under which any of the Acquired Corporations has or may acquire any rights or interest (an "Acquired Corporation Contract"); (ii) Sequana shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) Sequana shall keep in full force certain insurance policies or replace any such policies that terminate with comparable or superior policies; (iv) Sequana shall provide all notices, assurances and support required by any Acquired Corporation Contract relating to any Proprietary Asset in order to ensure that no condition under such Acquired Corporation Contract occurs which could result in, or could increase the likelihood of, any transfer or public disclosure by any Acquired Corporation of any Proprietary Asset; and
(v) Sequana shall (to the extent requested by Arris) cause its officers to report regularly Arris concerning the status of the Arris' business. During the period from the date of the Reorganization Agreement through the Effective Time (the "Pre-Closing Period"), Sequana shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

          (i.)    declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, except for repurchases at less than fair market value pursuant to employment or consulting agreements in effect prior to the date of the Reorganization Agreement;

          (ii.)    hire any new employees except employees hired to fill those positions identified on a schedule provided to Arris or employees hired to replace employees who terminate their employment with an Acquired Corporation during the Pre-Closing Period;

          (iii.)   sell, issue, grant or authorize the issuance or grant of (A)
     any capital stock or other security (except Sequana Common Stock upon the valid exercise of options or warrants to purchase Sequana Common Stock outstanding on the date of this Agreement or the exercise of rights under the ESPP), (B) any option, call, warrant or right to acquire any capital stock or other security (other than options to purchase an aggregate of up to 30,000 shares of Sequana Common Stock which may be granted to employees hired in accordance with clause (ii) above who are not director-level or above, and to current employees in connection with promotions made by Sequana's management prior to the date of the Reorganization Agreement), or
     (C) any instrument convertible into or exchangeable for any capital stock or other security; provided, however, that notwithstanding the foregoing,
     (x) Sequana may issue up to $2,000,000 of its Common Stock to Warner-Lambert Company pursuant to an agreement with Warner-Lambert Company, (y) Sequana may also issue additional shares of its Common Stock to Boehringer Ingelheim International GmbH pursuant to certain stock purchase rights allowing Boehringer Ingelheim International GmbH in this instance to purchase 5.8% of the total number of new securities being issued to Warner-Lambert Company and Boehringer Ingelheim International GmbH collectively and (z) issue additional shares of Common Stock to Corange International Ltd. ("Corange") pursuant to the Collaborative Research Agreement between Sequana and Corange dated as of June 30, 1995 (the "Corange Agreement");

          (iv.)   except as contemplated by the Reorganization Agreement, amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Sequana stock option plans (other than acceleration of the vesting of options in connection with employee terminations involving, in the aggregate, options to purchase no more than 7,500 shares of Sequana Common Stock), any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related contract;

          (v.)    amend or permit the adoption of any amendment to the Sequana
     Articles of Incorporation or Bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (vi.)   form any subsidiary or acquire any equity interest or other interest in any other entity;

          (vii.)   make any capital expenditure, except capital expenditures
     through December 31, 1997 in an aggregate amount of no more than the amount provided for in the capital budget provided to Arris for such period, and thereafter in an aggregate amount of no more than is provided for in a 1998 capital budget to be provided to and approved by Arris (such approval not to be unreasonably withheld) prior to January 1, 1998 provided, however, that notwithstanding the foregoing, Sequana may make capital expenditures permitted under clause "(xix)" below;

          (viii.) except as set forth in the operating plan provided to Arris, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material contract, or amend or terminate, or waive or exercise any material right or remedy under, any material contract;

          (ix.)   acquire, lease or license any right or other asset from any other person or sell or otherwise dispose of, or lease or license, any right or other asset to any other person (except in each case for (A) assets not constituting proprietary assets acquired, leased, licensed or disposed of by Sequana in the ordinary course of business; (B) consistent with past practices and except in the case of the in-licensing of proprietary assets, agreements involving the payment of less than $25,000 per year and a royalty of less than 0.75% and (C) rights granted to academic institutions and researchers to use the data collected pursuant to tissue sample agreements for research purposes), or waive or relinquish any material right;

          (x). lend money to any person, except travel advances and loans related to relocation, education and immigration-related expenses made in he ordinary course of business, and loans in connection with employee stock purchases as provided for in agreements in effect on the date hereof, or incur or guarantee any indebtedness or pledge or encumber any material assets (except that Sequana may make routine borrowings in the ordinary course of business and in accordance with past practices under its line of credit with Sumitomo Bank);

          (xi.)      except as set forth in the Sequana's disclosure schedule,
     establish, adopt or amend any employee benefit plan, pay any bonus (except pursuant to existing incentive plans and employment contracts or understandings currently in effect) or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

          (xii.)     change any of its methods of accounting or accounting
     practices in any respect;

          (xiii.)    make any material tax election;

          (xiv.)     commence or settle any legal proceeding;

          (xv.)     materially amend or otherwise modify any of the terms of its engagement of Lehman Brothers , Inc.;

          (xvi.)     amend or otherwise modify any of the terms of any warrants to purchase Sequana Common Stock, except as otherwise provided for in the Reorganization Agreement;

          (xvii.)    enter into any material transaction or take any other
     material action in each case not specifically provided for in the operating plan provided by Sequana to Arris, or outside the ordinary course of business or inconsistent with past practices;

          (xviii.)   enter into any license or cost sharing agreement with GC
     BioTechnologies, LLC or Shanghai GeneCore BioTechnologies Co. Ltd. or permit (to the extent Arris' permission is required) GC BioTechnologies, LLC to enter into any license agreement or cost sharing agreement with Shanghai GeneCore BioTechnologies Co. Ltd.;

          (xix.)     spend more than an incremental $1,000,000 (over amounts set forth in the budget provided to Arris) on its pharmacogenetics program (it being understood that such incremental expenditures include incremental capital expenditures, the costs of new employees hired to work on this program and expenditures related to acquiring tissue samples for this program); or

          (xx.)     agree or commit to take any of the actions described in
     clauses "(i)" through "(xix)".

     During the Pre-Closing Period, Sequana must promptly notify Arris in writing of: (1) the discovery by Sequana of any event, condition, fact or circumstance that occurred or existed on or prior to the date of the Reorganization Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Sequana in the Reorganization Agreement; (2) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Sequana in the Reorganization Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or
     (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (3) any material breach of any covenant or obligation of Sequana; and (4) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions to closing set forth in the Reorganization Agreement impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. No notification so given to Arris will limit or otherwise affect any of the representations, warranties, covenants or obligations of Sequana contained in the Reorganization Agreement.

     Conduct of Arris' Business. The Reorganization Agreement further provides that prior to the Effective Time: (i) Arris shall ensure that each of the Arris Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices or the operating plan previously provided by Arris to Sequana and (B) in compliance with all applicable legislation and the requirements of all material contracts to which any Arris Corporation is a party, by which any Arris Corporation or any of their respective assets is or may become bound or under which any of the Arris Corporations has or may be come subject to any obligation, or under which any of the Arris Corporations has or may acquire any rights or interest (an "Arris Corporation Contract"); (ii) Arris shall use all reasonable efforts to ensure that each of the Arris Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Arris Corporations; and (iii) Arris shall keep in full force certain insurance policies or replace such policies with comparable or superior policies; and (iv) Arris shall provide all notices, assurances and support required by any Arris Corporation Contract relating to any proprietary asset in order to ensure that no condition under such Arris Corporation Contract occurs which could result in, or could increase the likelihood of, any transfer or public disclosure by any Arris Corporation of any proprietary asset. During the Pre-Closing Period, Arris shall not (without the prior written consent of Sequana), and shall not permit any of the other Arris Corporations to:

          (i.)       declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, except for repurchases at less than fair market value pursuant to employment or consulting agreements in effect prior to the date hereof;

          (ii.)      hire an aggregate of more than forty new employees,
     excluding those persons hired to replace employees who terminate their employment with a Arris Corporation during the Pre-Closing Period;

          (iii.)      sell, issue, grant or authorize the issuance or grant of
     (A) any capital stock or other security (except Arris Common Stock upon the valid exercise of options or warrants to purchase Arris Common Stock outstanding on the date of the Reorganization Agreement or the exercise of rights under the Arris ESPP or pursuant to equipment lease financings and similar transactions or otherwise in the ordinary course of business), (B) any option, call, warrant or right to acquire any capital stock or other security (other than options, warrants or rights to purchase an aggregate of up to 300,000 shares of Arris Common Stock which may be granted to (i) officers, directors, employees or consultants of Arris, or (ii) otherwise in the ordinary course of business), (C) any instrument convertible into or exchangeable for any capital stock or other security;

          (iv.)      except as contemplated by the Reorganization Agreement,
     amend or waive any of its rights under, or accelerate the vesting under, any provision of any of Arris' stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related contract (other than any such changes to options, warrants or other securities to purchase an aggregate of up to 25,000 shares of Arris Common Stock);

          (v.)      amend or permit the adoption of any amendment to its
     Certificate of Incorporation or Bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (vi.)      except as previously disclosed to Sequana, form any
     subsidiary or acquire any equity interest or other interest in any other entity;

          (vii.)     make any capital expenditure, except capital expenditures
     in an aggregate amount of no more than $2,000,000;

          (viii.)    establish, adopt or amend any employee benefit plan not
     generally available to Arris' employees and Arris' 1998 management incentive program, or pay any bonus or make any profit sharing or similar payment to (except pursuant to the management incentive program and any employment contract or understanding as in effect on the date hereof), or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees in an amount in excess of the higher of 20% of the amount previously paid to such person or $20,000;

          (ix.)      change any of its methods of accounting or accounting
     practices in any respect;

          (x.)      make any material tax election;

          (xi.)      commence or settle any legal proceeding except in the
     ordinary course of business;

          (xii.)     materially amend or otherwise modify any of the terms of
     its engagement of Morgan Stanley;

          (xiii.)    enter into any material transaction or take any other
     material action in each case either inconsistent with the operating plan provided by Arris to Sequana, or outside the ordinary course of business;

          (xiv.)     except as previously disclosed to Sequana, sell or
     otherwise dispose of, or grant an exclusive license or any other exclusive right to utilize Arris proprietary assets which individually or in the aggregate constitute core technology material to the business of Arris, other than pursuant to a corporate collaboration similar in structure to those previously entered into by Arris, or grant to any third party a right of first refusal, first offer, or first negotiation with regard to material products or such core technology unless developed pursuant to funding supplied by such party;

          (xv.)     agree or commit to take any of the actions described in
     clause "(i)" through "(xiv)".

     Prior to the Effective Time, Arris shall promptly notify Sequana in writing of: (i) the discovery by Arris of any event, condition, fact or circumstance that occurred or existed on or prior to the date of the Reorganization Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Arris in the Reorganization Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Arris in the Reorganization Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of the Reorganization Agreement; (iii) any material breach of any covenant or obligation of Arris; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions to closing impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Arris Corporations. No notification so given to Sequana will limit or otherwise affect any of the representations, warranties, covenants or obligations of Arris contained in the Reorganization Agreement.

     Non-Solicitation. Pursuant to the Reorganization Agreement, Sequana and Arris have each agreed that they will not, directly or indirectly, and will not authorize or permit any of the other Acquired Corporations or Arris Corporations, respectively, or any representative of any of the Acquired Corporations or Arris Corporations, respectively, directly or indirectly to, (i) solicit, initiate, knowingly encourage or induce the making, submission or announcement of any Acquisition Proposal (as such term is defined below) or take any similar action, (ii) furnish any non-public information regarding any of the Acquired Corporations or Arris Corporations, respectively, to any person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Transaction (as such term is defined below). Sequana and Arris and their respective boards of directors are not prevented, however, from (x) furnishing information regarding any of the Acquired Corporations or Arris Corporations, respectively, to any person in connection with or in response to a bona fide, unsolicited Acquisition Proposal or engaging in discussions or negotiations with respect thereto if and only to the extent that (A) the relevant board of directors determines in good faith, after consultation with its financial advisor that such Acquisition Proposal is reasonably likely to result in an offer for acquisition superior to the one provided for in the Reorganization Agreement, (B) the relevant board of directors determines in good faith, after consultation with its outside counsel that such action is required in order for the board of directors to comply with its fiduciary duties under applicable law, (C) the person who has requested such information has executed and delivered to the relevant company a non-disclosure agreement that is not less restrictive than the non-disclosure agreement in effect between Sequana and Arris, and (D) the company engaging in such activities has not breached its obligations concerning non-solicitation set forth herein. Notwithstanding the foregoing, the relevant board of directors may recommend a superior offer to its shareholders or stockholders, as the case may be, if the relevant board of directors determines, after consultation with its outside counsel that, in light of such superior offer, such recommendation is required in order for the relevant board of directors to comply with its fiduciary obligations.

     An "Acquisition Proposal" is any offer or proposal contemplating or otherwise relating to any Acquisition Transaction. An "Acquisition Transaction" is any transaction or series of related transactions involving: (i) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (A) in which Arris or any of the Acquired Corporations is a constituent corporation, (B) in which a person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires Arris or Sequana or more than 50% of Arris' business or Sequana's business or directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of Arris or Sequana, or (C) in which any of Arris or Sequana issues securities representing more than 20% of the outstanding securities of any class of voting securities of Sequana or Arris, respectively; (ii) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 50% of the assets of Sequana or Arris; or (iii) any liquidation or dissolution of Sequana or Arris.

     Meetings of Shareholders and Stockholders. Pursuant to the Reorganization Agreement, Sequana will take all action necessary in accordance with applicable law to convene and hold the Sequana Shareholders' Meeting to vote upon the approval of the Reorganization Agreement and the Merger. Sequana's obligation to call, give notice of, convene and hold the Sequana Shareholders' Meeting will not be limited or otherwise affected by the withdrawal, amendment or modification of the recommendation of the Board of Directors of Sequana with respect to the Merger, except as is required by applicable law. Pursuant to the Reorganization Agreement, Arris will take all action necessary in accordance with applicable law to convert and hold the Arris Stockholders' Meeting to vote upon the issuance of Arris Common Stock in the Merger and the Certificate of Amendment. Arris' obligation to call, give notice of, convene and hold the Arris Stockholders' Meeting will not be limited or otherwise affected by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Arris with respect to the Merger, except as may be required by applicable law.

     Neither the board of directors of Sequana or Arris nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the other party, its recommendations in favor of the Reorganization Agreement and the Merger in the care of Sequana, and the issuance of Arris Common Stock in the care of Arris. However, notwithstanding the foregoing, the Sequana Board of Directors shall not be prevented from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger at any time prior to the approval of the Reorganization Agreement by the Required Sequana Shareholder Vote if (i) an acquisition offer superior to that proposed in the Reorganization Agreement is made to Sequana and is not withdrawn, (ii) neither Sequana nor any of its Representatives has violated the covenants given by them concerning non-solicitation (described below) and

(iii) the Sequana Board of Directors concludes in good faith after consultation with outside counsel, including a discussion of applicable legal standards under California law, that, in light of such superior offer, the withdrawal, amendment or modification of such recommendation is required in order for the Sequana Board of Directors to comply with its fiduciary obligations. Similarly, the Arris Board of Directors shall not be prevented from withdrawing, amending or modifying its unanimous (among all directors present) recommendation in favor of the issuance of Arris Common Stock in the Merger at any time prior to the approval of such issuance by the Required Arris Stockholder Vote if (i) neither Arris nor any of its Representatives shall have violated the covenants given by them concerning non-solicitation (described below) and (ii) the Arris Board of Directors concludes in good faith, based upon the advice of its outside counsel, including a discussion of applicable legal standards under Delaware law, that the withdrawal, amendment or modification of such recommendation is required in order for the Arris Board of Directors to comply with its fiduciary obligations.

     Conditions Relating to Stock Options, Employee Stock Purchase Plan and Warrants. For a description of the treatment of stock options and warrants to purchase Sequana Common Stock and Sequana's employee stock purchase plan, see the caption above entitled "--Stock Options; Employee Stock Purchase Plan; Warrants."

     Election of Directors. Arris must use all reasonable efforts to nominate and appoint a nine person board of directors in the manner set forth in the caption above entitled "--Composition of the Arris Board of Directors."

     Amendment of Corange Agreement. Sequana must use reasonable efforts to cause the Collaborative Research Agreement between Sequana and Corange dated as of June 30, 1995 to be amended to provide that Corange's obligation to purchase Sequana equity pursuant to the agreement shall, after the Effective Time, be an obligation to purchase Arris equity on the same terms.

     Indemnification and Insurance. Pursuant to the Reorganization Agreement, all rights to indemnification existing in favor of the persons serving as directors or officers of Sequana as of the date of the Reorganization Agreement for acts and omissions occurring prior to the Effective Time, as provided in the Sequana Bylaws and as provided in the indemnification agreements between Sequana and said directors and officers, shall survive the Merger and Arris shall cause the Surviving Corporation to perform all of its obligations arising thereunder for a period of not less than six years from the Effective Time. The Reorganization Agreement also provides that from the Effective Time until the sixth anniversary of the date on which the Reorganization Agreement occurs, Arris will cause the Surviving Corporation to maintain in effect, for the benefit of the person serving as directors and officers of Sequana as of the date of the Reorganization Agreement with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by Sequana as of the date of the Reorganization Agreement (the "Existing Policy"); provided, however, that (i)the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay an annual premium for the Existing Policy (or for any substitute policies) in excess of 175% of the annual premium paid by Sequana for such insurance. If Arris causes the Surviving Corporation to consolidate with or merge into any other person and the Surviving Corporation is not the continuing or surviving corporation in such consolidation or merger, or causes the Surviving Corporation to transfer all or substantially all of its assets to any person, then proper provision must be made so that the Surviving Corporation's successors and assigns assume the obligation to maintain such indemnification and insurance.

     Registration Rights. Pursuant to the Reorganization Agreement, Arris must use all reasonable efforts to cause all persons who have the right to demand registration of shares of Sequana's Common Stock held by them or to participate in a registered offering of shares of Sequana's Common Stock (the "Sequana Holders") to have registration rights under the Registration Rights Agreement between Arris and certain persons dated as of April 16, 1993 (the "Arris Registration Rights Agreement"), provided, however, that no Sequana Holders shall become a party to the Arris Registration Rights Agreement if such Sequana Holder would not have any rights to register shares pursuant to the Arris Registration Rights Agreement, and provided further that, Arris shall use all reasonable efforts to provide that no party to the Arris Registration Rights Agreement shall request registration or participate in a registration of Arris Common Stock thereunder until the earlier of

(a) the date 90 days after the effective date of a registration statement for the first public offering of Arris' shares following the Effective Time, and (b) the first anniversary of the Effective Time.

     In addition, each of Sequana and Arris shall promptly advise the other orally and in writing of any Acquisition Proposal (including the identity of the person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any person during the Pre-Closing Period. Each of Sequana and Arris shall keep the other informed with respect to material changes to the terms of any such Acquisition Proposal and any material modification or proposed modifications thereto. Sequana and Arris shall both immediately cease and cause to be terminated any existing discussions with any person that relate to any Acquisition Proposal and shall request the return or destruction of any confidential information previously disclosed to such person and shall use commercially reasonable efforts to ensure that such information is destroyed or returned.

     Certain Other Covenants. The Reorganization Agreement contains certain other covenants including covenants relating to: (i) information and access,
(ii) preparation and filing of the Registration Statement, (iii) obtaining regulatory approvals, (iv) public announcements, (v) tax qualification and opinion back-up certificates, (vi) accountants' letters, (vii) resignation of Sequana's officers and directors, (viii) FIRPTA, (ix) affiliate agreements, (x) further action, and (xi) obtaining required consents.

TERMINATION

     The Reorganization Agreement may be terminated prior to the Effective Time (whether before or after approval of the Reorganization Agreement and the Merger by the Required Sequana Shareholder Vote and whether before or after approval of the issuance of Arris Common Stock in the Merger by the Required Arris Stockholder Vote);

          (i.)    by mutual written consent of Arris and Sequana;

          (ii.)    by either Arris or Sequana if the Merger shall not have been consummated by March 31, 1998 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate the Reorganization Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

          (iii.)   by either Arris or Sequana if a court of competent
     jurisdiction or other governmental body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (iv.)   by either Arris or Sequana if (i) the Sequana Shareholders'
     Meeting shall have been held and completed and (ii) the Reorganization Agreement and the Merger shall not have been approved at such meeting by the Required Sequana Shareholder Vote;

          (v.)    by either Arris or Sequana if (i) the Arris Stockholders'
     Meeting shall have been held and completed and (ii) the issuance of Arris Common Stock in the Merger shall not have been approved at such meeting by the Required Arris Stockholder Vote;

          (vi.)   by Arris (at any time prior to the approval of the
     Reorganization Agreement and the Merger by the Required Sequana Shareholder
     Vote) if a Sequana Triggering Event (as such term is defined below) shall have occurred;

          (vii.)   by Sequana (at any time prior to the approval of the
     Reorganization Agreement and the Merger and the issuance of Arris Common Stock in the Merger by the Required Arris Stockholder Vote) if an Arris Triggering Event (as such term is defined below) shall have occurred;

          (viii.) by Arris if any of Sequana's representations and warranties contained in this Agreement shall be or shall have become inaccurate, or if any of Sequana's covenants contained in the Reorganization Agreement shall have been breached, and such inaccuracy or breach would cause the condition set forth in clauses "(i)" or "(ii)" under "--Conditions to the Merger--Arris and Merger Sub" to not be satisfied; provided, however, that if an inaccuracy in Sequana's representations and warranties or a breach of a covenant by Sequana is curable by Sequana and Sequana is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Arris may not terminate the Reorganization Agreement on account of such inaccuracy or breach until 20 days after delivery of written notice of the inaccuracy or breach to Sequana by Arris, if the inaccuracy or breach has not at that time been cured;

          (ix.)   by Sequana if any of Arris' representations and warranties contained in the Reorganization Agreement shall be or shall have become inaccurate, or if any of Arris' covenants contained in the Reorganization Agreement shall have been breached, and such inaccuracy or breach would cause the condition set forth in clauses "(i)" or "(ii)" under "--Conditions to the Merger--Sequana" to not be satisfied; provided, however, that if an inaccuracy in Arris' representations and warranties or a breach of a covenant by Arris is curable by Arris and Arris is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Sequana may not terminate the Reorganization Agreement on account of such inaccuracy or breach until 20 days after delivery of written notice of the breach or inaccuracy to Arris by Sequana, if the inaccuracy or breach has not at that time been cured;

          (x.)    by Sequana if a Sequana Triggering Event shall have occurred and the Board of Directors of Sequana shall have approved, endorsed or recommended any Acquisition Proposal; or

          (xi.)   by Arris if an Arris Triggering Event shall have occurred and the Board of Directors of Arris shall have approved, endorsed or recommended any Acquisition Proposal.

     A "Triggering Event" of a party shall be deemed to have occurred if: (i) the board of directors of the party shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the other party its unanimous (among all directors present) recommendation in favor of, the Merger or approval of this Agreement, (ii) the party shall have failed to include in the Joint Proxy Statement/Prospectus the unanimous (among all directors present) recommendation of its board of directors in favor of approval of the Reorganization Agreement and the Merger, (iii) the board of directors of the party fails to unanimously reaffirm its recommendation in favor of approval of the Reorganization Agreement and the Merger within five business days after the other party requests in writing that such recommendation be reaffirmed, (iv) the board of directors of the party shall have approved, endorsed or recommended any Acquisition Proposal, (v) the party shall have entered into any letter of intent or similar document or any contract relating to any Acquisition Proposal, (vi) the party shall have failed to hold the relevant Shareholders' or Stockholders' Meeting as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act, (vii) a tender or exchange offer relating to securities of the party shall have been commenced and the party shall not have sent to its security holders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that the party recommends rejection of such tender or exchange offer, or (viii) an Acquisition Proposal is publicly announced, and the party (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal.

EXPENSES AND TERMINATION FEES

     Pursuant to the Reorganization Agreement, all fees and expenses incurred in connection with the Reorganization Agreement and the transactions contemplated by the Reorganization Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Arris and Sequana shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of the Form S-4 Registration Statement and the Joint Proxy Statement/ Prospectus and any amendments or supplements thereto.

     The Reorganization Agreements provides that if it is terminated by Arris or Sequana pursuant to clause (iv) under the caption "Termination," and there was no Material Adverse Effect to Arris, then Sequana must pay to Arris, in cash, a nonrefundable fee in the amount of $1,000,000. If the Reorganization Agreement is terminated by Arris or Sequana pursuant to clause (v) under "Termination" and there shall not have been a Material Adverse Effect to Sequana, then Arris shall pay to Sequana, in cash, a nonrefundable fee in the amount of $1,000,000. If the Reorganization Agreement is terminated by Arris pursuant to clause (vi) under "Termination", then Sequana shall pay to Arris, in cash, a nonrefundable fee in the amount of $5,000,000. If the Reorganization Agreement is terminated by Sequana pursuant to clause (x) under "Termination", then Sequana shall pay to Arris, in cash, a nonrefundable fee in the amount of $5,000,000, plus, in the event of the subsequent consummation of an Acquisition Proposal within 12 months after the date of such termination, a nonrefundable fee in the amount of five percent (5%) of the excess, if any, of the value of the Acquisition Proposal that is consummated over $181,000,000. If the Reorganization Agreement is terminated by Arris pursuant to clause (vii) under "Termination", then Arris shall pay to Sequana, in cash a nonrefundable fee in the amount of $5,000,000. If the Reorganization Agreement is terminated by Arris pursuant to clause (xi) under "Termination", then Arris shall pay to Sequana, in cash, a nonrefundable fee in the amount of $5,000,000, plus, in the event of the subsequent consummation of an Acquisition Proposal within 12 months after the date of termination, a nonrefundable fee in the amount of five percent (5%) of the excess, if any, of the value of the Acquisition Proposal that is consummated over $194,000,000.

                             AMENDMENT OF THE ARRIS
                          CERTIFICATE OF INCORPORATION

     The Arris Board of Directors has approved and submitted for a vote with the Arris stockholders a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Arris (the "Certificate of Amendment").

     Conditional upon satisfaction of the various conditions to closing the Merger in the Reorganization Agreement, the Certificate of Amendment changes the corporate name of Arris to "AxyS Pharmaceuticals, Inc." Arris and Sequana, as a combined company, intend to do business under this corporate name.

     Conditional upon satisfaction of the various conditions to closing the Merger in the Reorganization Agreement, the Certificate of Amendment also increases the total number of shares of capital stock authorized from 40,000,000 shares to 60,000,000 shares and increases the total number of shares of Arris Common Stock authorized from 30,000,000 shares to 50,000,000 shares.

     Such amendments to the authorized capital of Arris are needed for the holders of Sequana Common Stock to receive the consideration contemplated by the Reorganization Agreement and to ensure that Arris has a sufficient number of shares reserved for issuance upon the exercise of options granted under Arris' equity incentive plans and for issuance otherwise in the ordinary course of business. Upon consummation of the Merger (assuming no exercise of outstanding options or other rights to purchase Arris Common Stock, the exercise of all outstanding options and warrants to purchase Sequana Common Stock expiring upon or before the consummation of the Merger with an exercise price of $12.81 (the closing price of Sequana Common Stock as reported on the Nasdaq National Market on December 2, 1997) or less and no exercise of other outstanding rights to purchase Sequana Common Stock) an aggregate of approximately 29,870,000 shares of Arris Common Stock will be issued and outstanding. In addition, as of October 31, 1997 and assuming approval of the Plan Proposals by the Arris stockholders, Arris will have an aggregate of approximately 6,700,451 shares of Arris Common Stock reserved for future issuance under its equity incentive plans, 2,046,688 of which are subject to outstanding options, and approximately 650,012 shares of Arris Common Stock reserved for issuance under outstanding warrants, including approximately 480,375 shares of Arris Common Stock issuable upon the exercise of Sequana Warrants assumed in connection with the Merger.

     Based on Arris' need to authorize additional shares of its capital stock in connection with the Merger and pursuant to the terms of the Reorganization Agreement, the Merger will occur only if the Certificate of Amendment is approved by the Arris stockholders.

     THE ARRIS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE CERTIFICATE OF AMENDMENT.

                          ARRIS PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the ownership of Arris Common Stock as of October 31, 1997 (or such earlier date as is indicated in the footnotes to the table) by: (i) each director and Arris Named Executive Officer (as defined in the Definitive Proxy Statement filed with the Commission on April 17, 1997 and based on compensation for the fiscal year ended December 31, 1996); (ii) all directors and Arris Named Executive Officers as a group; and (iii) those stockholders known by Arris to be beneficial owners of more than five percent of Arris Common Stock.

     The information as to each person has been furnished by such person, and each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person, except as otherwise indicated and subject to community property laws where applicable. Except as set forth below, the address of each named individual is the address of Arris as set forth herein.

                                                                           NUMBER OF
                                                                           BENEFICIAL
                                                                           OWNERSHIP   PERCENT OF
                            BENEFICIAL OWNER                                SHARES      TOTAL(1)
-------------------------------------------------------------------------  ---------   ----------
BVF, Inc.(2).............................................................    923,767       6.1
  One Sansome Street
     39th Floor
     San Francisco, CA 94104
FMR Corp.(3).............................................................  1,069,000       7.1
  82 Devonshire Street
     Boston, MA 02109
John P. Walker(4)........................................................    280,127       1.9
Heinz W. Gschwend, Ph.D.(5)..............................................     89,390         *
Daniel H. Petree(6)......................................................     51,188         *
Michael C. Venuti, Ph.D.(7)..............................................     49,907         *
Natalie J. Warner, M.D.(8)...............................................     28,738         *
Ann M. Arvin, M.D........................................................          0         *
Brook H. Byers(9)........................................................      4,731         *
Anthony B. Evnin, Ph.D.(10)..............................................     26,580         *
Vaughn M. Kailian(11)....................................................     11,965         *
Donald Kennedy, Ph.D(12).................................................      3,750         *
Alan C. Mendelson(13)....................................................     17,757         *
Hans U. Sievertsson, Ph.D.(14)...........................................    740,303       4.9
All Directors and Executive Officers as a Group (12 Persons)(15).........  1,304,436       8.5

---------------

*Less than 1 percent.

 (1) Percentage of beneficial ownership is based on 15,164,260 shares of Arris Common Stock outstanding as of October 31, 1997.

 (2) Based upon a Schedule 13D filed by Biotechnology Value Fund, L.P. ("BVF") reporting such beneficial ownership as of October 1, 1997. Includes 494,521 shares of Arris Common Stock beneficially owned by BVF and 923,767 shares of Arris Common Stock beneficially owned by BVF Partners L.P. ("BVF Partners") and BVF, Inc. ("BVF, Inc."). BVF Partners is the general partner of BVF, which is an investment limited partnership. BVF, Inc. is an investment advisor to and general partner of BVF Partners. BVF shares voting and dispositive power over the 494,521 shares it beneficially owns with BVF Partners. BVF Partners and BVF, Inc. share voting and dispositive power over the 923,767 shares they beneficially own with, in addition to BVF, the managed accounts on whose behalf BVF Partners, as investment manager, purchased such shares. The managed accounts on whose behalf BVF Partners owns shares of the Stock are Investment 10 L.L.C., Palamundo, L.D.C., ZPG Securities, L.C.C. and Biotechnology Value Fund, Ltd.

 (3) Based upon a Schedule 13G filed by FMR Corp. reporting such beneficial ownership as of December 21, 1996. Includes 793,200 shares of Common Stock beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment advisor to various investment companies. Edward C. Johnson 3d of FMR Corp., through its control of Fidelity, and the funds each have sole power to dispose of the 793,200 shares. Fidelity votes such shares under written guidelines established at the direction of the funds' boards of trustees. Also includes 275,800 shares of Common Stock beneficially owned by Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR Corp. and a bank, which serves as investment manager of certain institutional accounts. Edward C. Johnson 3d and FMR Corp., through their control of FMTC, have sole voting and dispositive power over such 275,800 shares. Mr. Johnson is the chairman of, and Ms. Abigail P. Johnson is a director of, FMR Corp. and, consequently, each may be deemed to beneficially own all 1,069,000 shares of Common Stock. In addition, members of the Edward C. Johnson 3d family and trusts for their benefit may be deemed to be a controlling group with respect to FMR Corp. and therefore may be deemed to beneficially own all 1,069,000 shares of Common Stock. Based on a Form 13F filed by FMR Corp. reporting beneficial ownership as of September 30, 1997, FMR Corp. and its affiliates held 965,700 shares as of such date.

 (4) Includes 100,624 shares issuable upon exercise of options exercisable within 60 days of October 31, 1997. Also includes an aggregate of 8,574 shares beneficially owned by Mr. Walker's wife as trustee of educational trusts for his children.

 (5) Includes 25,105 shares issuable upon exercise of options exercisable within 60 days of October 31, 1997.

 (6) Includes 50,105 shares issuable upon exercise of options exercisable within 60 days of October 31, 1997.

 (7) Includes 46,230 shares issuable upon exercise of options exercisable within 60 days of October 31, 1997.

 (8) Includes 25,540 shares issuable upon exercise of options exercisable within 60 days of October 31, 1997.

 (9) Includes 670 shares issuable upon exercise of a warrant held by Kleiner Perkins Caufiel & Byers VI ("Kleiner Perkins") exercisable within 60 days of October 31, 1997 and 88 shares issuable upon exercise of a warrant held by KPCB VI Founders Fund ("KPCB") exercisable within 60 days of October 31, 1997. Mr. Byers is a general partner of Kleiner Perkins. Mr. Byers disclaims beneficial ownership of the shares held by Kleiner Perkins except to the extent of his pro rata interest therein. Also includes 1,875 shares issuable upon exercise of options held by Mr. Byers exercisable within 60 days of October 31, 1997.

(10) Includes 1,875 shares issuable upon exercise of options exercisable within 60 days of October 31, 1997.

(11) Consists of shares issuable upon exercise of options exercisable within 60 days of October 31, 1997.

(12) Consists of shares issuable upon exercise of options exercisable within 60 days of October 31, 1997.

(13) Includes 6,497 shares held by GC&H Investments ("GC&H") and 8,260 shares held by Cooley Godward LLP ("Cooley"). Mr. Mendelson is a partner of Cooley and disclaims beneficial ownership of the shares held by GC&H and Cooley except to the extent of his pecuniary interests therein. Also includes 1,400 shares held in the Cooley Profit-Sharing Trust for the benefit of Mr. Mendelson.

(14) Includes 738,428 shares held by Pharmacia & Upjohn AB. Dr. Sievertsson is a Vice President at Pharmacia AB, a unit of Pharmacia & Upjohn AB. Dr. Sievertsson disclaims beneficial ownership of all shares held by Pharmacia & Upjohn AB. Also includes 1,875 shares issuable upon exercise of options held by Dr. Sievertsson exercisable within 60 days of October 31, 1997.

(15) Includes an aggregate of 268,944 shares issuable upon exercise of options and 758 shares issuable upon exercise of warrants exercisable within 60 days of October 31, 1997. See footnotes 5 through 15.

                         SEQUANA PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of Sequana Common Stock as of September 30, 1997 by (i) each person known by Sequana to be a beneficial owner of 5% or more of Sequana's outstanding Common Stock, (ii) each director, (iii) each Sequana Named Executive Officer (as defined in the Definitive Proxy Statement filed with the Commission on April 29, 1997 and based on compensation for the fiscal year ended December 31, 1996), (iv) entities affiliated with certain directors, and (v) all directors and Sequana Named Executive Officers as a group:

                                                                           NUMBER OF
                                                                           BENEFICIAL
                                                                           OWNERSHIP   PERCENT OF
                            BENEFICIAL OWNER                                SHARES      TOTAL(1)
-------------------------------------------------------------------------  ---------   ----------
Entities affiliated with The Carlyle Group(2)............................    945,219       9.3%
  1001 Pennsylvania Avenue, N.W.
  Suite 220 South
  Washington, D.C. 20001
Boehringer Ingelheim International GmbH..................................    555,556       5.5%
  D-55216 Ingelheim am Rhein
New Enterprise Associates VI, L.P.(3)....................................    464,017       4.6%
  235 Montgomery Street
  San Francisco, CA 94104
Entities affiliated with Sequoia Capital(4)..............................    307,731       3.0%
  3000 Sand Hill Road, Bldg. 4, Ste. 280
  Menlo Park, CA 94025
Richard Darman(5)........................................................    952,698       9.3%
Kevin J. Kinsella(6).....................................................    342,050       3.3%
Thomas C. McConnell(7)...................................................    471,496       4.6%
Thomas F. Stephenson(8)..................................................    315,210       3.0%
Irwin Lerner(9)..........................................................     47,646          *
Howard D. Palefsky(10)...................................................      6,250          *
Timothy J. R. Harris(11).................................................     47,697          *
M. Scott Salka(12).......................................................     54,319          *
Carl D. Johnson(13)......................................................     89,290          *
All current directors and executive officers as a group (9
  persons)(14)...........................................................  2,324,989      22.6%

---------------

*Less than one percent of the outstanding shares

 (1) Applicable percentage of ownership is based on 10,257,153 shares of Sequana Common Stock outstanding as of September 30, 1997 together with applicable options or warrants for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to the community property laws, where applicable. Shares of Sequana Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of September 30, 1997 are deemed to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

 (2) TC Group L.L.C. ("The Carlyle Group") is the General Partner of Carlyle-Sequana Investors II, L.P., which holds 773,360 shares, and the Managing Member of Carlyle-Sequana Investors L.L.C., which holds 171,859 shares. Richard Darman, a director of the Company, is a Member and Managing Director of TCG Holdings L.L.C., which is the Managing Member of TC Group L.L.C.

 (3) Thomas McConnell, a director of Sequana, is a General Partner of New Enterprise Associates.

 (4) Thomas F. Stephenson, a director of Sequana, is a General Partner of the Sequoia Partnerships that are investors in Sequana. Includes 283,354 shares held by Sequoia Capital VI, 13,544 shares held by

     Sequoia Technology Partners VI, 6,274 shares held by Sequoia XXIV, and 4,559 shares held by Sequoia XXIII.

 (5) Includes shares beneficially owned by The Carlyle Group and certain of its affiliates and related parties, which Mr. Darman may be deemed to beneficially own in his capacity as a member of TCG Holdings L.L.C. and as a Managing Director of TC Group L.L.C. and TCG Holdings L.L.C. Mr. Darman disclaims beneficial ownership of such shares. A trust of which Mr. Darman is trustee is a non-controlling member of Carlyle-Sequana Investors L.L.C. Also includes 7,479 shares issuable to Mr. Darman pursuant to options exercisable within 60 days of September 30, 1997.

 (6) Includes 6,666 shares held by Mr. Kinsella's spouse, 308,771 shares held by the Kevin J. Kinsella individually and as trustee for certain trusts for the benefit of Kevin J. Kinsella and his family, 8,334 shares issuable pursuant to currently exercisable warrants held by Mr. Kinsella, and 18,279 shares issuable to Mr. Kinsella pursuant to options exercisable within 60 days of September 30, 1997.

 (7) Includes shares beneficially owned by New Enterprise Associates VI, L.P., which Mr. McConnell may be deemed to beneficially own in his capacity as a General Partner of New Enterprise Associates. Also includes 7,479 shares issuable to Mr. McConnell pursuant to options exercisable within 60 days of September 30, 1997.

 (8) Includes shares beneficially owned by entities affiliated with Sequoia Capital, which Mr. Stephenson may be deemed to beneficially own in his capacity as a General Partner of Sequoia Capital. Mr. Stephenson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 7,479 shares issuable to Mr. Stephenson pursuant to options exercisable within 60 days of September 30, 1997.

 (9) Includes 1,000 shares held by Mr. Lerner's spouse and 7,479 shares issuable to Mr. Lerner pursuant to options exercisable within 60 days of September 30, 1997.

(10) Includes 6,250 shares issuable pursuant to options exercisable within 60 days of September 30, 1997.

(11) Includes 12,032 shares issuable pursuant to options exercisable within 60 days of September 30, 1997.

(12) Includes 19,866 shares issuable pursuant to options exercisable within 60 days of September 30, 1997.

(13) Includes 5,417 shares issuable pursuant to options exercisable within 60 days of September 30, 1997.

(14) Includes 91,760 shares issuable pursuant to options exercisable within 60 days of September 30, 1997.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

     In connection with the Merger, the Sequana shareholders will be converting their shares of Sequana Common Stock into shares of Arris Common Stock. Arris is a Delaware corporation and Sequana is a California corporation and the Arris Certificate of Incorporation and the Arris Bylaws differ from the Sequana Articles of Incorporation and the Sequana Bylaws in several significant respects. Because of the differences between the DGCL and the CGCL, and the differences in the charter documents of Arris and Sequana, the rights of a holder of Arris Common Stock differ from the rights of a holder of Sequana Common Stock.

     Below is a summary of some of the important differences between the DGCL and the CGCL and the charter documents of Arris and Sequana. It is not practical to summarize all of such differences in this Joint Proxy Statement/Prospectus, but some of the principal differences which could materially affect the rights of shareholders include the following:

SIZE OF THE BOARD OF DIRECTORS

     Under the DGCL, the number of directors shall be fixed by, or in the manner provided in, the Bylaws, unless the number of directors is fixed in the Certificate of Incorporation, in which case a change in the number of directors may be made only by amendment to the Certificate of Incorporation. The Arris Certificate of Incorporation does not fix the number of directors and, as a result, the Arris Board of Directors acting without stockholder approval, may change such number in the manner provided in the Arris Bylaws. The Arris Bylaws currently provide that the Arris Board of Directors shall have eight (8) directors.

     Under the CGCL, although changes in the number of directors must in general be approved by the shareholders, the board of directors may fix the exact number of directors within a stated range set forth in the Articles of Incorporation or Bylaws, if the stated range has been approved by the shareholders. The Sequana Bylaws, as amended, permit the Sequana Board of Directors to adjust the size of the Board from a minimum of seven (7) directors to a maximum of eleven (11); the current number of directors is seven (7).

CLASSIFIED BOARD OF DIRECTORS

     A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. The DGCL permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The Arris charter documents, however, do not provide for a classified board of directors. Rather, the Arris Certificate of Incorporation provides that directors shall be elected at each annual stockholders' meeting for a term of one (1) year.

     Under the CGCL, directors generally must be elected annually; however, as a "listed corporation" (shares of Sequana Common Stock are traded on the Nasdaq National Market) Sequana is permitted to adopt a classified board. However, the Sequana Bylaws do not provide for a classified board of directors. The Sequana Articles of Incorporation provide that directors shall be elected at each annual shareholders meeting for a term of one (1) year.

CUMULATIVE VOTING

     In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Under the DGCL, cumulative voting in the election of directors is not available unless specifically provided in the Certificate of Incorporation. The Arris Certificate of Incorporation does not provide for cumulative voting.

     In contrast, under the CGCL and the Sequana Bylaws, any shareholder is entitled to cumulate his or her votes in the election of directors upon proper notice of his or her intention to do so.

REMOVAL OF DIRECTORS

     Under the DGCL, if a corporation has a classified board, the stockholders may remove a director only for cause, unless the Certificate of Incorporation provides otherwise. While Arris does not have a classified board, the Arris Certificate of Incorporation and the Arris Bylaws provide that any and all directors may only be removed with cause by a majority vote of the stockholders entitled to vote.

     Under the CGCL and the Sequana Bylaws, any director or the entire board of directors may be removed, with or without cause, if the removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote; however, no director of a corporation may be removed if the number of votes cast against removal would be sufficient to elect the director under cumulative voting (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Arris and Sequana provide for similar indemnification of directors, officers and employees. Both companies' Bylaws provide that the company shall, to the maximum extent and in the manner permitted by the law, indemnify each of its directors, officers and employees against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.

     Under both the DGCL and the CGCL, other than an action brought by or in the right of the company, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of the company, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred and permitted only if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the company, unless and only to the extent that the court in which the action was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. To the extent that the proposed indemnitee has been successful in defense of any action, suit or proceeding, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action.

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND ARTICLES OF INCORPORATION

     Under the DGCL, a company's Certificate of Incorporation can be amended by the affirmative vote of the board of directors and approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless the Certificate of Incorporation requires the vote of a larger portion of the shares. The Arris Certificate of Incorporation requires approval only by a majority of the outstanding shares entitled to vote.

     Under the CGCL, a company's Articles of Incorporation can be amended by the affirmative vote of the majority of the board of directors of the company and of the holders of a majority of the outstanding shares entitled to vote, unless the company's Articles of Incorporation require the vote of a larger portion of the shares. The Sequana Articles of Incorporation does not require a larger percentage affirmative vote than a majority of the shares entitled to vote thereon.

AMENDMENT OF BYLAWS

     Under the Arris Bylaws, the stockholders of Arris may alter, amend or repeal the Arris Bylaws by a vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote thereon. Under the Arris Certificate of Incorporation, the Arris Board of Directors may amend or enact such other bylaws by a majority vote.

     Under the Sequana Bylaws, the shareholders of Sequana may alter, amend or repeal the Sequana Bylaws by a majority vote of the outstanding shares entitled to vote. The Sequana Bylaws also authorize the Sequana Board of Directors to alter, amend or repeal the Sequana Bylaws. An amendment reducing the minimum number of directors below five (5) cannot be adopted if the votes against the amendment exceed sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote thereon. Furthermore, no amendment may change the maximum number of directors greater than two (2) times the minimum number of directors minus one (1).

POWER TO CALL SPECIAL SHAREHOLDERS' MEETING; ACTION BY CONSENT

     Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the Certificate of Incorporation or the Bylaws. The Arris Certificate of Incorporation and the Arris Bylaws provide that special meetings of stockholders may be called only by the Chairman of the Arris Board of Directors, the President or Chief Executive Officer, or by a majority of the Arris Board of Directors. The Arris Certificate of Incorporation provides that any action taken by stockholders must be effected at an annual or special meeting and may not be effected by written consent without a meeting.

     Under the CGCL and the Sequana Bylaws, a special meeting of shareholders may be called by the Sequana Board of Directors, the Chairman of the Sequana Board of Directors, the President, or by one or more shareholders holding ten percent (10%) or more of the votes entitled to vote thereon. In addition, the Sequana Bylaws provide that any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing is signed by the holders of the requisite number of outstanding shares entitled to vote thereon. In the case of the election of Sequana directors (other than an election to fill a vacancy that has not been filled by the directors), however, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors.

INSPECTION OF SHAREHOLDERS' LIST

     Both the DGCL and the CGCL allow any shareholder to inspect the shareholders' list for a purpose reasonably related to such person's interest as a shareholder. The CGCL provides, in addition, an absolute right to inspect and copy the corporation's shareholders' list by a person or persons holding five percent (5%) or more of a corporation's outstanding voting shares, or any shareholder or shareholders holding one percent (1%) or more of such shares who has filed certain documents with the Commission relating to the election of directors. The DGCL does not provide for any such absolute right of inspection.

DIVIDENDS AND REPURCHASES OF SHARES

     The DGCL permits a corporation, unless otherwise restricted by its Certificate of Incorporation, to declare and pay dividends out of its surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The Arris Certificate of Incorporation does not contain any such restrictions on Arris's ability to declare and pay dividends. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, regardless of their historical book value.

     Under the CGCL, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets, as defined, would be at least equal to its current liabilities or (1 1/4 times its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such years). Such tests are applied to California corporations on a consolidated basis. Under the CGCL, there are certain exceptions to the foregoing rules for repurchases of shares including in connection with certain rescission actions or pursuant to certain employee stock plans.

APPROVAL OF CERTAIN CORPORATE TRANSACTIONS

     Under both the DGCL and the CGCL, with certain exceptions, any merger, consolidation or sale, lease or exchange of all or substantially all of the assets must be approved by the board of directors and by the affirmative vote of a majority of the outstanding shares entitled to vote. Under the CGCL, similar board and shareholder approval is also required in connection with certain additional acquisition transactions.

BUSINESS COMBINATION FOLLOWING A CHANGE OF CONTROL

     The DGCL prohibits certain business combinations between a Delaware corporation, the shares of which are listed on a national securities exchange, and an "interested shareholder" for a period of three years following the time that such person became an "interested shareholder" without board approval, unless certain conditions are met and unless the Certificate of Incorporation of the corporation contains a provision expressly electing not to be governed by such provisions. The Arris Certificate of Incorporation does not contain such an election.

     The CGCL does not contain an analogous law. However, the CGCL does provide that (i) in connection with a sale of all or substantially all of the assets of a company where the buyer is in control of or under common control with the seller (control being ownership of shares possessing more than fifty percent of the voting power), the principal terms of the sale must be approved by at least ninety percent (90%) of the voting power unless the sale is in consideration of nonredeemable common shares of the purchasing corporation or its parent and (ii) in connection with a merger where one constituent corporation or its parent owns more than fifty percent (50%) of the voting power of another constituent corporation (but less than ninety (90%) of the voting power of each class) the common stock of a disappearing corporation may be converted only into nonredeemable common shares of the surviving corporation or parent unless all of the shareholders of the class consent or the transaction is determined to be fair by the Commissioner of Corporations.

APPRAISAL RIGHTS

     Under the DGCL and the CGCL, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of the shares held by such shareholder (as determined by a court or by agreement of the corporation and the shareholder) in lieu of the consideration such shareholder may otherwise receive in the transaction. The limitations on the availability of appraisal rights under the DGCL are different from those under the CGCL.

     Under the DGCL, appraisal rights are not available to: (i) shareholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders if such shareholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than

2,000 holders; or (ii) shareholders of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed twenty percent (20%) of the shares of the surviving corporation outstanding immediately prior to the merger, and if certain other conditions are met.

     Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right. See "Rights of Sequana Dissenting Shareholders." Appraisal rights are unavailable, however, if the shareholders of a corporation or the corporation itself, or both, immediately prior to a reorganization shall own (immediately after the reorganization) more than five-sixths of the voting power of the surviving or acquiring corporation or its parent.

     The DGCL also does not provide stockholders of a corporation with appraisal rights when the corporation acquires another business through the issuance of its capital stock: (i) in exchange for all or substantially all of the assets of the business to be acquired, (ii) in exchange for more than fifty percent of the outstanding shares of the corporation to be acquired, or (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation. The CGCL treats these kinds of acquisitions in the same manner as a direct merger of the acquiring corporation with the corporation to be acquired.

     DISSENTERS' RIGHTS MAY BE AVAILABLE TO SHAREHOLDERS OF SEQUANA WITH RESPECT TO THE MERGER. SEE "RIGHTS OF SEQUANA DISSENTING SHARES."

DISSOLUTION

     Under the DGCL and the Arris Bylaws, a dissolution must be initiated by the Arris Board of Directors and approved by the affirmative vote of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon.

     Under the CGCL, shareholders holding fifty percent (50%) or more of the voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the Articles of Incorporation.

                   APPROVAL OF THE 1997 EQUITY INCENTIVE PLAN

     In November 1997, the Arris Board of Directors adopted, conditional upon the consummation of the Merger, Arris' 1997 Equity Incentive Plan (the "Equity Incentive Plan") and reserved 2,500,000 shares of Arris Common Stock for issuance thereunder. The form of the Equity Incentive Plan is attached hereto as Appendix E. No options will be granted under the Equity Incentive Plan until after consummation of the Merger and the Equity Incentive Plan will not become effective if the Merger is not Consummated.

     Arris stockholders are requested in this proposal to approve, conditional upon the consummation of the Merger, the Equity Incentive Plan (the "Equity Incentive Plan Proposal"). The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1989 Plan, as amended.

     Consummation of the Merger will approximately double the number of employees at Arris. None of the employees of Sequana will have any outstanding options following consummation of the Merger. Arris has agreed to make option grants to the employees of Sequana on the same basis as it would make to comparable newly hired employees. In addition, Arris intends to grant additional options with extended vesting terms to certain senior employees of Arris and Sequana to help ensure retention of these key employees. The Arris Board of Directors is proposing adoption of the Equity Incentive Plan in order to meet these objectives.

     THE ARRIS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE EQUITY INCENTIVE PLAN PROPOSAL.

     The essential features of the Equity Incentive Plan are outlined below.

GENERAL

     The Equity Incentive Plan provides for the grant of both incentive and nonstatutory stock options as well as restricted stock purchase rights. Incentive stock options granted are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1989, as amended (the "Code"). Nonstatutory stock options are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various awards provided under the Equity Incentive Plan.

PURPOSE

     The purpose of the Equity Incentive Plan is to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors and consultants of Arris and to promote the success of Arris' business. Pursuant to the Equity Incentive Plan, Arris may grant or issue incentive stock options to employees and officers and nonstatutory stock options or stock purchase rights to employees, officers, consultants and directors. After consummation of the Merger, all of the combined company's approximately 391 employees will be eligible to participate in the Equity Incentive Plan.

ADMINISTRATION

     The Equity Incentive Plan is administered by the Arris Board of Directors of Arris. The Arris Board of Directors has the power to construe and interpret the Equity Incentive Plan and, subject to the provisions of the Equity Incentive Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. The Arris Board of Directors is authorized to delegate administration of the Equity Incentive Plan to a committee and has delegated such authority to the Compensation Committee and, for grants to employees other than executive officers, the Option Committee. As used herein with respect to the Equity Incentive Plan, the "Arris Board of Directors" refers to the Compensation Committee and the Option Committee, as well as to the Arris Board of Directors itself.

     Arris currently limits the directors who may serve as members of the Compensation Committee to those who are "outside directors," as such term is defined in Section 162(m) of the Code. This limitation excludes from the Compensation Committee (i) current employees of Arris, (ii) former employees of Arris receiving compensation for past services (other than benefits under a tax-qualified retirement plan), (iii) current and former officers of Arris, (iv) directors currently receiving direct or indirect compensation from Arris in any capacity (other than as a director), unless any such person is otherwise considered an "outside director" under applicable federal guidance.

ELIGIBILITY

     No incentive stock option may be granted under the Equity Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Arris or any affiliate of Arris, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of Arris and its affiliates) may not exceed $100,000.

     Under the Equity Incentive Plan, no individual may be granted options covering more than 500,000 shares of Common Stock in any calendar year. The principal purpose for such a per-employee limitation is to comply with Code regulations that permit certain performance-based compensation, including compensation attributable to stock options that meet specified criteria, to be exempt from the $1,000,000 limitation under Section 162(m) of the Code on the amount that may be deducted by publicly held corporations for compensation paid to certain employees. See "Federal Income Tax Information." Arris does not currently have any intention of granting such number of options to any individual. There can. be no assurance, however, that the Arris Board of Directors will not determine in some future circumstances that it would be in the best interests of Arris and its stockholders to grant options to purchase such number of shares to a single employee during a calendar year.

STOCK SUBJECT TO THE EQUITY INCENTIVE PLAN

     If options granted under the Equity Incentive Plan expire or otherwise terminate without being exercised. the Common Stock not purchased pursuant to such options again becomes available for issuance under the Equity Incentive Plan.

     The permissible terms of options and restricted stock purchase rights under the Equity Incentive Plan are described below. Individual option grants and restricted stock purchase rights may be more restrictive as to any or all of the permissible terms described below.

TERMS OF OPTIONS

     Exercise Price; Payment. The exercise price of stock options granted under the Equity Incentive Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value.

     The exercise price of options granted under the Equity Incentive Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Arris Board of Directors, (i) by delivery of other Common Stock of Arris (ii) pursuant to a deferred payment arrangement, or (c) in any other form of legal consideration acceptable to the Arris Board of Directors.

     Option Exercise. Options granted under the Equity Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Arris Board of Directors. Shares covered by currently outstanding options under the Equity Incentive Plan typically vest at the rate of 12.5% of the shares subject to the option at the end of the first six months and 1/48th of the shares subject to the option each month for 42 months thereafter, for initial grants to employees. Subsequent grants to employees generally vest monthly over 48 months. Shares covered by options granted in the future under the Equity Incentive Plan may be subject to different vesting terms. The Arris Board of Directors has the power to accelerate the time during which an option may be exercised. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing Arris to withhold a portion of the stock otherwise issuable to the optionee, by delivering already owned stock of Arris or by a combination of these means.

     Term. The maximum term of options granted under the Equity Incentive Plan is 10 years, except that in certain cases (see "Eligibility"), the maximum term is five years. Options under the Equity Incentive Plan terminate ninety (90) days after termination of the optionee's employment or relationship as a consultant or director of Arris or any subsidiary of Arris, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within twelve (12) months of such termination; (b) the optionee dies while employed by or serving as a consultant of Arris or any affiliate of Arris, or within ninety (90) days after termination of such relationship in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within twelve (12) months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution: or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consultant or director relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

TERMS OF RESTRICTED STOCK PURCHASE RIGHTS

     Purchase Price: Term. The Equity Incentive Plan provides that the purchase price under each stock purchase agreement may not be less than 100% of the fair market value of the Common Stock subject to the restricted stock purchase right on the date such right is granted. The term of such restricted stock purchase right may not exceed 30 days or such longer time as may be determined by the Arris Board of Directors.

     Repurchase. Shares of the Common Stock sold under the Equity Incentive Plan may, but need not, be subject to a repurchase option in favor of Arris in accordance with a vesting schedule determined by the Arris Board of Directors. In the event a purchaser ceases to provide services to Arris or an affiliate of Arris, Arris may repurchase any or all of the shares of the Common Stock held by that purchaser that have not vested as of the date of termination, at the original price paid by the purchaser. The repurchase price may be paid by cancellation of an indebtedness of the purchaser to Arris.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the Equity Incentive Plan or subject to any option granted under the Equity Incentive Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Equity Incentive Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

     The Equity Incentive Plan provides that, in the event of a merger of Arris, such options shall be assumed or equivalent options substituted by each successor corporation or a parent or subsidiary of such successor corporation or in the event that the successor corporation refuses to assume or replace, then such options shall accelerate and become immediately exercisable in full and will subsequently terminate if not exercised prior to the completion of the corporate transaction. In the event of a dissolution or liquidation of Arris, outstanding options will terminate.

DURATION, AMENDMENT AND TERMINATION

     The Arris Board of Directors may suspend or terminate the Equity Incentive Plan without stockholder approval at any time. Unless sooner terminated, the Equity Incentive Plan will terminate in November 2007.

     The Arris Board of Directors may also amend the Equity Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of Arris within twelve months before or after its adoption by the Arris Board if such modification requires stockholder approval in order to comply with Rule 16b-3 promulgated under the Exchange Act, or satisfy the requirements of Section 422 of the Code or any Nasdaq or securities exchange listing requirements. The Arris Board of Directors may submit any other amendment to the Equity Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

     Under the Equity Incentive Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may be transferred to the extent specifically provided in the option agreement evidencing such nonstatutory stock option.

FEDERAL INCOME TAX INFORMATION

     Incentive Stock Options. Incentive stock options under the Equity Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or Arris by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in the imposition of or an increase in liability of the optionee for alternative minimum tax liability.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be a capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will recognize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, Arris will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Equity Incentive Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or Arris by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, Arris is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Arris will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Restricted Stock. Restricted stock granted under the Equity Incentive Plan generally has the following federal income tax consequences:

     Upon acquisition of stock under a restricted stock award. the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. With respect to employees, Arris is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Arris will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Slightly different rules may apply to persons who acquire stock subject to forfeiture under Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards under the Equity Incentive Plan, when combined with all other types of compensation received by a covered employee from Arris, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of hares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of outside directors"; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Restricted stock qualifies as performance-based compensation under these proposed Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain: (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, nd the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

                                APPROVAL OF THE
           1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AS AMENDED

     In April 1994, the Arris Board of Directors adopted and the stockholders subsequently approved, Arris' 1994 Non-Employee Directors' Stock Option Plan (the "Directors' Option Plan") and reserved 125,000 shares of Arris Common Stock for issuance thereunder. The Directors' Option Plan designed to provide for the automatic grant of options to purchase shares of Arris Common Stock to non-employee directors of Arris. Arris, by means of the Directors' Option Plan, seeks to attract and retain the best available personnel for service as directors of Arris, to provide additional incentive for such persons to exert maximum efforts for the success of Arris, and to encourage their continued service on the Arris Board of Directors.

     At October 31, 1997, options (net of canceled, repurchased or expired options) covering an aggregate of 125,000 shares of Arris Common Stock had been granted under the Directors' Option Plan and no shares (other than any shares that might in the future be returned to the reserve as a result of cancellations or expiration of options) remained available for future grants under the Directors' Option Plan. During the last fiscal year, under the Directors' Option Plan, Arris granted to non-employee directors as a group options to purchase 25,000 shares of Common Stock at exercise prices ranging from $14.09 to $15.36 per share.

     In November 1997, the Arris Board of Directors approved an amendment to the Equity Incentive Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Equity Incentive Plan by 350,000 shares, to a total of 475,000 shares. It is expected that the Arris Board of Directors following consummation of the Merger will contain at least four new members and the proposed increase in shares under the Directors' Option Plan is necessary to permit grants to these new members as well as to make ongoing grants in accordance with the terms of the Directors' Option Plan. See "The Reorganization Agreement--The Composition of the Arris Board of Directors."

     Stockholders are requested in this proposal to approve the Directors' Option Plan, as amended to increase the number of shares of Common Stock authorized for issuance by 350,000 shares (the "Directors' Plan Proposal"). The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors' Option Plan, as amended.

     THE ARRIS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE DIRECTORS' PLAN PROPOSAL.

     The essential features of the Directors' Option Plan are outlined below.

GENERAL

     The Directors' Option Plan provides for the automatic grant of nonstatutory stock options to non-employee Board members. Nonstatutory stock options granted under the Directors' Option Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. See "Federal Income Tax Information" above. Subject to stockholder approval of this Proposal Four, the maximum number of shares of Common Stock that may be issued pursuant to options granted under the Directors' Option Plan is 475,000.

ADMINISTRATION

     The Directors' Option Plan is administered by the Arris Board of Directors. The Arris Board of Directors has the power, subject to the provisions of the Directors' Option Plan, to construe and interpret the Directors' Option Plan and options granted under it, to establish, amend and revoke rules and regulations for its administration, to amend the Directors' Option Plan, and to generally exercise such powers and to perform such acts as the Arris Board of Directors deems necessary or expedient to promote the best interests of Arris. The Arris Board of Directors has the power to delegate administration of such plan to a committee of not less than two board members.

ELIGIBILITY

     Options are granted under the Directors' Option Plan only to non-employee directors of Company. A "non-employee director" is defined in the Directors' Option Plan as a director of Arris who is not otherwise an employee of Arris or of any affiliate of Arris. Four of Arris six current nominees (Messrs. Byers, Evnin, Garvey and Sievertsson) are eligible to participate in the Directors' Option Plan.

     The option grants under the Directors' Option Plan are nondiscretionary. Pursuant to the terms of the Directors' Option Plan, each person elected for the first time to be a non-employee director will automatically be granted an option to purchase 30,000 shares of Common Stock upon the date of his or her first attendance at a meeting of the Arris Board of Directors. Thereafter, so long as any such person remains a non-employee director of Arris and the Directors' Option Plan remains in effect, he or she shall be automatically granted an option to purchase 5,000 shares of Arris Common Stock on the date of each Annual Meeting of Stockholders, unless such director elects to decline such grant or has not been a non-employee director for at least three months prior to such Annual Meeting of Stockholders.

TERMS OF OPTIONS

     The exercise price of each option granted under the Directors' Option Plan shall be equal to 100% of the fair market value of the Common Stock subject to such option on the date such option is granted. Options granted under the Directors' Option Plan vest with respect to each option in four (4) equal annual installments commencing on the first anniversary of the date of grant of the option. No option granted under the Directors' Option Plan is exercisable after the earlier of ten years from the date the option was granted and the date three
(3) months after termination of the optionee's service to Arris. An option generally is nontransferable except by will or pursuant to the laws of descent and distribution.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the Directors' Option Plan or subject to any option granted under the Directors' Option Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Option Plan and options outstanding will be appropriately adjusted as to the class and maximum number of shares subject to the Directors' Option Plan and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of a merger of Arris, the time which all outstanding options may be exercised shall be accelerated and the options shall terminate if not exercised prior to such event.

DURATION, AMENDMENT AND TERMINATION

     The Arris Board of Directors may suspend or terminate the Directors' Option Plan at any time. Unless sooner terminated, the Directors' Option Plan will terminate in April 2004.

     The Arris Board of Directors may amend the Directors' Option Plan at any time and from time to time. However, no amendment will be effective unless approved by the stockholders of Arris within twelve months before or after its adoption by the Arris Board to the extent such modification requires stockholder approval in order for the Director's Option Plan to comply with the requirements of Rule 16b-3 or any Nasdaq or securities exchange requirements.

FEDERAL INCOME TAX INFORMATION

     Stock options granted under the Directors' Option Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options. See "Federal Income Information" above.

NEW PLAN BENEFITS

     Each non-employee director of the Arris Board of Directors will be granted an option to purchase 5,000 shares of Arris Common Stock on the date of each of the Annual Stockholders' Meetings of Arris, unless such director elects to decline such grant or has not been a non-employee director for at least three months prior to such Annual Stockholders' Meeting. Each person elected for the first time to be a non-employee director will automatically be granted on option to purchase 30,000 shares of Common Stock upon the date of his or her first attendance at a meeting of the Arris Board of Directors. The current non-employee directors of Arris are Drs. Arvin, Evnin, Kennedy and Sievertsson and Messrs. Byers, Kailian and Mendelson. For a description of the composition of the Arris Board of Directors upon consummation of the Merger, see "The Reorganization Agreement -- The Composition of the Arris Board of Directors".

              APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

     In October 1993, the Arris Board of Directors adopted and the stockholders subsequently approved, the Employee Stock Purchase Plan (the "Purchase Plan"). As a result of an amendment in February 1996, there were 250,000 shares of Arris Common Stock authorized for issuance under the Purchase Plan. At October 31, 1997, an aggregate of 199,193 shares had been issued under the Purchase Plan and only 50,807 shares remained for the grant of future rights under the Plan. In November 1997, the Arris Board of Directors adopted an amendment to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan by 400,000 shares to a total of 650,000 shares. This amendment is intended to afford Arris greater flexibility in providing employees with stock incentives and to ensure that Arris can continue to provide such incentives at levels determined appropriate by the Arris Board of Directors. During the last fiscal year, shares were purchased in the amounts and at the weighted average prices per share under the Purchase Plan as follows: 66,689 shares at a weighted average price of $5.8875 per share; all Arris Named Executive Officers as a group, 7,340 shares at a weighted average price of $5.9946; and, all employees (excluding executive officers) as a group, 59,349 shares at a weighted average price of $5.8742.

     Stockholders are requested in this proposal to approve the Purchase Plan, as amended (the "Purchase Plan Proposal"). The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended.

     THE ARRIS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE PURCHASE PLAN PROPOSAL.

     The essential features of the Purchase Plan, as amended, are outlined below.

GENERAL

     The purpose of the Purchase Plan is to provide a means by which employees of Arris (and any parent or subsidiary of Arris designated by the Arris Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of Arris through payroll deductions, to assist Arris in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of Arris. All of Arris' approximately 127 employees are eligible to participate in the Purchase Plan.

     The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

     The Purchase Plan is administered by the Arris Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Arris Board of Directors has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of Arris will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of Arris shall be eligible to participate in such plan. The Arris Board of Directors is authorized to delegate administration of the Purchase Plan to a committee and has delegated such authority to the Compensation Committee. As used herein with respect to the Purchase Plan, the "Arris Board of Directors" refers to the Compensation Committee as well as the Arris Board of Directors itself.

OFFERINGS

     Under the Purchase Plan, the Arris Board of Directors from time to time may institute an offering consisting of rights granted to all eligible employees to purchase Common Stock periodically while such offering is in effect. Each such offering may have a duration of no more than twenty-seven months. The Arris Board of Directors determines the duration of each offering and establishes one or more purchase dates during the offering on which shares will be purchased by participating employees. Under the terms of the offerings approved by the Arris Board of Directors to date, each offering lasts for two years, except that if, on a purchase date during an offering, the price of Arris' Common Stock on such purchase date is lower than it was at the start of the offering, then that offering automatically terminates and a new offering begins on the following day. Currently, the Arris Board of Directors has established purchase dates to occur every six months, on each July 31, and January 31.

ELIGIBILITY

     Generally, under the terms of the Purchase Plan, any employee who is customarily employed at least 20 hours per week and five months per calendar year by Arris (or by any parent or subsidiary of Arris designated from time to time by the Arris Board of Directors) on the first day of the offering period is eligible to participate in that offering, provided that such employee has been employed continuously for such period (which may not exceed two years) as the Arris Board of Directors may establish as a service requirement for participation. In addition, the Arris Board of Directors may provide for the commencement of participation at specified dates during an offering by employees who first meet the eligibility requirements after the first day of the offering. Currently, a continuous period of employment of three months is required for otherwise eligible employees to participate in the Purchase Plan.

     Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of Arris or of any parent or subsidiary of Arris (including any stock which such employee may purchase under all outstanding rights and options). Also, under the Purchase Plan no employee may be granted rights that would permit the purchase of more than $25,000 worth of Common Stock (determined by using the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of Arris for each calendar year in which such rights are outstanding. Under prior offerings, the Arris Board of Directors has limited the amount of Common Stock that any participant could purchase to 5,000 shares per offering. Currently, a participant may purchase on each purchase date during an offering no more than the number of shares of Common Stock determined by dividing $12,500 by the fair market value of the Common Stock on the first day of the offering.

PARTICIPATION IN THE PLAN

     Eligible employees become participants in the Purchase Plan by delivering to Arris, prior to the date selected by the Arris Board of Directors, an agreement authorizing payroll deductions from such employees' total compensation during the offering. The Purchase Plan permits payroll deductions of up to 15%, but under the offerings made to date the Arris Board of Directors has limited payroll deductions to no more than 10% of an employee's total compensation.

PURCHASE PRICE

     The purchase price per share at which Common Stock is sold in an offering under the Purchase Plan is the lower of (a) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering, or (b) 85% of the fair market value of a share of Common Stock on the applicable purchase date for the purchase of such Common Stock.

ACCUMULATION OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the Common Stock is accumulated by payroll deductions over the period of the offering. Payroll deductions of a participant begin on the date specified in the offering and may be increased or reduced on the date or dates specified in the offering. All payroll deductions made for a participant are credited to the participant's account under the Purchase Plan and are deposited with the general funds of Arris. A participant may not make any additional payments into such account unless permitted under the terms of an offering.

PURCHASE OF STOCK

     By executing an agreement to participate in an offering under the Purchase Plan, the employee becomes entitled to purchase shares under such offering. In connection with offerings made under the Purchase Plan, the Arris Board of Directors specifies a maximum number of shares any participant may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. Under the Purchase Plan, if the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Arris Board of Directors would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the participant's participation is discontinued, the right to purchase shares is exercised automatically on each purchase date at the applicable price. See "Withdrawal" below.

WITHDRAWAL

     A participant may withdraw from a given offering by terminating payroll deductions for such offering and delivering to Arris a notice of withdrawal from the offering. Such withdrawal must be elected by the time set forth in the applicable offering.

     Upon any withdrawal from an offering by the participant, Arris will distribute to the participant, without interest, the accumulated payroll deductions in the participant's account under the Purchase Plan, less any accumulated deductions previously applied to the purchase of stock on the participant's behalf during such offering period, and such participant's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

     Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of a participant's employment for any reason, and Arris will distribute to such participant, without interest, all of the accumulated payroll deductions from the participant's account under the Purchase Plan.

RESTRICTIONS ON TRANSFER

     Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

     The Arris Board of Directors may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, such plan will terminate on December 31, 2002.

     The Arris Board of Directors may amend the Purchase Plan at any time. To be effective any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Arris Board of Directors if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Purchase Plan, or (c) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act or Section 423 of the Code.

     Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without the consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of a dissolution, liquidation or specified type of merger of Arris, then, as determined by the Arris Board of Directors in its sole discretion, the surviving corporation either will assume the rights under the

Purchase Plan or substitute similar rights, or the purchase date under any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to any such event.

STOCK SUBJECT TO PURCHASE PLAN

     If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.

FEDERAL INCOME TAX INFORMATION

     Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

     A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

     If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (which for this purpose is deemed to be 85% of the fair market value of the stock as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is 28% while the maximum ordinary rate is effectively 39.6% at the present time.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition, and Arris may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date.

     There are no federal income tax consequences to Arris by reason of the grant or exercise of rights under the Purchase Plan. Arris is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, and the satisfaction of a tax reporting obligation).

                             ADDITIONAL INFORMATION

     In addition to the Equity Incentive Plan, the Director's Plan and the Purchase Plan, Arris has a 1989 Stock Plan, as amended (the "1989 Plan") and a 1997 Non-Officer Employee Equity Incentive Plan (the "Non-Officer Plan"). The terms of the 1989 Plan and the Non-Officer Plan are substantially similar to the Equity Incentive Plan, except: (i) the Non-Officer Plan only provides for the grant of nonstatutory stock options and restricted stock purchase rights, and
(ii) officers (as defined in Section 16 of the Exchange Act) of Arris are not eligible to participate in the Non-Officer Plan. As of October 31, 1997, options (net of canceled, repurchased or expired options) covering an aggregate of 2,815,311 shares of Arris Common Stock had been granted under the 1989 Plan and 602,189 shares (plus any shares that might in the future be returned to the reserve as a result of cancellation or expiration of options) remain available for future grants under the 1989 Plan. As of October 31, 1997, options (net of canceled, repurchased or expired options) covering an aggregate of 256,414 shares of Arris Common Stock had been granted under the Non-Officer Plan and 743,586 shares (plus any shares that might in the future be returned to the reserve as a result of cancellation or expiration of options) remain available for future grants under the Non-Officer Plan.

     In February 1997, Arris granted Michael C. Venuti, Ph.D., Vice President Research and Chief Technical Officer of Arris, an option to purchase 10,000 shares of Arris Common Stock. Such option has an exercise price of $14.04 per share and vests monthly over a four year period.

     In May 1997, pursuant to the terms of the Directors' Plan, Arris granted each of Brook Byers, Anthony Evnin, Ph.D., Vaughn Kailian, Donald Kennedy, Ph.D. and Hans Sievertsson, Ph.D., continuing non-employee directors of Arris, an option to purchase 5,000 shares of Arris Common Stock and Alan Mendelson, a new non-employee director of Arris, an option to purchase 30,000 shares of Arris Common Stock. Each option has an exercise price of $12.19 per share and vests annually over a four year period.

     In August 1997, Arris granted John P. Walker, President and Chief Executive Office of Arris, an option to purchase 100,000 shares of Arris Common Stock. Such option has an exercise price of $13.18 per share and is subject to vesting in full, contingent upon continued service and an agreement not to compete, on the earlier of (i) December 31, 2000, or (ii) the twentieth consecutive trading day on which the Arris Common Stock price closes at or above $20.00 per share, as adjusted for stock splits or other corporate reorganizations. The grant of such option was made pursuant to an employment contract between Mr. Walker and Arris that will extend through December 31, 2000. The terms of such employment contract were approved by the Compensation Committee in August 1997. Such contract also provides for a salary of $380,000 a year (retroactive to June 1, 1997), an annual bonus opportunity of 50% of salary for 100% achievement of specified goals, debt forgiveness on notes with an aggregate principal amount of $950,000 (with partial tax gross-up) equal to $1,170,000 of total forgiveness through 2001 plus accrued interest, and certain disability, long-term care and supplemental life insurance benefits.

     In September 1997, Arris granted Ann Arvin, Ph.D., a new director of Arris, options to purchase 30,000 shares of Common Stock. Such options have an exercise price of $14.49 per share and vest annually over a four year period.

     From January 1, 1997 to September 30, 1997, Arris received an aggregate of $4,533,432 from Pharmacia & Upjohn AB relating to commitment fees and research funding and support under collaborative agreements with Arris. Arris paid Pharmacia & Upjohn AB approximately $30,096 for routine purchases of materials and supplies. Hans Sievertsson, Ph.D., a director of Arris, is a Vice President of Pharmacia AB, a unit of Pharmacia & Upjohn AB.

                                    EXPERTS

     The consolidated financial statements of Arris at December 31, 1995 and 1996, and for each of the years ended December 31, 1994, 1995 and 1996, incorporated in this Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K , of Arris have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of Sequana at December 31, 1995 and 1996, and for each of the years ended December 31, 1994, 1995 and 1996, incorporated in this Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K, of Sequana have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for Arris by Cooley Godward LLP ("Cooley Godward"), Palo Alto, California. Cooley Godward and certain attorneys in such firm own an aggregate of approximately 19,357 shares of Arris Common Stock. Alan C. Mendelson, a partner of Cooley Godward, is a director and the Secretary of Arris.

     Certain legal matters in connection with the Merger will be passed upon for Sequana by Wilson Sonsini Goodrich & Rosati ("WSGR"), Palo Alto, California. Michael J. O'Donnell, a partner of WSGR and Secretary of Sequana, owns approximately 2,083 shares of Sequana Common Stock.

                    REPRESENTATIVES OF INDEPENDENT AUDITORS

     Representatives of Ernst & Young LLP expect to be present at the Arris Special Meeting and at the Sequana Special Meeting. While such representatives have stated that they do not plan to make a statement at such meetings, they will be available to respond to appropriate questions from stockholders in attendance.

                                                                      APPENDIX A
================================================================================

                          AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION

                                     AMONG:

                       ARRIS PHARMACEUTICAL CORPORATION,
                            A DELAWARE CORPORATION;

                         BEAGLE ACQUISITION SUB, INC.,
                         A CALIFORNIA CORPORATION; AND

                          SEQUANA THERAPEUTICS, INC.,
                            A CALIFORNIA CORPORATION

                   ------------------------------------------

                          DATED AS OF NOVEMBER 2, 1997
                   ------------------------------------------

================================================================================

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
SECTION   1.     DESCRIPTION OF TRANSACTION............................................    1
          1.1    Merger of Merger Sub into the Company.................................    1
          1.2    Effect of the Merger..................................................    1
          1.3    Closing; Effective Time...............................................    1
          1.4    Articles of Incorporation and Bylaws; Directors and Officers..........    2
          1.5    Conversion of Shares..................................................    2
          1.6    Closing of the Company's Transfer Books...............................    3
          1.7    Exchange of Certificates..............................................    3
          1.8    Dissenting Shares.....................................................    4
          1.9    Tax Consequences......................................................    4
          1.10   Accounting Consequences...............................................    5
          1.11   Further Action........................................................    5
SECTION   2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................    5
          2.1    Due Organization; Subsidiaries; Etc. .................................    5
          2.2    Articles of Incorporation and Bylaws..................................    5
          2.3    Capitalization, Etc...................................................    5
          2.4    SEC Filings; Financial Statements.....................................    7
          2.5    Absence of Changes....................................................    7
          2.6    Title to Assets.......................................................    7
          2.7    Parke-Davis Agreement.................................................    8
          2.8    Payments Under Corporate Partnering Agreements........................    8
          2.9    Real Property; Equipment; Leasehold...................................    8
          2.10   Proprietary Assets....................................................    9
          2.11   Material Contracts....................................................   10
          2.12   Liabilities...........................................................   12
          2.13   Compliance with Legal Requirements....................................   12
          2.14   Certain Business Practices............................................   12
          2.15   Governmental Authorizations...........................................   12
          2.16   Tax Matters...........................................................   12
          2.17   Employee and Labor Matters; Benefit Plans.............................   13
          2.18   Environmental Matters.................................................   15
          2.19   Insurance.............................................................   15
          2.20   Transactions with Affiliates..........................................   15
          2.21   Legal Proceedings; Orders.............................................   16
          2.22   Authority; Binding Nature of Agreement................................   16
          2.23   No Existing Discussions...............................................   16
          2.24   Vote Required.........................................................   16
          2.25   Non-Contravention; Consents...........................................   16
          2.26   Fairness Opinion......................................................   17
          2.27   Financial Advisor.....................................................   17
          2.28   Full Disclosure.......................................................   17
SECTION   3.     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...............   18
          3.1    Due Organization, Subsidiaries, Etc. .................................   18
          3.2    Certificate/Articles of Incorporation and Bylaws......................   18
          3.3    Capitalization, Etc...................................................   18
          3.4    SEC Filings; Financial Statements.....................................   20
          3.5    Absence of Changes....................................................   20

                                                                                         PAGE
                                                                                         ----
          3.6    Title to Assets.......................................................   20
          3.7    Payments Under Corporate Partnering Agreements........................   20
          3.8    Real Property; Equipment; Leasehold...................................   21
          3.9    Proprietary Assets....................................................   21
          3.10   Material Contracts....................................................   22
          3.11   Liabilities...........................................................   24
          3.12   Compliance with Legal Requirements....................................   24
          3.13   Certain Business Practices............................................   24
          3.14   Governmental Authorizations...........................................   24
          3.15   Tax Matters...........................................................   25
          3.16   Employee and Labor Matters; Benefit Plans.............................   25
          3.17   Environmental Matters.................................................   26
          3.18   Insurance.............................................................   27
          3.19   Transactions with Affiliates..........................................   27
          3.20   Legal Proceedings; Orders.............................................   27
          3.21   Authority; Binding Nature of Agreement................................   27
          3.22   No Existing Discussions...............................................   28
          3.23   Vote Required.........................................................   28
          3.24   Non-Contravention; Consents...........................................   28
          3.25   Fairness Opinion......................................................   29
          3.26   Valid Issuance........................................................   29
          3.27   Financial Advisor.....................................................   29
          3.28   Full Disclosure.......................................................   29
SECTION   4.     CERTAIN COVENANTS OF THE PARTIES......................................   29
          4.1    Access and Investigation..............................................   29
          4.2    Operation of the Company's Business...................................   29
          4.3    Operation of Parent's Business........................................   32
          4.4    No Solicitation by Company............................................   34
          4.5    No Solicitation by Parent.............................................   35
SECTION   5.     ADDITIONAL COVENANTS OF THE PARTIES...................................   36
          5.1    Registration Statement; Joint Proxy Statement.........................   36
          5.2    Company Shareholders' Meeting.........................................   36
          5.3    Parent Stockholders' Meeting..........................................   37
          5.4    Regulatory Approvals..................................................   38
          5.5    Stock Options; ESPP...................................................   38
          5.6    Warrants..............................................................   39
          5.7    Indemnification of Officers and Directors.............................   39
          5.8    Additional Agreements.................................................   40
          5.9    Disclosure............................................................   40
          5.10   Tax Matters...........................................................   41
          5.11   Letter of Accountants.................................................   41
          5.12   Resignation of Officers and Directors.................................   41
          5.13   FIRPTA Matters........................................................   41
          5.14   Affiliate Agreements..................................................   41
          5.15   Election of Directors.................................................   41

                                                                                         PAGE
                                                                                         ----
          5.16   Registration Rights...................................................   42
          5.17   Modification of Corange Agreement.....................................   42
SECTION   6.     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB..........   42
          6.1    Accuracy of Representations...........................................   42
          6.2    Performance of Covenants..............................................   42
          6.3    Effectiveness of Registration Statement...............................   43
          6.4    Shareholder Approval..................................................   43
          6.5    Consents..............................................................   43
          6.6    Documents.............................................................   43
          6.7    No Material Adverse Change............................................   43
          6.8    HSR Act...............................................................   43
          6.9    Listing...............................................................   43
          6.10   No Restraints.........................................................   43
          6.11   No Governmental Litigation............................................   43
          6.12   No Other Litigation...................................................   43
          6.13   Assumption of Warrants................................................   44
SECTION   7.     CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY.....................   44
          7.1    Accuracy of Representations...........................................   44
          7.2    Performance of Covenants..............................................   44
          7.3    Effectiveness of Registration Statement...............................   44
          7.4    Shareholder Approval..................................................   44
          7.5    Documents.............................................................   44
          7.6    No Material Adverse Change............................................   45
          7.7    HSR Act...............................................................   45
          7.8    Listing...............................................................   45
          7.9    No Restraints.........................................................   45
          7.10   Directors.............................................................   45
SECTION   8.     TERMINATION...........................................................   45
          8.1    Termination...........................................................   45
          8.2    Effect of Termination.................................................   46
          8.3    Expenses; Termination Fees............................................   46
SECTION   9.     MISCELLANEOUS PROVISIONS..............................................   47
          9.1    Amendment.............................................................   47
          9.2    Waiver................................................................   47
          9.3    No Survival of Representations and Warranties.........................   48
          9.4    Entire Agreement; Counterparts; Applicable Law........................   48
          9.5    Jury Waiver...........................................................   48
          9.6    Disclosure Schedule...................................................   48
          9.7    Attorneys' Fees.......................................................   48
          9.8    Assignability.........................................................   48
          9.9    Notices...............................................................   48
          9.10   Cooperation...........................................................   49
          9.11   Construction..........................................................   49

                                    EXHIBITS

Exhibit A   --  Certain definitions
Exhibit B   --  Form of Articles of Incorporation of Surviving Corporation
Exhibit C   --  Form of Affiliate Agreement
Exhibit D   --  Form of legal opinion of Wilson, Sonsini, Goodrich & Rosati
Exhibit E   --  Form of legal opinion of Cooley Godward LLP

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of November 2, 1997, by and among: ARRIS PHARMACEUTICAL CORPORATION, a Delaware corporation ("Parent"); BEAGLE ACQUISITION SUB, INC., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and SEQUANA THERAPEUTICS, INC., a California corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the California General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For financial reporting purposes, it is intended that the Merger be accounted for as a purchase.

     C. The respective boards of directors of Parent, Merger Sub and the Company have adopted this Agreement and approved the Merger.

     D. Certain shareholders of the Company have executed Voting and Non-Disposition Agreements in connection with the Merger.

                                   AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

     1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation"). At the election of Parent, any direct wholly-owned subsidiary of Parent may be substituted for Merger Sub as a constituent corporation in the Merger. In such event, the parties hereto agree to execute an appropriate amendment of this Agreement to reflect such substitution.

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the California General Corporation Law ("CGCL").

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, at 10:00 a.m. on a date to be agreed by Parent and the Company (the "Closing Date"), which shall be no later than the tenth business day after the satisfaction or waiver of the conditions set forth in Sections 6 and 7. Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the requirements of Chapter 11 of the CGCL shall be filed with the Secretary of State of the State of California. The Merger shall take effect at the time such agreement of merger is filed with the Secretary of State of the State of California (the "Effective Time").

     1.4 Articles of Incorporation and Bylaws; Directors and Officers. Unless otherwise agreed by Parent and the Company prior to the Effective Time:

          (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B;

          (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

     1.5 Conversion of Shares.

          (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company or of Merger Sub:

             (i) any shares of Company Common Stock then held by the Company or any subsidiary of the Company shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

             (ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

             (iii) except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b), 1.5(d) and 1.8, each share of Company Common Stock then outstanding shall be converted into the right to receive one and thirty five one hundredths (1.35) fully paid and nonassessable shares of Parent Common Stock; and

             (iv) each share of the common stock, no par value, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

          (b) The fraction of a share of Parent Common Stock specified in
     Section 1.5(a)(iii) (as such fraction may be adjusted in accordance with this Section 1.5(b)) is hereinafter referred to as the "Exchange Ratio." If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization, exchange of shares or other similar transaction, or if Parent pays an extraordinary dividend or makes an extraordinary distribution, then the Exchange Ratio shall be appropriately adjusted.

          (c) Except as set forth in the Company Disclosure Schedule, if any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

          (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the Nasdaq National Market on the date the Merger becomes effective.

     1.6 Closing of the Company's Transfer Books. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company except the right to receive (i) certificates representing the number of fully paid and nonassessable shares of Parent Common Stock into which such shares of Company Common Stock were converted at the Effective Time and (ii) any cash in lieu of fractional shares of Parent Common Stock, to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.7; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     1.7 Exchange of Certificates.

          (a) On or prior to the Effective Time, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as exchange agent in the Merger (the "Exchange Agent"). As of the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this
     Section 1, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions with respect to such shares with a record date on or after the Effective Time, are referred to collectively as the "Exchange Fund."

          (b) As soon as reasonably practicable after the Effective Time, and in any event within five (5) business days, the Exchange Agent will mail to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5, any cash in lieu of any fractional share(s) of Parent Common Stock, and any dividends or other distributions to which such holder is entitled, and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock, any cash in lieu of any fractional share(s) of Parent Common Stock, and any dividends or other distributions to which such holder is entitled, each as contemplated by Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name the certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable.

          (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share nor any other cash payment shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends, distributions and cash payments, without interest).

          (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 365 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

          (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

     1.8 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock outstanding immediately prior to the Effective Time that are or may become "dissenting shares" within the meaning of Section 1300(b) of the CGCL ("Dissenting Shares") shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5(a)(iii) (or cash in lieu of fractional shares in accordance with Section 1.5(d)), and each holder of Dissenting Shares shall be entitled only to such rights as may be granted to such holder under Chapter 13 of the CGCL. From and after the Effective Time, a holder of Dissenting Shares shall not have and shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation. If any holder of Dissenting Shares shall fail to assert or perfect, or shall waive, rescind, withdraw or otherwise lose, such holder's right to dissent and obtain payment under Chapter 13 of the CGCL, then such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of Company Stock Certificate(s) previously representing such shares) Parent Common Stock in accordance with Section 1.5(a)(iii) (and cash in lieu of any fractional share in accordance with Section 1.5(d) and any dividends or other distributions to which such holder is entitled in accordance with Section 1.7).

     1.9 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.10 Accounting Consequences. For financial reporting purposes, the Merger is intended to be accounted for as a purchase.

     1.11 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub, except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement and signed by an executive officer of the Company (the "Company Disclosure Schedule"), as follows:

     2.1 Due Organization; Subsidiaries; Etc.

          (a) The Company has no Subsidiaries, except for the corporations identified in the Company Disclosure Schedule; and neither the Company nor any of the other corporations identified in the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in the Company Disclosure Schedule. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations".) Except as set forth in the Company Disclosure Schedule, none of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Except as set forth in the Company Disclosure Schedule, none of the Acquired Corporations has, at any time, been a general partner of any general partnership, limited partnership or other Entity.

          (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own, lease and use its assets in the manner in which its assets are currently owned, leased and used; and (iii) to perform its obligations under all Contracts by which it is bound.

          (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification except in jurisdictions where the failure to so qualify, individually and in the aggregate, would not have a Material Adverse Effect.

          (d) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name Sequana Therapeutics, Inc., and in the case of the Company's Subsidiaries, other than the names Nemapharm, Inc., Genescape, Inc. and GeneCore Biotechnologies, Inc.

     2.2 Articles of Incorporation and Bylaws. The Company has delivered to Parent accurate and complete copies of the articles of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto.

     2.3 Capitalization, Etc.

          (a) The authorized capital stock of the Company consists of: (i) 50,000,000 shares of Company Common Stock, $.001 par value, of which, as of October 30, 1997, 10,258,091 shares were issued and outstanding; and (ii) 5,000,000 shares of preferred stock, $.001 par value, none of which are outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Company Common Stock held by any of the other Acquired Corporations. Except as set forth in the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation in future financings, right to maintain a percentage ownership position, or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or any other securities of any Acquired Corporation.

          (b) As of the October 30, 1997: (i) 843,149 shares of Company Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under the Company's 1994 Incentive Stock Option Plan; (ii) 125,995 shares of Company Common Stock are reserved for future issuance under the Company's 1995 Employee Stock Purchase Plan (the "ESPP"); and
     (iii) 118,000 shares of Company Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under the Company's 1995 Director Option Plan. (Stock options granted by the Company pursuant to the 1994 Incentive Stock Option Plan and the 1995 Director Option Plan are referred to in this Agreement as "Company Options.") The Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this
     Agreement: (i) the particular plan pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedules, and the extent to which such Company Option is vested and exercisable as of October 30 1997; and
     (vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all stock option plans and forms of option grant pursuant to which the Company has granted any outstanding stock options. Except as set forth in the Company Disclosure Schedule, the Company did not grant any new Company Options between October 30, 1997 and the date hereof. The Company Disclosure Schedule sets forth the following information with respect to each outstanding warrant to purchase Company Common Stock: (1) the name of the holder of such warrant;
     (2) the number of shares of Company Common Stock subject to such warrant;
     (3) the exercise price of such warrant; (4) the date on which such warrant was issued; (5) the conditions, if any, limiting exercise of such warrant and (6) the date on which such warrant expires. The Company has delivered to Parent an accurate and complete copy of each such warrant.

          (c) Except as set forth in the Company Disclosure Schedule there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or any other Acquired Corporation; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or any other Acquired Corporation; (iii) shareholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company or any other Acquired Corporation is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may reasonably give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or any other Acquired Corporation. There are no bonds, debentures, notes or other indebtedness of the Company outstanding having the right to vote (or convertible into securities having the right to vote) on any matters on which the shareholders of the Company have the right to vote.

          (d) All outstanding securities of all of the Acquired Corporations, including shares of Company Common Stock, all outstanding Company Options, all outstanding warrants to purchase Company Common Stock, all outstanding rights under the ESPP and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in all material respects in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

          (e) The Company Disclosure Schedule sets forth the capitalization and record and beneficial ownership of the outstanding securities of each Acquired Corporation. All of the outstanding shares of capital stock of the corporations identified in the Company Disclosure Schedule have been duly authorized and are validly issued, are fully paid and nonassessable and are (other than Company Common Stock) owned beneficially and of record by the Company, free and clear of any Encumbrances.

     2.4 SEC Filings; Financial Statements.

          (a) The Company has listed in the Company Disclosure Schedule and has made available to Parent accurate and complete copies (excluding copies of exhibits) of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since June 14, 1995 (the "Company SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The financial statements (including any related notes) contained in the Company SEC Documents: (i) complied in all material respects as to form with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments which will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby.

          (c) Since June 30, 1997, the Company and its Subsidiaries have not incurred any liabilities of the type required under GAAP to be recorded on a balance sheet or in the footnotes thereto except liabilities incurred in the ordinary course of business.

     2.5 Absence of Changes. Since December 31, 1996:

          (a) there has not been any Material Adverse Change in the business, condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

          (c) there has not been any transaction, commitment, or other event or condition (financial or otherwise) which would be prohibited by Section 4.2(b)(i), (iv), (xii), (xiii), or (xiv) if it were to be effected, accepted or were to take place, between the date hereof and the Effective Time.

     2.6 Title to Assets. Except as set forth in the Company Disclosure Schedule, the Acquired Corporations own, and have good, valid and marketable title to, all assets purported to be owned by them, including: all assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (a) any lien for current taxes not yet due and payable, (b) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations, and (c) liens described in the Company Disclosure Schedule.

     2.7 Parke-Davis Agreement. An accurate and complete copy of the agreement (the "Parke-Davis Agreement") between the Company and Parke-Davis, a division of the Warner-Lambert Company ("Parke-Davis") has been delivered to Parent. Neither
(1) the execution, delivery or performance of this Agreement or any of the other agreements referred to herein nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement requires the consent or approval of Parke-Davis nor does such execution, delivery, performance or consummation contravene or conflict with or result in a violation of any of the terms or requirements of the Parke-Davis Agreement. Parke-Davis has been informed of this Agreement and the Merger and, to the best of knowledge of the Company, Parke-Davis has no objection to this Agreement or to the Merger or to complying with all of its obligations under the Parke-Davis Agreement during the pendency or after the consummation of the Merger, subject to Warner-Lambert's right to terminate the agreement as set forth therein.

     2.8 Payments Under Corporate Partnering Agreements. Except as previously disclosed to Parent, all amounts charged to Boehringer Ingelheim GmbH, Corange International Ltd., Glaxo Inc., Genos BioSciences, Inc. and Mount Sinai Hospital Corporation (the "Corporate Partners") for reimbursement or payments in accordance with the agreements between the Company and such Persons represent amounts due to the Company under the terms of such agreements for actual work or services performed or, in the case of advance payments, work or services to be performed, or milestones met.

          (a) Except as previously disclosed to Parent, the Company has received all amounts that are owed and due to be paid to the Company under such agreements prior to the date of this Agreement. For each such payment received by the Company under any such agreement, any revenue that the Company recognized with respect to such payment was recognized in accordance with generally accepted accounting principles.

          (b) Except as previously disclosed to Parent, the Company's research program with respect to the TUBBY gene and related genes has not been funded by any Corporate Partner in any manner or to any extent, and no Corporate Partner has any rights in any information, results, data or intellectual property rights resulting from or based upon such research project.

          (c) Except as previously disclosed to Parent, the Company Disclosure
     Schedule identifies all facts of which the Company has knowledge that a Corporate Partner is considering, intending or planning to terminate any of the agreements between any such Corporate Partner and the Company, or any research program under such agreement.

          (d) The Company did not exercise its option to enter into Phase II under the Letter Agreement dated July 16, 1996 among the Company, Cold Spring Harbor Laboratory and John Hopkins University (the "Cold Spring Letter Agreement") and has no ongoing or future financial obligation to any other Person under the Cold Spring Letter Agreement.

     2.9 Real Property; Equipment; Leasehold.

          (a) None of the Acquired Corporations owns any real property or any interest in real property, except for the leasehold created under the real property lease(s) set forth in the Company Disclosure Schedule. Complete and correct copies of such lease have previously been delivered to Parent by the Company.

          (b) All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are reasonably adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are reasonably adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted and in the manner in which such business is required to be conducted pursuant to Contracts to which the Company is a party and which are in effect on the date hereof.

     2.10 Proprietary Assets.

          (a) The Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Acquired Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and
     (ii) the names of the jurisdictions covered by the applicable registration or application. The Company Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $25,000 per year with respect to, each Proprietary Asset that is licensed or otherwise made available to the Acquired Corporations by any Person (except for any Proprietary Asset that is licensed to the Acquired Corporations under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired Corporation. Excluding the payments required under the Acquired Corporation Contracts set forth in the Company Disclosure Schedule, the aggregate amounts payable by the Acquired Corporations for ongoing royalty or license payments (except payments made in connection with provision to the Company of tissue samples) do not exceed $75,000 per year. Excluding the payments required under Contracts set forth in the Company Disclosure Schedule, the aggregate amounts payable by the Acquired Corporations for ongoing payments made or to be made in connection with the provision to the Acquired Corporations of tissue samples do not exceed $200,000. The Acquired Corporations have good, valid and marketable title to all of the Acquired Corporation Proprietary Assets (except for licensed assets), free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations. The Acquired Corporations have a valid right to use, license and otherwise exploit all Acquired Corporation Proprietary Assets. Except as set forth in the Company Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the business of the Acquired Corporations with respect to which such other Person has any rights. Except as set forth in the Company Disclosure Schedule, there is no Acquired Corporation Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset.

          (b) The Acquired Corporations have taken all reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). Except where the failure to obtain such agreements would not impair the value of any Acquired Corporation Proprietary Asset, the Acquired Corporations have obtained, from all current and former employees of the Acquired Corporations and from all current and former consultants and independent contractors to the Acquired Corporations, signed agreements appropriately restricting the use and disclosure of the Company Proprietary Assets, and providing for assignment to the Acquired Corporations of the Company Proprietary Assets developed by such employees and consultants.

          (c) To the best of the knowledge of the Company: (i) all patents, patent applications, trademarks, service marks and copyrights held by any of the Acquired Corporations were filed and were and have been prosecuted in good faith and in compliance with all applicable Legal Requirements; and
     (ii) there has not been any claim, action or proceeding, and there is no pending or threatened claim, action or proceeding related to any registration or filing of an Acquired Corporation Proprietary Asset; (iii) none of the Acquired Corporation Proprietary Assets infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iv) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other

     Person; (v) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset.

          (d) The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets reasonably necessary to enable the Acquired Corporations to conduct their business in the manner in which such business has been and is being conducted and in the manner in which such business is required to be conducted pursuant to Contracts to which the Company is a party and which are in effect on the date hereof. Except as set forth in the Company Disclosure Schedule, none of the Acquired Corporations has (i) licensed any of the material Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

     2.11  Material Contracts.

          (a) The Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Company Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Company Material Contract":

             (i) any Contract relating to the employment of, or the performance of services by, any employee or consultant, and any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary and the grant of standard benefits);

             (ii) any Contract relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which any Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available to the public);

             (iii) any Contract which provides for indemnification of any officer, director, employee or agent;

             (iv) any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

             (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

             (vi) any Contract requiring that the Company give any notice, obtain any consent or provide any information to any Person prior to accepting any Acquisition Proposal;

             (vii) any Contract (not otherwise identified in this Section) that
        (A) has a term of more than 60 days or that may not be terminated by an Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by such Acquired Corporation and (B) that contemplates or involves (I) the payment or delivery of cash or other consideration on or after the date hereof in an amount or having a value in excess of $50,000 in aggregate payments under such Contract, or (II) the performance of services on or after the date hereof having a value in excess of $50,000 in aggregate payments under such Contract;

             (viii) any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or involving or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between the Company and any contractor or subcontractor to any Governmental Body) and that (B) contemplates or involves (I) the payment or delivery of cash or other consideration on or after the date hereof in an amount or having a value in excess of $50,000 in aggregate payments under such Contract, or (II) the performance of services on or after the date hereof having a value in excess of $50,000 in aggregate payments under such Contract;

             (ix) any open purchase order placed by an Acquired Corporation requiring future aggregate payments in excess of $25,000;

             (x) any Contract (not otherwise identified in this Section) that could reasonably be expected to have a material effect on the business, condition, assets, liabilities, capitalization assets, liabilities, operations, or financial performance of any of the Acquired Corporations or to any of the transactions contemplated by this Agreement; and

             (xi) any Contract (not otherwise identified in this Section), if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

          (b) Each Acquired Corporation Contract that constitutes a Company Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The aggregate amount payable by the Acquired Corporations under Contracts that would be Company Material Contracts but for the limitations of Sections 2.10(a)(vii)(B) or 2.10(a)(viii)(B) do not exceed $500,000. The aggregate amount payable by the Acquired Corporations under purchase orders not listed on Part 2.10 of the Company Disclosure Schedule does not exceed $500,000.

          (c) Except as set forth in the Company Disclosure Schedule: (i) none of the Acquired Corporations has materially violated or breached, or committed any material default under, any Company Material Contract, and, to the best of the knowledge of the Company, no other Person has materially violated or breached, or committed any material default under, any Company Material Contract; (ii) to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a material violation or breach of any of the provisions of any Company Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Material Contract, (C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract, (D) give any Person the right to accelerate the maturity or performance of any Company Material Contract, or (E) give any Person the right to cancel, terminate or materially modify any Company Material Contract; (iii) since January 1, 1996, none of the Acquired Corporations has received any written notice or other written communication regarding any actual or possible violation or breach of, default under, or intention to terminate, any Acquired Corporation Contract except for communication (A) that has subsequently been revoked; or (B) has been received from a complaining party that has not contacted the Company or otherwise, to the knowledge of the Company, taken any action with respect to such party's complaint for a period of more than six months following receipt of the communication; and (iv) none of the Acquired Corporations has waived any of its material rights under any Company Material Contract.

          (d) To the best of the knowledge of the Company, no Person is renegotiating, or has the right to renegotiate, any material amount paid or payable to the Acquired Corporations under any Company Material Contract, or any other material term or provision of any Company Material Contract, including termination provisions.

          (e) The Acquired Corporation Contracts collectively constitute all of the Contracts necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which its business is currently being conducted and in the manner in which such business is required to be conducted pursuant to Contracts to which the Company is a party and which are in effect on the date hereof.

          (f) The Company Disclosure Schedule sets forth a list of all claims made under any Company Material Contract which are disputed or, to the Company's knowledge, where a dispute has been threatened.

     2.12 Liabilities. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the financial statements in the Company SEC Documents; (b) normal and recurring liabilities that have been incurred by the Acquired Corporations since December 31, 1996 in the ordinary course of business and consistent with past practices; and (c) other liabilities which have not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Acquired Corporations.

     2.13 Compliance with Legal Requirements. Each of the Acquired Corporations is, and has at all times since inception, been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Since inception, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

     2.14 Certain Business Practices. None of the Acquired Corporations nor any director, officer, agent or employee of any of the Acquired Corporations has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     2.15 Governmental Authorizations. The Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since inception has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. Since inception, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization or (c) any requirement to apply for or hold Governmental Authorization not held by any Acquired Corporation.

     2.16 Tax Matters.

          (a) All Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns") have been or will be filed on or before the applicable due date (including any extensions of such due date). All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

          (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. Each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, quarterly reserves adequate for the payment of all Taxes for the applicable periods from December 31, 1996 through the Closing Date. Since January 1, 1997, no material Tax liability has been incurred other than in the ordinary course of business.

          (c) Except as set forth in the Company Disclosure Schedule, no Acquired Corporation Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

          (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. None of the Acquired Corporations is or has been a United States real property holding corporation within the meaning of
     Section 897(c)(2) of the Code. No Acquired Corporation has any liability for the taxes of any other Person.

          (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
     Section 280G or Section 162 of the Code. None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract (other than a Contract entered into in the ordinary course of business in connection with the purchase or sale of inventory or supplies).

     2.17 Employee and Labor Matters; Benefit Plans.

          (a) The Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Company Plans") sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations.

          (b) Except as set forth in the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to a Pension Plan for the benefit of employees or former employees of any of the Acquired Corporations.

          (c) Except as set forth in the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any Welfare Plan for the benefit of any employees or former employees of any of the Acquired Corporations.

          (d) With respect to each Company Plan, the Company has made available to Parent: (i) an accurate and complete copy of such Company Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Company Plan for the last two plan years; (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications thereto, if required under ERISA, with respect to such Company Plan, (iv) if such Company Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto); (v) accurate and complete copies of all Contracts relating to such Company Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and
     (vi) an accurate and complete copy of the most recent determination, opinion, notification or advisory letter received from the Internal Revenue Service with respect to such Company Plan (if such Company Plan is intended to be qualified under Section 401(a) of the Code).

          (e) None of the Acquired Corporations is or has ever been required to be treated as a single employer with any Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code other than an Acquired Corporation. None of the Acquired Corporations has ever been a member of an "affiliated service group" (within the meaning of Section 414(m) of the Code) other than with another Acquired Corporation. None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

          (f) None of the Acquired Corporations has any plan or commitment to create any Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would create any material liability for any of the Acquired Corporations.

          (g) No Company Plan provides death, medical or health benefits coverage (whether or not insured) with respect to any current or former employee of any of the Acquired Corporations after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the most recent financial statements included in the Company SEC filings, and
     (iii) benefits the full costs of which are borne by current or former employees of any of the Acquired Corporations (or the employees' beneficiaries)).

          (h) With respect to any Company Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of
     Section 4980B of the Code ("COBRA") have been complied with in all material respects. The Company Disclosure Schedule lists all qualified beneficiaries under COBRA with respect to all such Company Plans.

          (i) Each of the Company Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

          (j) Each of the Company Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination, opinion, notification or advisory letter from the Internal Revenue Service, and the Company is not aware of any reason why any such letter should be revoked.

          (k) Except as set forth in the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee or director of any of the Acquired Corporations (whether or not under any Plan), or materially increase the benefits payable under any Company Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (l) The Company Disclosure Schedule contains a list of all employees of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the Acquired Corporations are "at will" employees.

          (m) The Company Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

          (n) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters and the classification of independent contractors and workers.

          (o) Each of the Acquired Corporations has good labor relations, and none of the Acquired Corporations has any knowledge indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the Acquired Corporations, or (ii) any of the employees of any of the Acquired Corporations intends to terminate his or her employment with the Acquired Corporation with which such employee is employed.

     2.18 Environmental Matters. Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future. To the knowledge of the Company without further inquiry, no current or prior owner of any property leased or controlled by any of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law. To the best of the knowledge of the Company, all property that is leased to, controlled by or used by the Company, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature. None of the Acquired Corporations has disposed of, emitted, discharged, handled, stored, transported, used or released any Materials of Environmental Concern, arranged for the disposal, discharge, storage or release of any Materials of Environmental Concern, or exposed any employee or other individual to any Materials of Environmental concern or condition so as to give rise to any material liability or material corrective or remedial obligation under any Environmental Laws. (For purposes of this Section 2.17 and 3.17: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.19 Insurance. The Company has delivered to Parent a summary of all material insurance policies and all material self insurance programs relating to the business, assets and operations of the respective Acquired Corporations and has made available to Parent copies of the policies. Each of such insurance policies is in full force and effect. Since December 31, 1996, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy,
(b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in the Company Disclosure Schedule, there is no pending claim (including any workers' compensation claim) under or based upon any insurance policy of any of the Acquired Corporations.

     2.20 Transactions With Affiliates.

          (a) Except as set forth in the Company SEC Reports, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to
     Item 404 of Regulation S-K promulgated by the SEC. The Company Disclosure

     Schedule identifies each Person who is an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

          (b) The Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by any of the Acquired Corporations to any employee, director, consultant or independent contractor other than routine travel advances made to employees in the ordinary course of business.

     2.21 Legal Proceedings; Orders.

          (a) There is no pending Legal Proceeding, and (to the best of the knowledge of the Company) no Person has threatened to commence any Legal
     Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding that would reasonably be expected to have a Material Adverse Effect on any of the Acquired Corporations.

          (b) There is no material order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the best of the knowledge of the Company, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

     2.22 Authority; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement. The Board of Directors of the Company (at a meeting duly called and held) has (a) unanimously (among all directors present at such meeting) determined that the Merger is advisable and fair and in the best interests of the Company and its shareholders, (b) unanimously (among all directors present) authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously (among all directors present) approved the Merger, and (c) unanimously (among all directors present) recommended the approval of this Agreement and the Merger by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's shareholders at the Company Shareholders' Meeting (as defined in Section 5.2). This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.23 No Existing Discussions. None of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

     2.24 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Shareholders' Meeting (the "Required Company Shareholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

     2.25 Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

          (d) contravene, conflict with or result in a violation or material breach of, or result in a default (or an event which with notice or lapse of time or both would become a default) under, any provision of any Company Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Company Material Contract, (iii) accelerate the maturity or performance of any such Company Material Contract, or (iv) cancel, terminate or materially modify any term of such Company Material Contract; or

          (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations).

Except as may be required by the Exchange Act, the CGCL, the HSR Act and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Joint Proxy Statement) none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.26 Fairness Opinion. The Company's board of directors has received the written opinion of Lehman Brothers, Inc. ("Lehman Brothers"), financial advisor to the Company, dated the date of this Agreement, to the effect that the consideration to be received by the shareholders of the Company in the Merger is fair to the shareholders of the Company from a financial point of view. The Company has furnished an accurate and complete copy of said written opinion to Parent.

     2.27 Financial Advisor. Except for Lehman Brothers, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other arrangements relating to the engagement of Lehman Brothers.

     2.28 Full Disclosure. This Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 6.6(c) will not,
(i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company that, except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement and signed by an executive officer of Parent (the "Parent Disclosure Schedule"):

     3.1 Due Organization, Subsidiaries, Etc.

          (a) Parent has no Subsidiaries, except for the corporations identified in the Parent Disclosure Schedule; and neither Parent nor any of the other corporations identified in the Parent Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity other than the Entities identified in the Parent Disclosure Schedule. (Parent and each of its Subsidiaries are collectively referred to as the "Parent Corporations"). None of the Parent Corporations has agreed or is obligated to make or is bound by any Contract under which it is obligated to make, any future investment in or capital contribution to any other Entity. None of the Parent Corporations has, at any time, been a general partner of any general partnership, limited partnership, or other Entity.

          (b) Each of the Parent Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own, lease and use assets in the manner in which its assets are currently owned, leased and used; and (iii) to perform its obligations under all contracts by which it is bound.

          (c) Each of the Parent Corporations is qualified to do business as foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification except in jurisdictions where the failure to so qualify, individually and in the aggregate, would not have a Material Adverse Effect.

          (d) Parent or Merger Sub has not conducted any business under or otherwise used, for any purpose or in any jurisdiction , any fictitious name, assumed name, trade name, or other name, other than the name "Arris Pharmaceutical Corporation", and in the case of Parent's Subsidiaries, other than the names "Arris Protease, Inc.", "Arris Pharmaceuticals Canada, Inc.", or "Beagle Acquisition Sub, Inc.", "Khepri Pharmaceuticals, Inc." and "Khepri Pharmaceuticals Canada, Inc.".

     3.2 Certificate/Articles of Incorporation and Bylaws. Parent has delivered to the Company complete and accurate copies of the Certificate/Articles of Incorporation, Bylaws, and other charter and organizational documents of the respective Parent Corporations, including all amendments thereto.

     3.3 Capitalization, Etc.

          (a) The authorized capital stock of Parent consists of: Thirty Million (30,000,000) shares of Parent Common Stock, par value $0.001, of which, as of October 30, 1997 15,164,260 shares were issued and outstanding. No shares were held by Parent in its treasury; and Ten Million (10,000,000) shares of preferred stock, par value $0.001, none of which are issued and outstanding or are held by the Parent in its treasury. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Parent Disclosure Schedule: (i) none of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of participation in future financings, right to maintain a percentage ownership position, or any similar right; (ii) none of the outstanding shares of Parent Common Stock is subject to any right of first refusal in favor of the Parent; and (iii) there is no Parent Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock. None of the Parent Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common

     Stock or any other securities of any Parent Corporation. The authorized capital of Merger Sub consists of 1,000 shares of Common Stock, par value $.001 per share, 100 shares of which are issued and outstanding and are held beneficially and of record, by Parent.

          (b) As of October 31, 1997: (i) 256,414 shares of Parent Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Parent's 1997 Non-Officer Equity Incentive Plan; (ii) 1,615,038 shares Parent Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Parent's 1989 Stock Plan; (iii) 50,807 shares of Parent Common Stock are reserved for future issuance under Parent's 1993 Employee Stock Purchase Plan (the "Parent ESPP"); (iv) 125,000 shares of Parent Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Parent's 1994 Non-Employee Directors' Stock Option Plan; (v) 4,350 shares of Parent Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Parent's 1993 Employee Stock Bonus Plan; and
     (vi) 45,886 shares are reserved for future issuance pursuant to stock options granted and outstanding under Parent's 1993 Khepri Stock Option Plan. (Stock options granted by Parent pursuant to the 1997 Non-Officer Equity Incentive Plan, the 1989 Stock Plan, the 1994 Non-Employee Directors' Stock Option Plan, the 1993 Employee Stock Bonus Plan and the 1993 Khepri Stock Option Plan are referred to in this Agreement as "Parent Options.") The Parent Disclosure Schedule sets forth the following information with respect to each Parent Option outstanding as of the date of this Agreement: (i) the particular plan pursuant to which such Parent Option was granted; (ii) the name of the optionee; (iii) the number of shares of Parent Common Stock subject to such Parent Option; (iv) the exercise price of such Parent Option; (v) the date on which such Parent Option was granted; (vi) the applicable vesting schedules, and the extent to which such Parent Option is vested and exercisable as of October 30, 1997; and (vii) the date on which such Parent Option expires. Parent has delivered to the Company accurate and complete copies of all stock option plans and forms of option grant pursuant to which Parent has granted any outstanding stock options. The Parent Disclosure Schedule sets forth the following information with respect to each outstanding warrant to purchase Parent Common Stock: (1) the name of the holder of such warrant; (2) the number of shares of Parent Common Stock subject to such warrant; (3) the exercise price of such warrant; (4) the date on which such warrant was issued; (5) the conditions, if any, limiting exercise of such warrant; and
     (6) the date on which such warrant expires. Parent has delivered to the Company an accurate and complete copy of each such warrant.

          (c) Except as set forth in the Parent Disclosure Schedule there is no:
     (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent or any other Parent Corporation; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent or any other Parent Corporation; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent or any other Parent Corporation is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may reasonably give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent or any other Parent Corporation. There are no bonds, debentures, notes or other indebtedness of the Parent outstanding having the right to vote (or convertible into Securities having the right to vote) on any matters on which the shareholders of the Parent have the right to vote.

          (d) All outstanding securities of all of the Parent Corporations, including shares of Parent Common Stock, all outstanding Parent Options, all outstanding warrants to purchase Parent Common Stock, all outstanding rights under the Parent ESPP and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in all material respects in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

          (e) All of the outstanding shares of capital stock of the Parent Corporations have been duly authorized and are validly issued, are fully paid and nonassessable and (other than the capital stock of Parent) are owned beneficially and of record by Parent, free and clear of any Encumbrances.

     3.4 SEC Filings; Financial Statements.

          (a) Parent has listed on the Parent Disclosure Schedule and has made available to the Company accurate and complete copies (excluding copies of exhibits) of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by Parent with the SEC since January 1, 1996 (the "Parent SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements (including any related notes) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its Subsidiaries for the periods covered thereby.

          (c) Since June 30, 1997, Parent and its subsidiaries have not incurred any liabilities of the type required under GAAP to be recorded on a balance sheet or in the footnotes thereto except liabilities incurred in the ordinary course of business.

     3.5 Absence of Changes. Since December 31, 1996:

          (a) there has not been any Material Adverse Change in the business, condition, capitalization, assets, liabilities, operations or financial performance of the Parent Corporations, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Parent Corporations;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of the Parent Corporations (whether or not covered by insurance);

          (c) there has not been any transaction, commitment, or other event or condition (financial or otherwise) which would be prohibited by Section 4.3(b)(i), (iv), (ix), (x) or (xi) if it were to be effected, accepted or were to take place between the date hereof and the effective time.

     3.6 Title to Assets. Except as set forth in the Parent Disclosure Schedule, the Parent Corporations own, and have good, valid and marketable title to, all assets purported to be owned by them, including: all assets reflected in its books and records as being owned by the Parent Corporations. All of said assets are owned by the Parent Corporations free and clear of any Encumbrances, except for (a) any lien for current taxes not yet due and payable, (b) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Parent Corporations, and (c) liens described in the Parent Disclosure Schedule.

     3.7 Payments under Corporate Partnering Agreements. All amounts charged to Amgen, Inc., Bayer AG, Pharmacia & Upjohn, Inc., Merck & Co., Inc., SmithKline Beecham Corporation and Abbott Laboratories (the "Parent Corporate Partners") for reimbursement or payments in accordance with the agreements between Parent and such Persons represent amounts due to Parent under the terms of such agreements for actual work or services performed or, in the case of advance payments, work or services to be performed, or milestones met.

          (a) Parent has received all amounts that are owed and due to be paid to Parent under such agreements prior to the date of this Agreement. For each such payment received by Parent under any such agreement, any revenue that Parent recognized with respect to such payment was recognized in accordance with generally accepted accounting principles.

          (b) The Parent Disclosure Schedule identifies all facts of which Parent has knowledge that a Parent Corporate Partner is considering, intending or planning to terminate any of the agreements between any such Parent Corporate Partner and Parent, or any research program under such agreement.

          (c) Parent has not terminated or made a decision to terminate its research and development program with respect to APC-366 or APC 1390 (the "APC Products"). To the knowledge of Parent, to the extent it has the ability to terminate clinical development of the APC Products, Bayer AG has not terminated or made a decision to terminate clinical development of the APC Products.

     3.8 Real Property; Equipment; Leasehold.

          (a) None of the Parent Corporations owns any real property or any interest in real property, except for the leasehold created under real property leases set forth in the Parent Disclosure Schedule. Complete and correct copies of such leases have previously been delivered to the Company by Parent.

          (b) All material items of equipment and other tangible assets owned by or leased to the Parent Corporations are reasonably adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are reasonably adequate for the conduct of the business of the Parent Corporations in the manner in which such business is currently being conducted and in the manner in which such business is required to be conducted pursuant to Contracts to which the Company is a party and which are in effect on the date hereof.

     3.9 Proprietary Assets.

          (a) The Parent Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Parent Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and
     (ii) the names of the jurisdictions covered by the applicable registration or application. The Parent Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $25,000 per year with respect to each Proprietary Asset that is licensed or otherwise made available to the Parent Corporations by any Person (except for any Proprietary Asset that is licensed to the Parent Corporations under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Parent Corporation. Excluding the payments required under the Parent Corporation Contracts set forth in the Parent Disclosure Schedule, the aggregate amounts payable by the Parent Corporations for ongoing royalty or license payments do not exceed $75,000 per year. The Parent Corporations have good, valid and marketable title to all of the Parent Corporation Proprietary Assets (except for licensed assets), free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Parent Corporations. The Parent Corporations have a valid right to use, license and otherwise exploit all Parent Corporation Proprietary Assets. Except as set forth in the Parent Disclosure Schedule, none of the Parent Corporations has developed jointly with any other Person any Parent Corporation Proprietary Asset that is material to the business of the Parent Corporations with respect to which such other Person has any rights. Except as set forth in the Parent Disclosure Schedule, there is no Parent Corporation Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Parent Corporation Proprietary Asset.

          (b) The Parent Corporations have taken all reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all Parent Corporation Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by disclosure). Except where the failure to obtain such agreements would not impair the value of any Parent Proprietary Asset, the Parent Corporations have obtained, from all current and former employees of the Parent Corporations and from all current and former consultants and independent contractors to the Parent Corporations, signed agreements appropriately restricting the use and disclosure of the Parent Proprietary Assets, and providing for assignment to the Parent Corporations of the Parent Proprietary Assets developed by such employees and consultants.

          (c) To the best of the knowledge of Parent: (i) all patents, patent applications, trademarks, service marks and copyrights held by any of the Parent Corporations were filed and were and have been prosecuted in good faith and in compliance with all applicable Legal Requirements; (ii) there has not been any claim, action or proceeding, and there is no pending or threatened claim, action or proceeding relating to any registration or filing of a Parent Proprietary Asset; (iii) none of the Parent Corporation Proprietary Assets infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iv) none of the products that are being or have been designed, created, developed, assembled, manufactured or sold by any of the Parent Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and none of the Parent Corporations has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; (v) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Parent Corporation Proprietary Asset.

          (d) The Parent Corporation Proprietary Assets constitute all of the Proprietary Assets reasonably necessary to enable the Parent Corporations to conduct their business in the manner in which such businesses have been and are being conducted and in the manner in which such businesses are required to be conducted pursuant to Contracts to which Parent is a party and which are in effect on the date hereof. Except as set forth in the Parent Disclosure Schedule, none of the Parent Corporations has (i) licensed any of the material Parent Corporation Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Parent Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

     3.10 Material Contracts.

          (a) The Parent Disclosure Schedule identifies each Parent Corporation Contract that constitutes a "Parent Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Parent Material Contract":

             (i) any Contract relating to the employment of, or the performance of services by, any employee or consultant, and any Contract pursuant to which any of the Parent Corporations is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary and the grant of standard benefits);

             (ii) any Contract relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which any Proprietary Asset is licensed to the Parent Corporation under any third party software license generally available to the public);

             (iii) any Contract which provides for indemnification of any officer, director, employee or agent;

             (iv) any Contract imposing any restriction on the right or ability of Parent (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

             (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing the Company with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

             (vi) any Contract requiring that Parent give any notice, obtain any consent or provide any information to any Person prior to accepting any Acquisition Proposal;

             (vii) any Contract (not otherwise identified in this Section) that
        (A) has a term of more than 60 days or that may not be terminated by a Parent Corporation (without penalty) within 60 days after the delivery of a termination notice by such Parent Corporation and (B) that contemplates or involves (I) the payment or delivery of cash or other consideration on or after the date hereof in an amount or having a value in excess of $50,000 in aggregate payments under such Contract, or (II) the performance of services on or after the date hereof having a value in excess of $50,000 in aggregate payments under such Contract;

             (viii) any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or involving or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between the Company and any contractor or subcontractor to any Governmental Body) and (B) that contemplates and involves (I) the payment or delivery of cash or other consideration on or after the date hereof in an amount or having a value in excess of $50,000 in aggregate payments under such Contract, or (B) the performance of services on or after the date hereof having a value in excess of $50,000 in aggregate payments under such Contract;

             (ix) any open purchase order placed by a Parent Corporation requiring future aggregate payments in excess of $25,000;

             (x) any Contract (not otherwise identified in this Section) that could reasonably be expected to have a material effect on the business, condition, assets, liabilities, capitalization assets, liabilities, operations, or financial performance of any of the Parent Corporations or to any of the transactions contemplated by this Agreement; and

             (xi) any other Contract (not otherwise identified in this Section), if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on any of the Parent Corporations.

          (b) Each Parent Contract that constitutes a Parent Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The aggregate amount payable by the Parent Corporations under Contracts that would be Parent Material Contracts but for the limitations of Sections 3.10(a)(vii)(B) or 3.10(a)(viii)(B) do not exceed $500,000. The aggregate amount payable by the Parent Corporations under purchase orders not listed on Part 3.10 of the Parent Disclosure Schedule does not exceed $500,000.

          (c) Except as set forth in the Parent Disclosure Schedule: (i) none of the Parent Corporations has materially violated or breached, or committed any material default under, any Parent Material Contract, and, to the best of the knowledge of Parent, no other Person has materially violated or breached, or committed any material default under, any Parent Material Contract; (ii) to the best of the knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a material violation or breach of any of the provisions of any Parent Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Parent Material Contract, (C) give any Person the right to a rebate, chargeback, penalty or change in delivery schedule under any Parent Material Contract, (D) give any Person the right to accelerate the maturity or performance of any Parent Material Contract, or
     (E) give any Person the right to cancel, terminate or materially modify any Parent Material Contract; (iii) since January 1, 1996, none of the Parent Corporations has received any written notice or other written communication regarding any actual or possible violation or breach of, default under, or any intention to terminate, any Parent Corporation Contract, except for communication (A) that has subsequently been revoked; or (B) has been received from a complaining party that has not contacted Parent or otherwise, to Parent's knowledge, taken any action with respect to such party's complaint for a period of more than six months following receipt of the communication; and (iv) none of the Parent Corporations has waived any of its material rights under any Parent Material Contract.

          (d) To the best of the knowledge of Parent, no Person is renegotiating, or has the right to renegotiate, any material amount paid or payable to the Parent Corporations under any Parent Material Contract, or any other material term or provision of any Parent Material Contract, including termination provisions.

          (e) The Parent Material Contracts and other Contracts of the Parent Corporations collectively constitute all of the Contracts necessary to enable the Parent Corporations to conduct their respective businesses in the manner in which their businesses are currently being conducted and in the manner in which such business is required to be conducted pursuant to Contracts to which Parent is a party and which are in effect on the date hereof.

          (f) The Parent Disclosure Schedule sets forth a list of all claims made under any Parent Material Contract which are disputed or, to Parent's knowledge, where a dispute has been threatened.

     3.11 Liabilities. None of the Parent Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the financial statements in the Parent SEC Documents; (b) normal and recurring liabilities that have been incurred by the Parent Corporations since December 31, 1996 in the ordinary course of business and consistent with past practices; and (c) other liabilities which have not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent Corporations.

     3.12 Compliance with Legal Requirements. Each of the Parent Corporations is, and has at all times since inception, been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to have, a Material Adverse Effect on the Parent Corporations. Since inception, none of the Parent Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

     3.13 Certain Business Practices. None of the parent corporations nor any director, officer, agent or employee of any of the Parent Corporations has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     3.14 Governmental Authorizations. The Parent Corporations hold all material Governmental Authorizations necessary to enable it to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Parent Corporation is, and at all times since inception has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. Since inception, none of the Parent Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization or (c) any requirement to apply for or hold a Governmental Authorization not held by any Acquired Corporation.

     3.15 Tax Matters.

          (a) All Tax Returns required to be filed by or on behalf of the respective Parent Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Parent Corporation Returns") have been or will be filed on or before the applicable due date (including any extensions of such due date). All amounts shown on the Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

          (b) The Parent Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. Each Parent Corporation will establish, in the ordinary course of business and consistent with its past practices, quarterly reserves adequate for the payment of all Taxes for the applicable periods from December 31, 1996 through the Closing Date. Since January 1, 1997 no material Tax liability has been incurred other than in the ordinary course of business.

          (c) Except as set forth in the Parent Disclosure Schedule, no Parent Corporation Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Parent Corporation Returns has been granted (by Parent or any other Person), and no such extension or waiver has been requested from Parent Corporation.

          (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of Parent, has been threatened against or with respect to any Parent Corporation in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Parent Corporation (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Parent Corporation and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of any of the Parent Corporations except liens for current Taxes not yet due and payable. None of the Parent Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Parent Corporations has been, and none of the Parent Corporations will be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. None of the Parent Corporations is nor has been a United States real property holding corporation within the meaning of
     Section 847(c)(2) of the Code. No Parent Corporation has liabilities for the Taxes of any other Person.

          (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Parent Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
     Section 280G or Section 162 of the Code. None of the Parent Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract (other than a Contract entered into in the ordinary course of business in connection with the purchase or sale of inventory or supplies).

     3.16 Employee and Labor Matters; Benefit Plans.

          (a) Parent has made available to the Company: accurate and complete copies of each of its salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefit, profit-sharing, pension or retirement plan, program or agreement (including all amendments thereto) (collectively, the "Parent Plans").

          (b) No Parent Corporation is or has been, required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or
     Section 414(b), (c), (m) or (o) of the Code. No Parent Corporation has at any time been a member of an "affiliated service group" within the meaning of

     Section 414(m) of the Code. No Parent Corporation has at any time made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

          (c) Parent has no plan or commitment to create any Welfare Plan or any additional Pension Plan, or to modify or change any existing Pension Plan (other than to comply with applicable law) in a manner that would create any material liability for any of the Parent Corporations.

          (d) No Parent Plan provides death, medical or health benefits coverage (whether or not insured) with respect to any of its current or former employees after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the most recent financial statements included in the Company SEC filings, and (iii) benefits the full cost of which are borne by such current or former employees (or the employees' beneficiaries)).

          (e) With respect to any Parent Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of
     Section 4980B of the Code ("COBRA") have been complied with in all material respects.

          (f) Each of the Parent Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

          (g) Each of the Parent Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination, opinion, notification or advisory letter from the Internal Revenue Service, and Parent is not aware of any reason why any such letter should be revoked.

          (h) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any of Parent's current or former employees or directors (whether or not under any Parent Plan), or materially increase the benefits payable under any Parent Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (i) Parent is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of Parent's employees are "at will" employees.

          (j) Each Parent Corporation is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters and the classification of independent contractors and workers.

          (k) Each Parent Corporation has good labor relations and has no knowledge indicating that the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on Parent's labor relations.

     3.17 Environmental Matters. Each of the Parent Corporations is in compliance in all material respects with all applicable Environmental Laws (as defined in Section 2.18 hereto), which compliance includes the possession by each of the Parent Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Parent Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Parent Corporations is not in compliance with any Environmental Law, and, to the best of the knowledge of Parent, there are no circumstances that may prevent or interfere with the compliance by any of the Parent Corporations with any Environmental Law in the future. To the knowledge of Parent without further inquiry, no current or prior owner of any property leased or controlled by any of the Parent Corporations has received any notice or other communications (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Parent Corporations is not in compliance with any Environmental Law. To the best of the knowledge of Parent, all property that is leased to, controlled by or used by Parent, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature. None of the Parent Corporations has disposed of, emitted, discharged, handled, stored, transported, used or released any Materials of Environmental Concern, arranged for the disposal, discharge, storage or release of any Materials of Environmental concern, or exposed any employee or other individual to any Materials of Environmental Concern or condition so as to give rise to any material liability or material corrective or remedial obligation under any Environmental Laws.

     3.18 Insurance. Parent has delivered to the Company a summary of all material insurance policies and all material self insurance programs relating to the business, assets and operations of the respective Parent Corporations and has made available to the Company copies of the polices. Each of such insurance policies is in full force and effect. Since December 31, 1996, none of the Parent Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in the Parent Disclosure Schedule, there is no pending claim (including any workers' compensation claim) under or based upon any insurance policy of any of the Parent Corporations.

     3.19 Transactions with Affiliates.

          (a) Except as set forth in the Company SEC Reports, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to
     Item 404 of Regulation S-K promulgated by the SEC. The Parent Disclosure
     Schedule identifies each Person who is an "affiliate" (as that term is used in Rule 145 under the Securities Act) of Parent and who beneficially owns more than one percent of the outstanding voting capital of parent as of the date of this Agreement.

          (b) The Parent Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by any of the Parent Corporations to any employee, director, consultant or independent contractor other than routine travel advances made to employees in the ordinary course of business.

     3.20 Legal Proceedings; Orders.

          (a) There is no pending Legal Proceeding, and (to the best of the knowledge of Parent) no Person has threatened to commence any Legal
     Proceeding: (i) that involves Parent or any of the assets owned or used by Parent or any of the Parent Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding that would reasonably be expected to have a Material Adverse Effect on Parent Corporations.

          (b) There is no material order, writ, injunction, judgment or decree to which any of the Parent Corporations, or any of the assets owned or used by any of the Parent Corporations, is subject. To the best of the knowledge of any of the Parent Corporations, no officer or key employee of the Parent Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Parent Corporations.

     3.21 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to enter into and to perform their respective obligations under this Agreement. The Board of Directors of Parent (at a meeting duly called and held) has (a) unanimously (among all directors present at such meeting) determined that the Merger is advisable and fair and in the best interests of Parent and its shareholders, (b) unanimously (among all directors present) authorized and approved the execution, delivery and performance of this Agreement by Parent and unanimously (among all directors present) approved the Merger as sole shareholder of Merger Sub, and
(c) unanimously (among all directors present) recommended the approval of the issuance of Parent Common Stock in the Merger by the holders of Parent Common Stock and directed that such issuance be submitted for consideration by Parent's stockholders at the Parent Stockholders' Meeting (as defined in Section 5.3); and the Board of Directors of Merger Sub has duly authorized by all necessary action the execution, delivery and performance by Merger Sub of this Agreement. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.22 No Existing Discussions. None of the Parent Corporations, and no Representative of any of the Parent Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

     3.23 Vote Required. The affirmative vote of the holders of a majority of the shares of Parent Common Stock present in Person or represented by proxy at a meeting of the Parent stockholders and entitled to vote approving the issuance of Parent Common Stock in the Merger and of the holders of a majority of the outstanding shares of Parent Common Stock approving a related increase to the number of authorized shares of Parent Common Stock (collectively, the "Required Parent Stockholder Vote"), is the only vote of the holders of any class or series of the Parent's capital stock necessary to approve the issuance of Parent Common Stock in the Merger.

     3.24 Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Parent Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Parent Corporations;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Parent Corporations, or any of the assets owned or used by any of the Parent Corporations, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or that otherwise relates to Parent's business or to any of the assets owned or used by any of the Parent Corporations;

          (d) contravene, conflict with or result in a violation or material breach of, or result in a default (or an event which with notice or lapse of time or both would become a default) under, any provision of any Parent Contract that is or would constitute a Parent Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Parent Material Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Parent Material Contract, (iii) accelerate the maturity or performance of any such Parent Material Contract, or (iv) cancel, terminate or materially modify any term of such Parent Material Contract; or

          (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Parent Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Parent Corporations).

     Except as may be required by the Exchange Act, the DGCL, the HSR Act and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Joint Proxy Statement) none of the Parent Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     3.25 Fairness Opinion. Parent's board of directors has received the written opinion of Morgan Stanley, financial advisor to Parent, dated October 31, 1997, to the effect that the Exchange Ratio is fair to Parent from a financial point of view. Parent has furnished an accurate and complete copy of said written opinion to the Company.

     3.26 Valid Issuance. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

     3.27 Financial Advisor. Except for Morgan Stanley, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent Corporations. Parent has furnished to Company accurate and complete copies of all agreements under which any such fees, commissions, or other amounts have been paid or may become payable and all indemnification and other arrangements relating to the engagement of Morgan Stanley.

     3.28 Full Disclosure. This Agreement (including the Parent Disclosure Schedule) does not, and the certificate referred to in Section 7.5(c) will not,
(i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

SECTION 4. CERTAIN COVENANTS OF THE PARTIES

     4.1 Access and Investigation.

          (a) During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company and Parent each shall, and the Company and Parent shall cause the respective Representatives of the Acquired Corporations and the Parent Corporations to: (a) provide each other and their respective Representatives with reasonable access to each others' and their Subsidiaries' respective Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to each other and to their Subsidiaries; and (b) provide each other and their respective Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to each other and their Subsidiaries, and with such additional financial, operating and other data and information regarding each other and their Subsidiaries, as Parent and the Company may reasonably request.

     4.2 Operation of the Company's Business.

          (a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices or the operating plan previously delivered by the Company to Parent and (B) in compliance with all applicable Legal Requirements and the requirements of all Acquired Company Contracts that constitute Material Contracts; (ii) the Company shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations;
     (iii) the Company shall keep in full force all insurance policies referred to in Section 2.18 or replace any such policies that terminate with comparable or superior policies; (iv) the Company shall provide all notices, assurances and support required by any Acquired

     Corporation Contract relating to any Proprietary Asset in order to ensure that no condition under such Acquired Corporation Contract occurs which could result in, or could increase the likelihood of, any transfer or public disclosure by any Acquired Corporation of any Proprietary Asset; and
     (v) the Company shall (to the extent requested by Parent) cause its officers to report regularly to Parent concerning the status of the Company's business.

          (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

             (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, except for repurchases at less than fair market value pursuant to employment or consulting agreements in effect prior to the date hereof;

             (ii) hire any new employees except employees hired to fill those positions identified on a schedule (the "New Company Employee Schedule") previously provided to Parent or employees hired to replace employees who terminate their employment with an Acquired Corporation during the Pre-Closing Period (the "New Company Employees");

             (iii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security (except Company Common Stock upon the valid exercise of Company Options or Company warrants outstanding on the date of this Agreement or the Exercise of Rights under the ESPP),
        (B) any option, call, warrant or right to acquire any capital stock or other security (other than options to purchase an aggregate of up to 30,000 shares of Company Common Stock which may be granted to New Company Employees who are not director-level or above and to current employees in connection with promotions made by the Company's management prior to the date of this Agreement), or (C) any instrument convertible into or exchangeable for any capital stock or other security; provided, however, that notwithstanding the foregoing, (x) the Company may issue up to $2,000,000 of its Common Stock to Warner-Lambert Company pursuant to an agreement with Warner-Lambert Company, (y) the Company may also issue additional shares of its Common Stock to Boehringer-Ingelheim International GmbH pursuant to certain stock purchase rights allowing Boehringer-Ingelheim International GmbH in this instance to purchase 5.8% of the total number of new securities being issued to Warner-Lambert Company and Boehringer-Ingelheim International GmbH collectively and (z) issue additional shares of Common Stock to Corange International Ltd. ("Corange") pursuant to Section 2.2(ii) of the Collaborative Research Agreement between the Company and Corange dated as of June 30, 1995 (the "Corange Agreement");

             (iv) except as contemplated by this Agreement, amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans (other than acceleration of the vesting of options in connection with employee terminations involving, in the aggregate, options to purchase no more than 7,500 shares of Company Common Stock), any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

             (v) amend or permit the adoption of any amendment to its articles of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

             (vi) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

             (vii) make any capital expenditure, except capital expenditures through December 31, 1997 in an aggregate amount of no more than the amount provided for in the capital budget previously provided to Parent for such period, and thereafter in an aggregate amount of no more than is provided for in a 1998 capital budget which shall be provided to and approved by Parent (such approval not to be unreasonably withheld) prior to January 1, 1998 provided, however, that notwithstanding the foregoing, the Company may make capital expenditures permitted under clause "(xix)" below;

             (viii) except as set forth in the operating plan previously provided to Parent, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Company Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Company Material Contract;

             (ix) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for (A) assets not constituting Proprietary Assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business; (B) consistent with past practices and except in the case of the in-licensing of Proprietary Assets, for agreements involving the payment of less than $25,000 per year and a royalty of less than 0.75% and (C) rights granted to academic institutions and researchers to use the data collected pursuant to tissue sample agreements for research purposes), or waive or relinquish any material right;

             (x) lend money to any Person, except travel advances and loans related to relocation, education and immigration-related expenses made in the ordinary course of business, and loans in connection with employee stock purchases as provided for in agreements in effect on the date hereof, or incur or guarantee any indebtedness or pledge or encumber any material assets (except that the Company may make routine borrowings in the ordinary course of business and in accordance with past practices under its line of credit with Sumitomo Bank);

             (xi) except as set forth in the Company Disclosure Schedule, establish, adopt or amend any employee benefit plan, pay any bonus (except pursuant to existing Company incentive plans and employment contracts or understandings currently in effect) or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

             (xii) change any of its methods of accounting or accounting practices in any respect;

             (xiii) make any material Tax election;

             (xiv) commence or settle any Legal Proceeding;

             (xv) materially amend or otherwise modify any of the terms of its engagement of the financial advisor referenced in Section 2.26 above;

             (xvi) amend or otherwise modify any of the terms of any Company Warranty (as defined in Section 5.3 below), except to the extent necessary to effect the provisions of Section 6.13 below;

             (xvii) enter into any material transaction or take any other material action in each case not specifically provided for in the operating plan previously provided by the Company to Parent, or outside the ordinary course of business or inconsistent with past practices; or

             (xviii) enter into any license or cost sharing agreement with GC BioTechnologies, LLC or Shanghai GeneCore BioTechnologies Co. Ltd. or permit (to the extent the Company's permission is required) GC BioTechnologies, LLC to enter into any license agreement or cost sharing agreement with Shanghai GeneCore BioTechnologies Co. Ltd.;

             (xix) spend more than an incremental $1,000,000 (over amounts set forth in the budget previously provided to Parent) on its pharmacogenetics program (it being understood that such incremental expenditures include incremental capital expenditures, the costs of new employees hired to work on this program and expenditures related to acquiring tissue samples for this program); or

             (xx) agree or commit to take any of the actions described in clauses "(i)" through "(xix)" of this Section 4.2(b).

          (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement;
     (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

     4.3 Operation of Parent's Business.

          (a) During the Pre-Closing Period: (i) Parent shall ensure that each of the Parent Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices or the operating plan previously provided by Parent to the Company and (B) in compliance with all applicable Legal Requirements and the requirements of all Parent Corporation Contracts that constitute Material Contracts; (ii) Parent shall use all reasonable efforts to ensure that each of the Parent Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Parent Corporations; and (iii) Parent shall keep in full force all insurance policies referred to in Section 3.18 or replace such policies with comparable or superior policies; and (iv) Parent shall provide all notices, assurances and support required by any Parent Corporation Contract relating to any Proprietary Asset in order to ensure that no condition under such Parent Corporation Contract occurs which could result in, or could increase the likelihood of, any transfer or public disclosure by any Parent Corporation of any Proprietary Asset.

          (b) During the Pre-Closing Period, Parent shall not (without the prior written consent of the Company), and shall not permit any of the other Parent Corporations to:

             (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, except for repurchases at less than fair market value pursuant to employment or consulting agreements in effect prior to the date hereof;

             (ii) hire an aggregate of more than forty new employees, excluding those persons hired to replace employees who terminate their employment with a Parent Corporation during the Pre-Closing Period;

             (iii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security (except Parent Common Stock upon the valid exercise of Parent Options or Parent warrants outstanding on the date of this Agreement or the Exercise of Rights under the Parent ESPP or pursuant to equipment lease financings and similar transactions or otherwise in the ordinary course of business), (B) any option, call, warrant or right to acquire any capital stock or other security (other than options, warrants or rights to purchase an aggregate of up to 300,000 shares of Parent Common Stock which may be granted to (i) officers, directors, employees or consultants of Parent, or (ii) otherwise in the ordinary course of business), (C) any instrument convertible into or exchangeable for any capital stock or other security;

             (iv) except as contemplated by this Agreement, amend or waive any of its rights under, or accelerate the vesting under, any provision of any of Parent's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract (other than any such changes to options, warrants or other securities to purchase an aggregate of up to 25,000 shares of Parent Common Stock);

             (v) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

             (vi) except as previously disclosed to the Company, form any Subsidiary or acquire any equity interest or other interest in any other Entity;

             (vii) make any capital expenditure, except capital expenditures in an aggregate amount of no more than $2,000,000;

             (viii) establish, adopt or amend any employee benefit plan not generally available to the Company's employees and the Company's 1998 management incentive program, or pay any bonus or make any profit sharing or similar payment to (except pursuant to the management incentive program and any employment contract or understanding as in effect on the date hereof), or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees in an amount in excess of the higher of 20% of the amount previously paid to such Person or $20,000;

             (ix) change any of its methods of accounting or accounting practices in any respect;

             (x) make any Material Tax election;

             (xi) commence or settle any Legal Proceeding except in the ordinary course of business;

             (xii) materially amend or otherwise modify any of the terms of its engagement of the financial advisor references in Section 3.27 above;

             (xiii) enter into any material transaction or take any other material action in each case either inconsistent with the operating plan previously provided by Parent to the Company, or outside the ordinary course of business; or

             (xiv) Except as previously disclosed to the Company, sell or otherwise dispose of, or grant an exclusive license or any other exclusive right to utilize Parent Proprietary Assets which individually or in the aggregate constitute core technology material to the business of Parent, other than pursuant to a corporate collaboration similar in structure to those previously entered into by Parent, or grant to any third party a right of first refusal, first offer, or first negotiation with regard to material products or such core technology unless developed pursuant to funding supplied by such party.

             (xv) agree or commit to take any of the actions described in clause "(i)" through "(xiv)" of this Section 4.3(b).

          (c) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;
     (iii) any material breach of any covenant or obligation of Parent; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Parent Corporations. No notification given to the Company pursuant to this Section 4.3(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

     4.4 No Solicitation by Company.

          (a) The Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, knowingly encourage or induce the making, submission or announcement of any Acquisition Proposal or take any similar action, (ii) furnish any non-public information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.4 by the Company.

          (b) Nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) furnishing information regarding any of the Acquired Corporations (including a copy of this Section 4.4) to any Person in connection with or in response to a bona fide, unsolicited Acquisition Proposal or engaging in discussions or negotiations with respect thereto if and only to the extent that (A) the Board of Directors of the Company determines in good faith, after consultation with its financial advisor that such Acquisition Proposal is reasonably likely to result in a Superior Offer, (B) the Board of Directors of the Company determines in good faith, after consultation with its outside counsel, including discussions of applicable legal standards under California law, that such action is required in order for the Board of Directors to comply with its fiduciary duties under applicable law, (C) the Person who has requested such information has executed and delivered to the Company a non-disclosure agreement that is not less restrictive than the non-disclosure agreement in effect between the Company and Parent, and (D) the Company has not breached
     Section 4.4(a)(i), or (ii) complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act. In addition, nothing in paragraph 4.4(a) above shall prevent the Board of Directors of the Company from recommending a Superior Offer to its shareholders, if the Board determines, after consultation with its outside counsel, including discussions of applicable legal standards under California law, that, in light of such Superior Offer, such recommendation is required in order for the Board of Directors to comply with its fiduciary obligations to the Company's shareholders under applicable law (which determination shall be made in light of a revised proposal, if any, made by the Parent prior to the date of such determination); provided however that the Company (i) shall provide Parent with at least 48 hours prior written notice of its intention to hold any meeting at which the Company's Board of Directors is reasonably expected to consider an Acquisition Proposal, or such lesser amount of time as has been given to the Board in relation to such meeting, and (ii) shall not recommend to its shareholders a Superior Offer for at least two business days after the Company has provided Parent with the material terms of such Superior Offer.

          (c) The Company shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent informed with respect to material changes to the terms of any such Acquisition Proposal and any material modification or proposed modifications thereto.

          (d) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal and shall request the return or destruction of any confidential information previously disclosed to such Person and shall use commercially reasonable efforts to ensure that such information is destroyed or returned.

     4.5 No Solicitation by Parent.

          (a) Parent shall not directly or indirectly, and shall not authorize or permit any of the other Parent Corporations or any Representative of any of the Parent Corporations directly or indirectly to, (i) solicit, initiate, knowingly encourage or induce the making, submission or announcement of any Acquisition Proposal or take any similar action, (ii) furnish any non-public information regarding any of the Parent Corporations to any Person in connection with or in response to an Acquisition Proposal,
     (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. Without limiting the generality of the foregoing, Parent acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Parent Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.5 by Parent.

          (b) Nothing contained in this Agreement shall prevent Parent or its Board of Directors from (i) furnishing information regarding any of the Parent Corporations (including copy of this Section 4.5) to any Person in connection with or in response to a bona fide, unsolicited Acquisition Proposal or engaging in discussions or negotiations with respect thereto if and only to the extent that (A) the Board of Directors of Parent determines in good faith, after consultation with its financial advisor that such Acquisition Proposal is reasonably likely to result in a Superior Offer,
     (B) the Board of Directors of Parent determines in good faith, after consultation with its outside counsel, including discussions of applicable legal standards under Delaware law, that such action is required in order for the Board of Directors to comply with its fiduciary duties under applicable law, (C) the Person who has requested such information has executed and delivered to Parent a non-disclosure agreement that is not less restrictive than the non-disclosure agreement in effect between Parent and the Company, and (D) Parent has not breached Section 4.5(a)(i), or (ii) complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act. In addition, nothing in paragraph 4.5(a) above shall prevent the Board of Directors of Parent from recommending a Superior Offer to its stockholders, if the Board determines, after consultation with its outside counsel, including discussions of applicable legal standards under Delaware law, that, in light of such Superior Offer, such recommendation is required in order for the Board of Directors to comply with its fiduciary obligations to Parent's stockholders under applicable law (which determination shall be made in light of a revised proposal, if any, made by the Company prior to the date of such determination); provided however that Parent (i) shall provide the Company with at least 48 hours prior written notice of its intentions to hold any meeting at which Parent's Board of Directors is reasonably expected to consider an Acquisition Proposal, or such lesser amount of time as has been given to the Board in relation to such meeting, and (ii) Parent shall not recommend to its stockholders a Superior Offer for at least two business days after Parent has provided Parent with the material terms of such Superior Offer.

          (c) Parent shall promptly advise the Company orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. Parent shall keep the Company informed with respect to material changes to the terms of any such Acquisition Proposal and any material modification or proposed modifications thereto.

          (d) Parent shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal and shall request the return or destruction of any confidential information previously disclosed to such Person and shall use commercially reasonable efforts to ensure that such information is destroyed or returned.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

     5.1 Registration Statement; Joint Proxy Statement.

          (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Joint Proxy Statement and simultaneously or thereafter Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to cause the Form S-4 Registration Statement and the Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, and the Company will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to the Company's shareholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Each of the Company and Parent shall promptly furnish to the other all information concerning the Acquired Corporations and the Company's shareholders and the Parent Corporations, respectively, that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. Each of the Company and Parent shall notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for any amendment or supplement to the Form S-4 Registration Statement or Joint Proxy Statement or for any other information and shall supply the other with copies of all correspondence between such party and the SEC or its staff or other governmental officials with respect to the S-4 Registration Statement or Joint Proxy Statement. The information supplied by each of Parent and the Company for inclusion in the Form S-4 Registration Statement and the Joint Proxy Statement shall not (i) at the time the Form S-4 Registration Statement is declared effective, (ii) at the time the Joint Proxy Statement is first mailed to the shareholders and shareholders of Parent and the Company, respectively, (iii) at the time of the Company Shareholders' Meeting and at the time of the Parent Stockholders' Meeting, and (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If Parent or the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement, then Parent or the Company, as the case may be, shall promptly inform the Company or Parent thereof and shall cooperate with the other in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of the Company or the stockholders of Parent.

          (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger (i) will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the shareholders entitled to notice of and to vote at the Company Shareholders' Meeting; and (ii) will be approved for quotation at the Effective Time on the Nasdaq National Market; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

     5.2 Company Shareholders' Meeting.

          (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Company Common Stock to consider, act upon and vote upon the approval of this Agreement and of the Merger (the "Company Shareholders' Meeting"). The Company Shareholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that the Company Shareholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Shareholders' Meeting are solicited, in compliance with all applicable Legal Requirements. The Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting in accordance with this Section 5.2(a) shall not be limited or otherwise affected by the withdrawal, amendment or modification of the recommendation of the board of directors of the Company with respect to the Merger, except as is required by applicable law.

          (b) Subject to Section 5.2(c): (i) the board of directors of the Company shall unanimously recommend that the Company's shareholders vote in favor of and approve this Agreement and the Merger at the Company Shareholders' Meeting; (ii) the Joint Proxy Statement shall include a statement to the effect that the board of directors of the Company has unanimously recommended that the Company's shareholders vote in favor of and approve this Agreement and the Merger at the Company Shareholders' Meeting; and (iii) neither the board of directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the board of directors of the Company that the Company's shareholders vote in favor of and approve this Agreement and the Merger. For purposes of this Agreement, said recommendation of the board of directors of the Company shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

          (c) Nothing in Section 5.2(b) shall prevent the board of directors of the Company from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger at any time prior to the approval of this Agreement by the Required Company Shareholder Vote if (i) a Superior Offer is made to the Company and is not withdrawn, (ii) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.4, and (iii) the board of directors of the Company concludes in good faith, after consultation with its outside counsel, including discussion of applicable legal standards under California law, that, in light of such Superior Offer, the withdrawal, amendment or modification of such recommendation is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law. Except as may be limited by applicable law, nothing contained in this Section 5.2 shall limit the Company's obligation to call, give notice of, convene and hold the Company Shareholders' Meeting (regardless of whether the unanimous recommendation of the board of directors of the Company shall have been withdrawn, amended or modified).

     5.3 Parent Stockholders' Meeting.

          (a) Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Parent Common Stock to consider, act upon and vote upon the issuance of Parent Common Stock in the Merger (the "Parent Stockholders' Meeting"). The Parent Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act. Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Parent Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements. Parent's obligation to call, give notice of, convene and hold the Parent Stockholders' Meeting in accordance with this
     Section 5.3(a) shall not be limited or otherwise affected by any withdrawal, amendment or modification of the recommendation of the board of directors of Parent with respect to the Merger, except as may be required by applicable law.

          (b) Subject to Section 5.3(c): (i) the board of directors of Parent shall unanimously (among all directors present at the meeting duly called and held) recommend that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger at the Parent Stockholders' Meeting; (ii) the Joint Proxy Statement shall include a statement to the effect that the board of directors of Parent has unanimously (among all directors present) recommended that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger at the Parent Stockholders' Meeting; and (iii) neither the board of directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, the unanimous (among all directors present) recommendation of the board of directors of Parent that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger. For purposes of this Agreement, said recommendation of the board of directors of Parent shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

          (c) Nothing in Section 5.3(b) shall prevent the board of directors of Parent from withdrawing, amending or modifying its unanimous (among all directors present) recommendation in favor of the issuance of Parent Common Stock in the Merger at any time prior to the approval of this Agreement by the Required Parent Stockholder Vote if (i) neither Parent nor any of its Representatives shall have violated any of the restrictions set forth in
     Section 4.5, and (ii) the board of directors of Parent concludes in good faith, based upon the advice of its outside counsel, including a discussion of applicable legal standards under Delaware law, that the withdrawal, amendment or modification of such recommendation is required in order for the board of directors of Parent to comply with its fiduciary obligations to Parent's stockholders under applicable law. Except as may be limited by applicable law, nothing contained in this Section 5.3 shall limit Parent's obligation to call, give notice of, convene and hold the Parent Stockholders' Meeting (regardless of whether the unanimous (among all directors present) recommendation of the board of directors shall have been withdrawn, amended or modified).

     5.4 Regulatory Approvals. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

     5.5 Stock Options; ESPP.

          (a) Fifteen days prior to the Company Shareholders' Meeting, the Administrator, as such term is defined in the Company's 1994 Incentive Stock Plan, shall give notice to all holders of Company Options issued under such plan that, contingent upon the closing of the Merger, (i) each such option shall be fully exercisable during such fifteen day period and
     (ii) each such option will terminate at the end of such fifteen day period.

          (b) Thirty days prior to the Company Shareholders' Meeting, the Company's Board of Directors shall give notice to all holders of options issued under the Company's 1995 Director Option Plan that, contingent upon the closing of the Merger, (i) each such option shall be fully exercisable during such thirty day period and (ii) each such option shall terminate at the end of such thirty day period.

          (c) The Company's Board of Directors shall shorten the offering periods then in progress under the ESPP by setting a New Exercise Date, as such term is defined in the ESPP, at and as of the date of the Company Shareholders' Meeting and shall timely provide the notice to all participants relating thereto required under Section 18(c) of the ESPP. The Company's Board of Directors shall not thereafter commence any offering period under the ESPP.

          (d) Parent shall grant options to purchase Parent Common Stock to employees of the Company effective upon the first meeting of Parent's Board of Directors following the Effective Time, commensurate (including with respect to vesting) with option grants to newly hired employees at similar grade levels. Subject to the terms of Parent's ESPP and applicable law, Parent shall take all reasonable actions to ensure that from and after the Effective Time all employees of the Company shall be entitled to participate in the ESPP of Parent.

          (e) The Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.5 and to ensure that, from and after the Effective Time, holders of Company Options issued under the 1995 Director Option Plan or rights under the ESPP have no rights with respect thereto.

     5.6 Warrants. Except for the warrants held by Kevin Kinsella as Trustee of the Kevin J. Kinsella Declaration of Trust dated November 2, 1994 and by Novartis Pharmaceutical Corporation, which warrants shall either be exercised or shall terminate at the Effective Time in accordance with their respective terms, at the Effective Time, all rights with respect to Company Common Stock under warrants to purchase Company Common Stock ("Company Warrants") that are then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Warrant in accordance with the terms (as in effect as of the date hereof) of such Company Warrants, including the Company Warrants held by Comdisco, Inc., but only to the extent such warrants allow assumption by Parent in accordance with their respective terms. From and after the Effective Time, (a) each Company Warrant assumed by Parent may be exercised solely for shares of parent Common Stock, (b) the number of shares of Parent Common Stock subject to each Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (c) the per share exercise price under each such Company Warrant shall be adjusted by dividing the per share exercise price under such Company Warrant by the Exchange Ratio and rounding up to the nearest cent (to the extent permitted by the terms of the Company Warrants and otherwise rounded or without rounding as required by the terms of the particular Company Warrant), and (d) any restriction on the exercise of any Company Warrant shall continue in full force and effect and the term exercisability, schedule and other provisions of such Company Warrant shall otherwise remain unchanged; provided, however, that such Company Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transactions subsequent to the Effective Time. The Company shall take all action that may be necessary (under the Company Warrants and otherwise) to effectuate the provisions of this Section 5.6 and to ensure that, from and after the Effective Time, holders of Company Warrants have no rights with respect thereto other than those specifically provided herein.

     5.7 Indemnification of Officers and Directors.

          (a) All rights to indemnification existing in favor of the current directors and officers ("Indemnified Parties") of the Company for acts and omissions occurring prior to the Effective Time, as provided in the Company's Bylaws (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and said officers and directors (as in effect as of the date of this Agreement), shall survive the Merger and shall be observed by the Surviving Corporation for a period of not less than six years from the Effective Time.

          (b) In the event that Parent (i) causes the Surviving Corporation to consolidate with or merge into any other Person and Surviving Corporation is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) causes the Surviving Corporation to transfer or convey all or substantially all of Surviving Corporation's properties and assets to any Person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.7, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.7 and none of the actions described in clause (i) or (ii) shall be taken until such provision is made.

          (c) From the Effective Time until the sixth anniversary of the date on which the Merger becomes effective, the Surviving Corporation shall maintain in effect, for the benefit of the current directors and officers of the Company with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "Existing Policy"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay an annual premium for the Existing Policy (or for any substitute policies) in excess of 175% of the annual premium currently paid by the Company for such insurance. In the event any future annual premium for the Existing Policy (or any substitute policies) exceeds 175% of the annual premium currently paid by the Company for such insurance, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to 175% of the annual premium currently paid by the Company for such insurance.

     5.8 Additional Agreements.

          (a) Subject to Section 5.6(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.6(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

          (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or cause any of its subsidiaries to dispose of any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets;
     (ii) to discontinue or cause any of its subsidiaries to discontinue offering any product, or to commit to cause any of the Acquired Corporations to discontinue offering any product; (iii) to license or otherwise make available, or cause any of its subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, or other Proprietary Asset; (iv) to hold separate or cause any of its subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; or (v) to make or cause any of its subsidiaries make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations.

     5.9 Disclosure. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither the Company nor Parent shall, and neither shall permit, any of itsRepresentatives to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) the other Party shall have approved such disclosure or
(b) the disclosing party shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law and shall have given the other Party the opportunity, to the extent practicable, to review and comment upon the disclosure.

     5.10 Tax Matters. Each of the Parent and the Company acknowledge and agree that (i) it intends the Merger to constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) it will report the Merger as such a reorganization in any and all federal, state and local income tax returns filed by it. The Company shall use all reasonable efforts to obtain and deliver to Cooley Godward LLP and to Wilson, Sonsini, Goodrich & Rosati, P.C., as soon as practicable after the date of this Agreement, Continuity of Interest Certificates (in a form agreed to by counsel to Parent and the Company) signed by entities controlled by the Carlyle Group and by Boehringer Ingelheim International GmbH. At or prior to the filing of the S-4 Registration Statement with the SEC and, to the extent necessary, at the Closing, the Company and Parent shall execute and deliver to Cooley Godward LLP and to Wilson, Sonsini, Goodrich & Rosati P.C. management tax representation letters in a form agreed to by counsel to Parent and the Company. Parent and the Company shall use all reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code. In the event of the issuance of final or temporary Treasury regulations relating to the continuity of shareholder interest (proposed regulations on the topic were issued in the Federal Register on December 23, 1996 (Reg-252231-96); these regulations would, among other things, add a new section 1.368-1(a) to existing regulations), the parties agree to use their reasonable best efforts to take advantage of, and comply with, any provisions therein (such as an election and/or reporting requirements) to the extent necessary to cause such regulations to apply to the Merger.

     5.11 Letter of Accountants. The Company and Parent shall use all of their reasonable efforts to cause to be delivered to the Company and to Parent a letter of Ernst and Young LLP, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to the Company and to Parent) and addressed to the Board of Directors of the Company and the Board of Directors of Parent, that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.

     5.12 Resignation of Officers and Directors. The Company shall use all reasonable efforts to obtain and deliver to Parent prior to the Closing the resignation of each officer and director of each of the Acquired Corporations.

     5.13 FIRPTA Matters. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 -- 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section
1.897 -- 2(h)(2) of the United States Treasury Regulations.

     5.14 Affiliate Agreements. The Company shall, no later than twenty days in advance of the Parent Stockholders' Meeting, deliver to Parent a list (the "Affiliate List") of Persons who are "affiliates" (as that term is used in Rule 145 under the Securities Act). Prior to the date of the Parent Stockholders' Meeting, the Company shall deliver to Parent an Affiliate Agreement in the form of Exhibit C duly executed by each Person on the Affiliate List, and by each Person who becomes an affiliate after delivery of the Affiliate List and prior to the date of delivery of the signed Affiliate Agreements.

     5.15 Election of Directors.

          (a) Parent shall use all reasonable efforts to nominate and appoint a Board of nine persons selected as set forth in Section 5.15(b) to its Board of Directors as soon as reasonably practicable after the Effective Time, to serve until the next annual election of directors. Parent shall use reasonable efforts to cause each of such directors, so long as each is then willing to serve, to be nominated for an additional one-year term as Director of Parent and included as nominees of Parent in Parent's 1998 Proxy Statement.

          (b) The nine persons who shall act as directors of Parent following the Effective Time shall be selected as follows:

             Mr. John Walker and Mr. Irwin Lerner will meet and consult with one another during the 30 days following the date of this agreement to consult and discuss the appropriate make up of Parent's post-Effective Time Board of Directors. If Messrs. Walker and Lerner agree upon the individuals to become (or remain) members of the Board of Directors of Parent after the Effective Time, their agreed upon nominees shall make up such Board of Directors. If Messrs. Walker and Lerner are unable to agree, then Mr. Walker shall propose five nominees, which nominees shall be reasonably acceptable to the Company and Mr. Lerner shall propose four nominees, which nominees shall be reasonably acceptable to Parent and such nine nominees shall make up such Board of Directors. Selection of the post-Effective Time Board of Directors shall be completed no later than 30 days prior to the earlier of the Company Shareholder Meeting and the Parent Shareholder Meeting.

     5.16 Registration Rights. Parent shall use all reasonable efforts to cause all Persons who have the right to demand registration of shares of the Company's Common Stock held by them or to participate in a registered offering of shares of the Company's Common Stock (the "Company Holders") to become a Holder, as such term is defined in the Registration Rights Agreement between Parent and certain Persons dated as of April 16, 1993 (the "Parent Registration Rights Agreement"), provided, however, that no Company Holders shall become a Holder if such Company Holder would not, pursuant to Section 16(a) of the Parent Registration Rights Agreement, have any rights to register shares pursuant to the Parent Registration Rights Agreement, and provided further that, Parent shall use all reasonable efforts to cause the Parent Registration Rights Agreement to be amended to remove Sections 1, 3 and 4, and to provide that no Holder thereunder shall request registration or participate in a registration of Parent Common Stock pursuant to Sections 5, 6 and 7 thereunder until the earlier of (a) the date 90 days after the effective date of a registration statement for the first public offering of Parent's shares following the Effective Time, and
(b) the first anniversary of the Effective Time.

     5.17 Modification of Corange Agreement. The Company shall use reasonable efforts to cause the Corange Agreement to be amended to provided that Corange's obligation to purchase equity pursuant to Section 2.2(ii) of such agreement shall, after the Effective Time, be an obligation to purchase equity of Parent instead of the Company, all other terms and conditions of such agreement remaining unchanged.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1 Accuracy of Representations.

     The representations and warranties of the Company contained in this Agreement shall be accurate in all material respects as of the date hereof and shall be accurate as of the Closing Date as if made on and as of the Closing Date (except representations and warranties that refer specifically to "the date of this Agreement" or a specific date prior to the date of this Agreement) except that any inaccuracies in such representations and warranties shall be disregarded if the circumstances giving rise to such inaccuracies (individually and collectively) do not constitute a Material Adverse Effect on the Company (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

     6.2 Performance of Covenants. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

     6.4 Shareholder Approval. This Agreement and the Merger shall have been duly approved by the Required Company Shareholder Vote, and the issuance of Parent Common Stock in the Merger shall have been duly approved by the required Parent Stockholder Vote. Fewer than 9% of the outstanding shares of Company Common Stock shall have voted against approving this Agreement and the Merger at the Company Shareholder Meeting.

     6.5 Consents. All material Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 6.5 of the Company Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.6 Documents. Parent shall have received the following legal documents, each of which shall be in full force and effect:

          (a) a legal opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., dated as of the Closing Date, in the form of Exhibit D;

          (b) a legal opinion of Cooley Godward LLP dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the Continuity of Interest Certificates and tax representation letters referred to in Section 5.10 and a copy of the legal opinion described in
     Section 7.5(b) hereof). The opinion described in this Section 6.6(b) and in
     Section 7.5(b) shall be substantially identical in form and substance.);

          (c) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4, 6.5 and 6.7 have been duly satisfied; and

     6.7 No Material Adverse Change. There shall have been no material adverse change in the business, financial condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations since the date of this Agreement.

     6.8 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     6.9 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     6.10 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.11 No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

     6.12 No Other Litigation. There shall not be pending any Legal Proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on the Acquired Corporations or on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would affect adversely the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

     6.13 Assumption of Warrants. Except for the Company Warrants held by Kevin Kinsella as Trustee of the Kevin J. Kinsella Declaration of Trust dated November 2, 1994 and by Novartis Pharmaceutical Corporation, all of the other Company Warrants (the "Assumed Warrants") outstanding at the Effective Time (including the warrants held by Comdisco, Inc., to the extent such warrants allow assumption in accordance with their respective terms) shall, at the Effective Time; (a) represent an entitlement to receive upon exercise that number of shares of Parent Common Stock which a holder of Company capital stock deliverable upon exercise of the right to purchase such Company capital stock under the relevant warrant would have been entitled in the Merger if the right to purchase such Company capital stock had been exercised immediately prior to the Merger; and (b) be subject to exercise upon payment of a per share exercise price equal to the exercise price applicable immediately before the Effective Time divided by the Exchange Ratio. All restrictions on the exercise of the Assumed Warrants in effect immediately before the Effective Time shall be continuing in full force and effect and the term, exercisability schedule and other provisions of the Assumed Warrants shall otherwise remain unchanged. Prior to the Closing Date, all notices and adjustments to the terms of all Company Warrants outstanding on the Closing Date required to be given or made pursuant to the terms of such Company Warrants shall have been duly and timely given or made.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

     The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1 Accuracy of Representations.

     The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate as of the Closing Date as if made on and as of the Closing Date except that any inaccuracies in such representations and warranties shall be disregarded if the circumstances giving rise to such inaccuracies (individually and collectively) do not constitute a Material Adverse Effect on the Company (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

     7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

     7.4 Shareholder Approval. This Agreement and the Merger shall have been approved by the Required Company Shareholder Vote, and the issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

     7.5 Documents. The Company shall have received the following documents:

          (a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in the form of Exhibit E;

          (b) a legal opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, WILSON, SONSINI, GOODRICH & ROSATI,

     P.C., may rely upon tax representation letters referred to in Section 5.10 and a copy of the legal opinions described in Section 6.6(b). The opinions described in this Section 7.5(b) and in Section 6.6(b) shall be substantially identical in form and substance.); and

          (c) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that conditions set forth in Sections 7.1, 7.2, 7.4 and 7.6 have been duly satisfied.

     7.6 No Material Adverse Change. There shall have been no material adverse change in Parent's business, financial condition, assets, liabilities, operations or financial performance since the date of this Agreement (it being understood that a decline in Parent's stock price shall not constitute, in and of itself, a Material Adverse Change).

     7.7 HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     7.8 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

     7.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

     7.10 Directors. Parent shall have taken all actions necessary to cause the Board of Directors of Parent following the Effective Time to be constituted of individuals selected in accordance with the procedures set forth in Section 5.15.

SECTION 8. TERMINATION

     8.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after approval of this Agreement and the Merger by the Required Company Shareholder Vote and whether before or after approval of the issuance of Parent Common Stock in the Merger by the Required Parent Stockholder
Vote);

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated by March 31, 1998 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

          (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (d) by either Parent or the Company if (i) the Company Shareholders' Meeting shall have been held and completed and (ii) this Agreement and the Merger shall not have been approved at such meeting by the Required Company Shareholder Vote; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.1(d) unless the Company shall have paid the fee referred to in Section 8.3(b) prior to such termination, if so required by such Section;

          (e) by either Parent or the Company if (i) the Parent Stockholders' Meeting shall have been held and completed and (ii) the issuance of Parent Common Stock in the Merger shall not have been approved at such meeting by the Required Parent Stockholder Vote, provided, however, that Parent may not terminate this Agreement pursuant to this Section 8.1(e) unless Parent shall have paid the fee referred to in Section 8.3(d) prior to such termination, if so required by such Section.

          (f) by Parent (at any time prior to the approval of this Agreement and the Merger by the Required Company Shareholder Vote) if a Company Triggering Event shall have occurred;

          (g) by the Company (at any time prior to the approval of this Agreement and the Merger and the issuance of Parent Common Stock in the Merger by the Required Parent Stockholder Vote) if a Parent Triggering Event shall have occurred;

          (h) by Parent if any of the Company's representations and warranties contained in this Agreement shall be or shall have become inaccurate, or if any of the Company's covenants contained in this Agreement shall have been breached, and such inaccuracy or breach would cause the condition set forth in Sections 6.1 or 6.2, respectively, to not be satisfied; provided, however, that if an inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is curable by the Company and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy or breach until 20 days after delivery of written notice of the inaccuracy or breach to the Company by Parent, if the inaccuracy or breach has not at that time been cured;

          (i) by the Company if any of Parent's representations and warranties contained in this Agreement shall be or shall have become inaccurate, or if any of Parent's covenants contained in this Agreement shall have been breached, and such inaccuracy or breach would cause the condition set forth in Sections 7.1 or 7.2, respectively, to not be satisfied; provided, however, that if an inaccuracy in Parent's representations and warranties or a breach of a covenant by Parent is curable by Parent and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this
     Section 8.1(i) on account of such inaccuracy or breach until 20 days after delivery of written notice of the breach or inaccuracy to Parent by the Company, if the inaccuracy or breach has not at that time been cured;

          (j) by the Company if a Company Triggering Event shall have occurred and the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; or

          (k) by Parent if a Parent Triggering Event shall have occurred and the board of directors of Parent shall have approved, endorsed or recommended any Acquisition Proposal.

     8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and
Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of any representation, warranty or covenant contained in this Agreement occurring prior to the date of such termination.

     8.3 Expenses; Termination Fees.

          (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with (i) the filing, printing and mailing of the Form S-4 Registration Statement and the Joint Proxy Statement and any amendments or supplements thereto and (ii) the filing of the premerger notification and report forms relating to the Merger under the HSR Act.

          (b) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) and there shall not have been a Material Adverse Effect on Parent, then the Company shall pay to Parent, in cash (at the time specified in Section 8.3(c)), a nonrefundable fee in the amount of $1,000,000. If this Agreement is terminated by Parent pursuant to Section 8.1(f), then the Company shall pay to Parent, in cash (at the time specified in Section 8.3(c)), a nonrefundable fee in the amount of $5,000,000. If this Agreement is terminated by the Company pursuant to
     Section 8.1(j), then the Company shall pay to Parent, in cash, a nonrefundable fee in the amount of $5,000,000 (at the time specified in Section 8.3(c)), plus, in the event of the subsequent consummation of an Acquisition Proposal within 12 months after the date of termination, a nonrefundable fee in the amount set forth in Section 8.3(f) (at the time specified in Section 8.3(f)).

          (c) In the case of termination of this Agreement by the Company pursuant to Section 8.1(d) or 8.1(j), the fee referred to in Section 8.3(b) shall be paid by the Company prior to such termination, and in the case of termination of this Agreement by Parent pursuant to Section 8.1(d) or
     Section 8.1(f), the fee referred to in Section 8.3(b) shall be paid by the Company within three business days after such termination.

          (d) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(e) and there shall not have been a Material Adverse Effect on the Company, then Parent shall pay to the Company, in cash (at the time specified in Section 8.3(e)), a nonrefundable fee in the amount of $1,000,000. If this Agreement is terminated by the Company pursuant to
     Section 8.1(g), then Parent shall pay to the Company, in cash (at the time specified in Section 8.3(e)), a nonrefundable fee in the amount of $5,000,000. If this Agreement is terminated by the Parent pursuant to
     Section 8.1(k), then Parent shall pay to the Company, in cash, a nonrefundable fee in the amount of $5,000,000 (at the time specified in Section 8.3(e)), plus, in the event of the subsequent consummation of an Acquisition Proposal (within 12 months after the date of termination), a nonrefundable fee in the amount set forth in Section 8.3(f) (at the time specified in Section 8.3(f)).

          (e) In the case of termination of this Agreement by Parent pursuant to
     Section 8.1(e) or 8.1(k), the fee referred to in Section 8.3(d) shall be paid by Parent prior to such termination, and in the case of termination of this Agreement by the Company pursuant to Section 8.1(e) or Section 8.1(g), the fee referred to in Section 8.3(d) shall be paid by Parent within three business days after such termination.

          (f) The additional amount to be paid by the Company pursuant to the last clause of Section 8.3(b) shall be equal to five percent (5%) of the excess, if any, of the Value (as defined below) of the Acquisition Proposal that is consummated over $181,000,000. The additional amount to be paid by Parent pursuant to the last clause of Section 8.3(d) shall be equal to five percent (5%) of the excess, if any, of the Value of the Acquisition proposal that is consummated over $194,000,000. Any amounts payable pursuant to this Section 8.3(f) shall be paid one business day after the consummation of the acquisition. Value, for purposes of this Section 8.3(f), shall be equal to the aggregate consideration paid the shareholders of the Company or to the Company, or to the stockholders of Parent or to Parent, as the case may be, with publicly-traded securities valued at the closing price of such securities on the trading day prior to the consummation of the acquisition and with non-publicly-traded securities value in accordance with the valuation placed upon them by the Company's Board of Directors when it made its decision to recommend the Acquisition Proposal. For purposes of calculating the value of consideration paid to shareholders of the Company or stockholders of Parent, as the case may be, all exercisable in-the-money options, warrants and similar rights shall be deemed to have been exercised.

SECTION 9. MISCELLANEOUS PROVISIONS

     9.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after approval of this Agreement and the Merger by the shareholders of the Company; and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders) provided, however, that (i) after any such approval of this Agreement and the Merger by the Company's shareholders, no amendment shall be made which by law or NASD regulation requires further approval of the shareholders of the Company without the further approval of such shareholders, and (ii) after any such approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders, no amendment shall be made which by law or NASD regulation requires further approval of Parent's stockholders without the further approval of such Stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.2 Waiver.

          (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

     9.4 Entire Agreement; Counterparts; Applicable Law. This Agreement and the other agreements and schedules referred to herein and therein and the Non-Disclosure Agreement dated as of July 28, 1997 between Parent and the Company constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall be governed in all respects by the laws of the State of California as applied to contracts entered into and to be performed entirely within California provided, however that matters of corporate governance involving Parent shall be governed by the Delaware General Corporate Law.

     9.5 Jury Waiver. The parties hereto hereby agree to waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement or the transactions contemplated thereby in any action, proceeding or other litigation of any type brought by any party against any other party with respect to contracts, claims, tort claims or otherwise. The scope of this waiver is intended to be as broad as permitted by law, covering all disputes that may be filed in any court that relate to the subject matter of this Agreement, including tort claims, contract claims, claims under common law, statutory claims and any action, counterclaim or other proceeding which seeks in whole or in part to challenge the validity or enforceability of this Agreement or the transactions contemplated thereby. This waiver is irrevocable.

     9.6 Disclosure Schedule. The Company Disclosure Schedule and Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Sections 2 and 3, and the information disclosed in any numbered or lettered part shall, together with any other information in any other part or parts of the relevant Disclosure Schedule which a reasonable Person would relate to such numbered or lettered part, be deemed to relate to and to qualify the representation or warranty set forth in the corresponding numbered or lettered section and shall otherwise not be deemed to relate to or to qualify any other representation or warranty.

     9.7 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     9.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by any party without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights by a party without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.9 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

            IF TO PARENT:                  Arris Pharmaceutical Corporation
                                           180 Kimball Way
                                           South San Francisco, CA 94080
                                           Attention: Frederick Ruegsegger
            WITH A COPY TO:                Cooley Godward LLP
                                           Five Palo Alto Square
                                           3000 El Camino Real
                                           Palo Alto, CA 94306
                                           Attention: Michael R. Jacobson
            IF TO MERGER SUB:              Beagle Acquisition Sub, Inc.
                                           c/o Arris Pharmaceutical Corporation
                                           180 Kimball Way
                                           South San Francisco, CA 94080
                                           Attention: Frederick Ruegsegger
            IF TO THE COMPANY:             Sequana Therapeutics, Inc.
                                           11099 North Torrey Pines Road, Suite 160
                                           La Jolla, CA 92037
                                           Attention: Scott Salka
            WITH A COPY TO:                Wilson Sonsini Goodrich & Rosati P.C.
                                           650 Page Mill Road
                                           Palo Alto, CA 94306
                                           Attention: Michael J. O'Donnell

     9.10 Cooperation. The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

     9.11 Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                          ARRIS PHARMACEUTICAL CORPORATION

                                          By: /s/ JOHN P. WALKER
                                            ------------------------------------

                                          BEAGLE ACQUISITION SUB, INC.

                                          By: /s/ JOHN P. WALKER
                                            ------------------------------------

                                          SEQUANA THERAPEUTICS, INC.

                                          By: /s/ KEVIN J. KINSELLA
                                            ------------------------------------

                                    EXHIBITS

Exhibit A -- Certain definitions

Exhibit B -- Form of Articles of Incorporation of Surviving Corporation

Exhibit C -- Form of Affiliate Agreement

Exhibit D -- Form of legal opinion of Wilson, Sonsini, Goodrich & Rosati

Exhibit E -- Form of legal opinion of Cooley Godward LLP

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Acquired Corporation Contract. "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

     Acquired Corporation Proprietary Asset. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

     Acquisition Proposal. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) contemplating or otherwise relating to any Acquisition Transaction.

     Acquisition Transaction. "Acquisition Transaction" shall mean any transaction or series of related transactions involving:

          (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which Parent or any of the Acquired Corporations is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires Parent or the Company or more than 50% of Parent's business or the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of Parent or the Company, or (iii) in which any of the Company or Parent issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company or Parent, respectively;

          (b) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 50% of the assets of the Company or Parent; or

          (c) any liquidation or dissolution of the Company or Parent.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

     Best of Knowledge; Knowledge. Information shall be deemed to be known to the "best of knowledge" or to the "knowledge" of a party if that information was actually known or reasonably should have been known by an executive officer of such party.

     Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     Company Common Stock. "Company Common Stock" shall mean the Common Stock, $.001 par value, of the Company.

     Company Disclosure Schedule. "Company Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 and that has been delivered by the Company to Parent on the date of this Agreement and signed by the President of the Company.

     Company Triggering Event. A "Company Triggering Event" shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous (among all directors present) recommendation in favor of, the Merger or approval of this Agreement;
(ii) the Company shall have failed to include in the Joint Proxy Statement the unanimous (among all directors present) recommendation of the board of directors of the Company in favor of approval of this Agreement and the Merger; (iii) the board of directors of the Company fails to unanimously reaffirm its recommendation in favor of approval of this Agreement and the Merger within five business days after the Parent requests in writing that such recommendation be reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (vi) the Company shall have failed to hold the Company Shareholders' Meeting as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act; (vii) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (viii) an Acquisition Proposal is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Form S-4 Registration Statement. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

     Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Joint Proxy Statement. "Joint Proxy Statement" shall mean the joint proxy statement/prospectus to be sent to the Company's shareholders in connection with the Company Shareholder's Meeting and to Parent's stockholders in connection with the Parent Stockholders' Meeting.

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Material Adverse Effect. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on (i) the business, financial condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole, (ii) the ability of the company to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform obligations under this Agreement, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on (i) the business, financial condition, assets, liabilities, operations or financial performance of the Parent Corporations taken as a whole, (ii) the ability of Parent to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform its obligations under this Agreement, or (iii) the ability of the Company's shareholders to vote, receive dividends with respect to, or otherwise exercise ownership rights with respect to the stock of Parent received by them.

     Parent Common Stock. "Parent Common Stock" shall mean the Common Stock, $0.001 par value per share, of Parent.

     Parent Corporation Proprietary Asset. "Parent Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Parent Corporations or otherwise used by any of the Parent Corporations.

     Parent Triggering Event. A "Parent Triggering Event" shall be deemed to have occurred if: (i) the board of directors of the Parent shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the Company its unanimous (among all directors present) recommendation in favor of, the Merger or approval of this Agreement;
(ii) Parent shall have failed to include in the Joint Proxy Statement the unanimous (among all directors present) recommendation of the board of directors of Parent in favor of approval of this Agreement and the Merger; (iii) the board of directors of Parent fails to unanimously reaffirm its recommendation in favor of approval of this Agreement and the Merger within five business days after the Company requests in writing that such recommendation be reaffirmed; (iv) the board of directors of Parent shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Parent shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal;
(vi) the Parent shall have failed to hold the Parent Shareholders' Meeting as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act; (vii) a tender or exchange offer relating to securities of the Parent shall have been commenced and the Parent shall not have sent to its security holders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that the Parent recommends rejection of such tender or exchange offer; or (viii) an Acquisition Proposal is publicly announced, and the Parent (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal.

     Pension Plan. "Pension Plan" shall mean any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA).

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     Sec. "SEC" shall mean the United States Securities and Exchange Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Subsidiary. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body.

     Superior Offer. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase more than 50% of outstanding Company Common Stock or Parent Common Stock, as the case may be, on terms that the board of directors of the Company or Parent, as the case may be, determines in its reasonable judgment, after consultation with its financial advisor, to be more favorable to the Company's shareholders or Parent's stockholders, as the case may be, than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     Welfare Plan. "Welfare Plan" shall mean an employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA).

                                   EXHIBIT B

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                           SEQUANA THERAPEUTICS, INC.

                                       I.

     The name of this corporation is SEQUANA THERAPEUTICS, INC.

                                      II.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

     The corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is Ten Million (10,000,000) shares, each having a par value of one-tenth of one cent ($.001).

                                      IV.

     (a) The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (b) This corporation is authorized to provide indemnification of agents as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

     (c) Any repeal or modification of this Article shall only be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                       V.

     The name and address in the State of California of this corporation's initial agent for service of process is:

           Daniel Petree
           180 Kimball Way
           South San Francisco, California 94080

     These Amended and Restated Articles of Incorporation have been signed on
this day of             , 199  .

                                   EXHIBIT C

                              AFFILIATE AGREEMENT

     THIS AFFILIATE AGREEMENT is being executed and delivered as of , 1997 by ("Shareholder") in favor of and for the benefit of Parent, Inc., a
Delaware corporation ("Parent").

                                    RECITALS

     A. Shareholder is a shareholder and is an officer and director of Beagle, Inc., a California corporation (the "Company").

     B. Parent, the Company, and Beagle Acquisition Sub, Inc., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered
into an Agreement and Plan of Merger and Reorganization dated as of October   ,
1997 (the "Reorganization Agreement"), providing for the merger of Merger Sub into the Company (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, (i) holders of shares of the capital stock of the Company will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of capital stock of the Company and (ii) the Company will become a wholly owned subsidiary of Parent. It is accordingly contemplated that Shareholder will receive shares of Parent Common Stock in the Merger.

     C. Shareholder understands that the Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4, and that Shareholder may be deemed an "affiliate" of Parent as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the General Rules and Regulations of the Securities and Exchange Commission ("Rule 145") under the Securities Act of 1933, as amended (the "Act"), and, as such, Shareholder may only transfer, sell or dispose of such Parent Common Stock in accordance with this Affiliate Agreement and Rule 145.

                                   AGREEMENT

     1. Representations and Warranties. Shareholder represents and warrants to Parent as follows:

          a. Shareholder is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number and class of shares of capital stock of the Company set forth beneath Shareholder's signature on the signature page hereof (the "Company Shares"), and Shareholder has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

          b. Shareholder has carefully read this Affiliate Agreement, and to the extent Shareholder felt necessary, has discussed with counsel the limitations imposed on Shareholder's ability to sell, transfer or otherwise dispose the shares of Parent Common Stock that Shareholder is to receive in the Merger (the "Parent Shares"). Shareholder fully understands the limitations this Affiliate Agreement places upon Shareholder's ability to sell, transfer or otherwise dispose of the Parent Shares.

          c. Shareholder understands that the representations, warranties and covenants set forth in this Affiliate Agreement will be relied upon by Parent and its counsel for purposes of determining whether Parent should proceed with the Merger and for various other purposes.

     2. Prohibitions Against Transfer. Shareholder agrees that Shareholder shall not effect any sale, transfer or other disposition of any Parent Shares unless:

          a. such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Act;

          b. such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Act, as evidenced by a broker's letter and a representation letter executed by Shareholder (satisfactory in form and content to Parent) stating that such requirements have been met;

          c. counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

          d. an authorized representative of the SEC shall have rendered written advice to Shareholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

     3. Stop Transfer Instructions; Legend.

     Shareholder acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and
(b) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE AND
        IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF             ,
        1997, BETWEEN THE REGISTERED HOLDER HEREOF AND PARENT, INC., A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF PARENT, INC."

     4. Independence of Obligations. The covenants and obligations of Shareholder set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Shareholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Shareholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Shareholder.

     5. Specific Performance. Shareholder agrees that in the event of any breach or threatened breach by Shareholder of any covenant, obligation or other provision contained in this Affiliate Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach.

     6. Indemnification. Without in any way limiting any of the rights or remedies otherwise available to Parent, Shareholder shall hold harmless and indemnify Parent from and against, and shall compensate and reimburse Parent for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense of any nature (whether or not relating to a third party claim) which is directly or indirectly suffered or incurred at any time by Parent or any of Parent's affiliates or to which Parent or any of Parent's affiliates otherwise becomes subject and that arises from any inaccuracy in or breach of any representation, warranty, covenant or obligation of Shareholder contained in this Affiliate Agreement.

     7. Other Agreements. Nothing in this Affiliate Agreement shall limit any of the rights or remedies of Parent under the Reorganization Agreement, the Voting
Agreement dated as of October   , 1997 between Shareholder and Parent or any
Continuity of Interest Certificate executed by Shareholder in favor of Parent; and nothing in the Reorganization Agreement, said Voting Agreement or any such Continuity of Interest Certificate shall limit any of the rights or remedies of Parent under this Affiliate Agreement.

     8. Notices. Any notice or other communication required or permitted to be delivered to Shareholder or Parent under this Affiliate Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

           IF TO PARENT:

           IF TO SHAREHOLDER:

     9. Severability. If any provision of this Affiliate Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Affiliate Agreement. Each provision of this Affiliate Agreement is separable from every other provision of this Affiliate Agreement, and each part of each provision of this Affiliate Agreement is separable from every other part of such provision.

     10. Governing Law. This Affiliate Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

     11. Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Affiliate Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Affiliate Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Affiliate Agreement, or any power, right, privilege or remedy under this Affiliate Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     12. Captions. The captions contained in this Affiliate Agreement are for convenience of reference only, shall not be deemed to be a part of this Affiliate Agreement and shall not be referred to in connection with the construction or interpretation of this Affiliate Agreement.

     13. Further Assurances. Shareholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Affiliate Agreement.

     14. Entire Agreement. This Affiliate Agreement, the Reorganization Agreement, the Voting Agreement referred to in Section 7 of this Affiliate Agreement and any Continuity of Interest Certificate referred to in Section 7 of this Affiliate Agreement set forth the entire understanding of Parent and Shareholder relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and Shareholder relating to the subject matter hereof and thereof.

     15. Non-Exclusivity. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

     16. Amendments. This Affiliate Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Shareholder.

     17. Assignment. This Affiliate Agreement and all obligations of Shareholder hereunder are personal to Shareholder and may not be transferred or delegated by Shareholder at any time. Parent may freely assign any or all of its rights under this Affiliate Agreement (including its indemnification rights under Section 6), in whole or in part, to any other person or entity without obtaining the consent or approval of Shareholder.

     18. Binding Nature. Subject to Section 17, this Affiliate Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon Shareholder and Shareholder's representatives, executors, administrators, estate, heirs, successors and assigns.

     19. Attorneys' Fees and Expenses. If any legal action or other legal proceeding relating to the enforcement of any provision of this Affiliate Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     20. Survival. Each of the representations, warranties, covenants and obligations contained in this Affiliate Agreement shall survive the consummation of the Merger.

     Shareholder has executed this Affiliate Agreement on             , 1997.

                                          Signature:
                                          --------------------------------------

                                          Number of shares of capital stock of
                                          the Company beneficially owned:

                          ------------------------------------------------------
                                          shares of common stock

                                   EXHIBIT D

          FORM OF LEGAL OPINION OF WILSON, SONSINI, GOODRICH & ROSATI

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     2. All corporate action, including approval by the Company's Board of Directors and Shareholders, required to be taken on the part of the Company to authorize the Company to execute, deliver and perform its obligations under the Reorganization Agreement and to consummate the Merger has been duly and validly taken.

     3. The Reorganization Agreement has been duly authorized, executed and delivered by the Company and is the valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. [Opinion will not extend to Section 8.3.]

     4. The execution and delivery of the Reorganization Agreement by the Company, and the consummation by the Company of the transactions contemplated thereby and compliance by the Company with the provisions thereof, do not violate any provisions of the Company's Amended and Restated Articles of Incorporation[, as amended,] or the Company's Bylaws, as amended and do not violate or contravene any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, which default or violation or contravention would have a Material Adverse Effect on the Company.

     5. No government consent, approval, authorization, registration, declaration or filing is required for the execution and delivery of the Reorganization Agreement on behalf of the Company or for the performance by the Company of the Merger, except for (a) the filing of the agreement of merger with the Secretary of State of the State of California as contemplated by Section 1.3 of the Reorganization Agreement and as required by the California General Corporation Law and (b) such government consents, approvals, authorizations, registrations, declarations and filings as have been obtained or made, unless the failure to obtain or make the same would (A) not have a Material Adverse Effect on the Company and (B) not adversely affect the ability of the Company to consummate the transactions contemplated by the Reorganization Agreement to take place at the Closing.

     6. To the best of our knowledge, except as set forth in the Company's SEC Filings, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that calls into question the validity or performance of the Merger or that, if determined adversely to it, may reasonably be expected to have a Material Adverse Effect on the Company.

     [The opinion may be limited by customary qualifications and limitations.]

                                   EXHIBIT E

                  FORM OF LEGAL OPINION OF COOLEY GODWARD LLP

     1. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     3. All corporate action, including approval by Parent's Board of Directors and Stockholders, required to be taken on the part of Parent to authorize Parent to execute, deliver and perform its obligations under the Reorganization Agreement and to consummate the Merger has been duly and validly taken. All corporate action, including approval by Merger Sub's Board of Directors and sole shareholder, required to be taken on the part of Merger Sub to authorize Merger Sub to execute, deliver and perform its obligations under the Reorganization Agreement and to consummate the Merger has been duly and validly taken.

     4. The Reorganization Agreement has been duly authorized, executed and delivered by Parent and by Merger Sub and are the valid and binding obligations of Parent and Merger Sub enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. [Opinion will not extend to Section 8.3.]

     5. The execution and delivery of the Reorganization Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated thereby and compliance by Parent and Merger Sub with the provisions thereof, do not violate any provisions of Parent's Amended and Restated Certificate of Incorporation, as amended, Merger Sub's Articles of Incorporation or Parent's or Merger Sub's Bylaws, and do not violate or contravene any order, writ, judgment, injunction, decree, determination or award which has been entered against Parent and of which we are aware, which default or violation or contravention would have a Material Adverse Effect on Parent.

     6. No government consent, approval, authorization, registration, declaration or filing is required for the execution and delivery of the Reorganization Agreement on behalf of Parent or Merger Sub or for the performance by Parent or Merger Sub of the Merger, except for (a) the filing of the agreement of merger with the Secretary of State of the State of California as contemplated by Section 1.3 of the Reorganization Agreement and as required by the California General Corporation Law and (b) such government consents, approvals, authorizations, registrations, declarations and filings as have been obtained or made, unless the failure to obtain or make the same would (A) not have a Material Adverse Effect on Parent and (B) not adversely affect the ability of Parent or Merger Sub to consummate the transactions contemplated by the Reorganization Agreement to take place at the Closing.

     7. To the best of our knowledge, except as set forth in the Parent SEC Filings, there is no action, proceeding or investigation pending or overtly threatened against Parent or Merger Sub before any court or administrative agency that calls into question the validity or performance of the Merger or that, if determined adversely to it, may reasonably be expected to have a Material Adverse Effect on Parent.

     [The opinion may be limited by customary qualifications and limitations.]

                                                                      APPENDIX B

                                    FORM OF
                            CERTIFICATE OF AMENDMENT
                                     OF THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        ARRIS PHARMACEUTICAL CORPORATION
           UNDER SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW

     The undersigned, being the President and Secretary of Arris Pharmaceutical Corporation (the "Corporation"), do hereby certify and set forth:

          1. The name of the corporation is Arris Pharmaceutical Corporation.

          2. The Certificate of Incorporation of Arris Pharmaceutical Corporation was filed with the Secretary of State of the State of Delaware on April 19, 1989, and was amended and restated in its entirety on December 17, 1993.

          3. The title of the Amended and Restated Certificate of Incorporation of Arris Pharmaceutical Corporation (the "Amended Certificate"), which sets forth the Company's name, is hereby amended to change the name of the Company to AxyS Pharmaceuticals, Inc.

     The preamble of the Amended Certificate is amended to replace the name "Arris Pharmaceutical Corporation" with "AxyS Pharmaceuticals, Inc."

        The first paragraph of the Amended Certificate is amended to read as follows:

        The name of the Corporation is "AxyS Pharmaceuticals, Inc." (hereinafter referred to as the "Corporation").

          4. The fourth paragraph of the Amended Certificate, which sets forth the aggregate number of shares which the Corporation shall have authority to issue is hereby amended to change the total number of shares of capital stock authorized from 40,000,000 shares to 60,000,000 shares and to change the number of shares of Common Stock authorized from 30,000,000 shares, par value $0.001, to 50,000,000 shares of common stock, par value $0.001. The Corporation shall continue to have the authority to issue 10,000,000 shares of Preferred Stock, par value $0.001 per share.

          5. This Certificate of Amendment was authorized by the unanimous written consent of the Board of Directors followed by the affirmative vote of the holders of a majority of all shares of capital stock of the Company entitled to vote thereon at a meeting of the stockholders of the
     Corporation duly called and held on the      day of             , 1998, a
     quorum being present.

     IN WITNESS WHEREOF this Certificate of Amendment has been subscribed this
     day of             , 1998, by the undersigned who affirm that the
statements made herein are true under penalties of perjury.

                                          --------------------------------------
                                          President

                                          --------------------------------------
                                          Secretary

                                                                    APPENDIX C-1
MORGAN STANLEY

                                            MORGAN STANLEY & CO
                                            INCORPORATED
                                            555 CALIFORNIA STREET
                                            SAN FRANCISCO, CALIFORNIA 94104
                                            (415) 576-2000

                                                                October 31, 1997

Board of Directors
Arris Pharmaceutical Corporation
180 Kimball Way
San Francisco, California 94080

Members of the Board:

We understand that Sequana Therapeutics, Inc. ("Sequana"), Arris Pharmaceutical Corporation ("Arris") and Beagle Acquisition Sub, Inc. a wholly owned subsidiary of Arris ("Acquisition Sub") propose to enter into an Agreement and Plan of Merger and Reorganization, substantially in the form of the draft dated October 31, 1997 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into Sequana. Pursuant to the Merger, Sequana will become a wholly owned subsidiary of Arris and each issued and outstanding share of common stock, par value $0.001 per share, of Sequana (the "Sequana Common Stock"), other than shares held in treasury or held by Arris or any affiliate of Arris or as to which dissenters' rights have been perfected, will be converted into the right to receive 1.35 (the "Exchange Ratio") shares of common stock, par value $0.001 per share, of Arris (the "Arris Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Arris.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of Arris and Sequana;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning Arris and Sequana prepared by the managements of Arris and Sequana;

          (iii) reviewed certain financial projections prepared by the management of Arris and Sequana;

          (iv) discussed the past and current operations and financial condition and the prospects of Arris, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Arris;

          (v) discussed the past and current operations and financial condition and the prospects of Sequana, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Sequana;

          (vi) reviewed the pro forma impact of the Merger on Arris' consolidated capitalization;

          (vii) reviewed the reported prices and trading activity for the Arris Common Stock and the Sequana Common Stock;

          (viii) compared the financial performance of Arris and Sequana and the prices and trading activity of the Arris Common Stock and the Sequana Common Stock with that of certain publicly-traded companies and their securities;

          (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          (x) reviewed and discussed with the senior managements of Arris and Sequana the strategic rationale for the Merger and certain alternatives to the Merger;

          (xi) participated in discussions and negotiations among representatives of Arris and Sequana and their financial and legal advisors;

          (xii)  reviewed the Merger Agreement and certain related agreements;
                 and

          (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the internal financial projections and other financial and operating data and discussions relating to the strategic, financial and operational benefits anticipated from the Merger provided by Arris and Sequana, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of Arris and Sequana, respectively. We have relied upon the assessment by the managements of Arris and Sequana of their ability to retain key employees of both Arris and Sequana. We have also relied upon, without independent verification, the assessment by the managements of Arris and Sequana of Arris' and Sequana's technologies and potential future products, the timing and risks associated with the integration of Arris with Sequana, and the validity of, and risks associated with, Arris' and Sequana's existing and future products and technologies. We have not made any independent valuation or appraisal of the assets, liabilities or technology of Arris or Sequana, respectively, nor have we been furnished with any such appraisals. We have assumed that the Merger will be accounted for as a "purchase" business combination in accordance with U.S. Generally Accepted Accounting Principles, will be treated as a tax-free reorganization and/or exchange pursuant to the Internal Revenue Code of 1986, as amended, and will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of Arris in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Arris and have received fees for the rendering of these services.

It is understood that this letter is for the information of the Board of Directors of Arris and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Arris or Sequana with the Securities and Exchange Commission with respect to the transactions contemplated by the Merger Agreement. In addition, this opinion does not in any manner address the prices at which the Arris Common Stock will actually trade at any time and we express no recommendation or opinion as to how the holders of Arris Common Stock should vote at the shareholders' meeting held in connection with the Merger.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Arris.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:   /s/ CATHERINE J. FRIEDMAN

                                            ------------------------------------
                                            Catherine J. Friedman
                                            Principal

                                                                    APPENDIX C-2
                                LEHMAN BROTHERS

                                                                November 2, 1997

Board of Directors
Sequana Therapeutics Inc.
11099 North Torrey Pines Rd., Suite 160
La Jolla, CA 92037

Members of the Board:

     We understand that Sequana Therapeutics Inc. (the "Company") and Arris Pharmaceutical Corp. ("Arris") have entered into an Agreement and Plan of Merger and Reorganization dated November 2, 1997 (the "Agreement") which provides, among other things, for the merger of the Company with a wholly owned subsidiary of Arris. Pursuant to the Agreement, each issued and outstanding share of Common Stock of the Company shall be converted into the right to receive 1.35 shares of Arris Common Stock (the "Exchange Ratio") (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement.

     We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the Exchange Ratio to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company and Arris which we believe to be relevant to our analysis, including the Company's and Arris' Forms 10-K and 10-Q for the year ended December 31, 1996 and the quarter ended June 30, 1997; (3) financial and operating information with respect to the business, operations, technology and prospects of the Company and Arris furnished to us by the Company and Arris;
(4) a trading history of the common stock of the Company from the date of the Company's initial public offering to the present and of Arris from October 1996 to the present and comparisons of those trading histories with those of other companies which we deemed relevant; (5) comparisons of the historical financial results and present financial condition of the Company and Arris with those of other companies which we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions which we deemed relevant; and (7) the results of our efforts to solicit indications of interest and proposals from third parties with respect to an acquisition of the Company. In addition, we have had discussions with management of the Company and Arris concerning their businesses, operations, assets, technology, financial condition and prospects and the potential strategic benefits that may result from a combination of the businesses of the Company and Arris, and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company and Arris that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company and Arris, upon advice of the Company and Arris we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company and Arris as to the future financial performance of the Company and Arris, and we have relied upon such projections in performing our analysis. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the

Company and have not made nor obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the Company's stockholders in the Proposed Transaction is fair to such stockholders.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities which arise out of the rendering of this opinion. We have also performed various investment banking services for the Company in the past, including acting as underwriter of the Company's initial public offering and follow-on offering in 1995 and 1996, respectively, and received customary fees for such services. In the ordinary course of our business, we actively trade in the securities of the Company and Arris for our own account and the account of our customers, and accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                          Very truly yours,

                                          LEHMAN BROTHERS

                                          By:     /s/ FREDRICK A. LEIGH
                                            ------------------------------------
                                                     Fredrick A. Leigh
                                                       Vice Chairman

                                                                      APPENDIX D

                       CALIFORNIA GENERAL CORPORATION LAW

CHAPTER 13 DISSENTERS' RIGHTS

  SEC. 1300. CORPORATE PURCHASE OF DISSENTING SHARES.

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for enforcement, in accordance with Section 1302.

          (c) As used in this chapter, "dissenting shareholder" means the record holder of dissenting shares and includes a transferee of record.

  SEC. 1301. NOTICE TO DISSENTING SHAREHOLDERS; DEMAND FOR PURCHASE OF SHARES.

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

  SEC. 1302. SHAREHOLDER CERTIFICATES OR NOTICE; TIME LIMIT FOR SUBMISSION.

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

  SEC. 1303. AGREED PRICE; INTEREST; FILING OF AGREEMENTS; TIME FOR PAYMENT.

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

  SEC. 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING OR TO DETERMINE
             FAIR MARKET VALUE.

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

  SEC. 1305. APPRAISER'S REPORT.

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

  SEC. 1306. HOLDERS OF DISSENTING SHARES AS CREDITORS.

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

  SEC. 1307. DIVIDENDS ON DISSENTING SHARES AFTER APPROVAL DATE.

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

  SEC. 1308. RIGHTS IN DISSENTING SHARES PRIOR TO DETERMINATION OF FAIR MARKET VALUE.

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

  SEC. 1309. TERMINATION OF DISSENTING SHAREHOLDER STATUS.

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

  SEC. 1310. LITIGATION; SUSPENSION OF PROCEEDINGS.

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

 SEC. 1311. SHARES SPECIFYING AMOUNT IN EVENT OF MERGER OR REORGANIZATION.

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

  SEC. 1312. ATTACK ON VALIDITY OF MERGER OR REORGANIZATION.

     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                      APPENDIX E

                        ARRIS PHARMACEUTICAL CORPORATION

                           1997 EQUITY INCENTIVE PLAN

                           ADOPTED NOVEMBER 10, 1997
                  APPROVED BY STOCKHOLDERS             , 1997

 1. PURPOSES.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to purchase restricted stock, all as defined below.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2. DEFINITIONS.

     (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code, or such other parent corporation or subsidiary corporation designated by the Board.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means a committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e) "Company" means Arris Pharmaceutical Corporation, a Delaware corporation.

     (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (g) "Continuous Service" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

     (h) "Director" means a member of the Board.

     (i) "Disability" means total and permanent disability as defined in Section 22(e) of the Code.

     (j) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (l) "Fair Market Value" means, as of any date, the value of the Common Stock of the Company determined as follows:

          (1) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or The Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the last market trading day prior to determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

          (2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (n) "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation SK, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (q) "Option" means a stock option granted pursuant to the Plan.

     (r) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (s) "Optionee" means a person to whom an Option is granted pursuant to the Plan.

     (t) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (u) "Plan" means this 1997 Equity Incentive Plan.

     (v) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (w) "Stock Award" means any right granted under the Plan, including any Option, any stock bonus, and any right to purchase restricted stock.

     (x) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3. ADMINISTRATION.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

          (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (3) To amend the Plan or a Stock Award as provided in Section 12.

          (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c) The Board may delegate administration of the Plan to a committee or committees ("Committee") of two (2) or more members of the Board. In the discretion of the Board, a Committee may consist solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3, or solely of two (2) or more Outside Directors, in accordance with Code Section 162(m). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4. SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate two million five hundred thousand (2,500,000) shares of Common Stock. In the event a Stock Award shall for any reason expire or otherwise terminate after the date of grant, in whole or in part, without having been exercised in full (or vested in the case of restricted stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

 5. ELIGIBILITY.

     (a) Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

     (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) Subject to the provisions of Section 11 relating to adjustments upon changes in stock, no person shall be eligible to be granted Stock Awards covering more than five hundred thousand (500,000) shares of Common Stock in any calendar year.

 6. OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b) Price. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date of grant. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or Committee, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) Termination of Continuous Service. In the event an Optionee's Continuous Service terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option within such period of time designated by the Board, which shall in no event be later than the expiration of the term of the Option as set forth in the Option Agreement (the "Post-Termination Exercise Period") and only to the extent that the Optionee was entitled to exercise the Option on the date Optionee's Continuous Service terminates. In the case of an Incentive Stock Option, the Board shall determine the Post-Termination Exercise Period at the time the Option is granted, and the term of such PostTermination Exercise Period shall in no event exceed ninety
(90) days from the date of termination. In addition, the Board may at any time, with the consent of the Optionee, extend the Post-Termination Exercise Period and provide for continued vesting; provided however, that any extension of such period by the Board in excess of ninety (90) days from the date of termination shall cause an Incentive Stock Option so extended to become a Nonstatutory Stock Option, effective as of the date of Board action. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement or as otherwise determined above, the Option shall terminate, and the shares covered by such Option shall revert to the Plan. Notwithstanding the foregoing, the Board shall have the power to permit an Option to continue to vest during the Post-Termination Exercise Period.

     An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of ninety
(90) days after the termination of the Optionee's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

     (g) Disability of Optionee. In the event an Optionee's Continuous Service terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) Death of Optionee. In the event of the death of an Optionee during, or within a ninety (90)-day period after the termination of, the Optionee's Continuous Service, the Option may be exercised to the extent vested by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

 7. TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

     Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

     (a) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement but in no event shall the purchase price be less than one hundred percent (100%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

     (b) Transferability. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, so long as stock awarded under such agreement remains subject to the terms of any restrictive covenant (such as a repurchase option or reacquisition option) in favor of the Company.

     (c) Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase;
(ii) at the discretion of the Board or Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold, except that the stock's "par value" (as defined by the Delaware General Corporation
Law) shall not be paid by deferred payment; or (iii) in any other form of legal consideration that may be acceptable to the Board or Committee in its discretion. Notwithstanding the foregoing, the Board or Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

     (d) Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or Committee.

     (e) Termination of Continuous Service. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

 8. COVENANTS OF THE COMPANY.

     (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

 9. USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

10. MISCELLANEOUS.

     (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Neither an Employee, Director nor a Consultant nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

     (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate, or to continue serving as a Consultant and Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate or service as a Director pursuant to the Company's By-Laws.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under this Plan and all other plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or
(3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

11. ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the maximum number of shares subject to award to any person during any calendar year, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then to the extent permitted by applicable law: (i) any surviving corporation (or an Affiliate thereof) shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation (or an Affiliate) refuses to assume or continue such Stock Awards, or to substitute similar Stock Awards for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event.

12. AMENDMENT OF THE PLAN AND STOCK AWARDS.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

     (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

13. TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

14. EFFECTIVE DATE OF PLAN.

     This Plan shall become effective on the date of adoption by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.